                                                                    Exhibit 4.12

--------------------------------------------------------------------------------


                             PARTICIPATION AGREEMENT

                                      (T1)

                           Dated as of August 17, 2000

                                      among

                             MIDWEST GENERATION, LLC

                                POWERTON TRUST I,

                            WILMINGTON TRUST COMPANY,
                     not in its individual capacity, except
                    as expressly provided herein, but solely
                                as Owner Trustee,

                           POWERTON GENERATION I, LLC,

                             EDISON MISSION ENERGY,

                     UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity, except as expressly provided herein, but solely as Lease Indenture Trustee,

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustees,


                                POWERTON STATION

                 FOSSIL COAL-FIRED ELECTRIC GENERATING FACILITY

--------------------------------------------------------------------------------


                                TABLE OF CONTENTS
                                                                                                 Page
                                                                                                 ----

SECTION I             DEFINITIONS; INTERPRETATION OF THIS
                      PARTICIPATION AGREEMENT.......................................................3

SECTION II            PARTICIPATION; CLOSING DATE; TRANSACTION
                      COSTS.........................................................................3
Section 2.1           Agreements to Participate.....................................................3
Section 2.2           Closing Date; Procedure for Participation.....................................5
Section 2.3           Transaction Costs.............................................................7

SECTION III           REPRESENTATIONS AND WARRANTIES................................................7
Section 3.1           Representations and Warranties of Midwest.....................................7
Section 3.2           Representations and Warranties of EME........................................14
Section 3.3           Representations and Warranties of the Owner Lessor...........................18
Section 3.4           Representations and Warranties of the Owner Trustee and
                      the Trust Company............................................................20
Section 3.5           Representations and Warranties of the Owner Participant......................22
Section 3.6           Representations and Warranties of Lease Indenture Trustee
                      and the Lease Indenture Company..............................................24
Section 3.7           Representations and Warranties of Pass Through Trustees
                      and the Pass Through Company.................................................26

SECTION IV            CLOSING CONDITIONS...........................................................28
Section 4.1           Operative Documents..........................................................28
Section 4.2           Certificates and the Lessor Notes............................................29
Section 4.3           Purchase Agreement...........................................................29
Section 4.4           Other Documents..............................................................29
Section 4.5           Representations and Warranties...............................................29
Section 4.6           Defaults, Events of Default, Events of Loss..................................29
Section 4.7           Consents.....................................................................29
Section 4.8           Governmental Actions.........................................................30
Section 4.9           Insurance....................................................................30
Section 4.10          Engineering Report...........................................................30
Section 4.11          Appraisal; Condition of the Facility.........................................30
Section 4.12          Opinion with Respect to Certain Tax Aspects..................................30





                                                                                                 Page
                                                                                                 ----

Section 4.13          Opinions of Counsel..........................................................31
Section 4.14          Recordings and Filings.......................................................31
Section 4.15          Taxes........................................................................31
Section 4.16          No Changes in Requirements of Law............................................31
Section 4.17          Registered Agent for Midwest and EME.........................................32
Section 4.18          FAS 13.......................................................................32
Section 4.19          Rent Adjustments.............................................................32
Section 4.20          Parent Guaranty..............................................................32
Section 4.21          Title Insurance..............................................................32
Section 4.22          EME Guarantees...............................................................32
Section 4.23          Non-consolidation Opinion....................................................32
Section 4.24          Rating of Certificates.......................................................32
Section 4.25          EME Note.....................................................................33
Section 4.26          No Material Adverse Change...................................................33
Section 4.27          Subordination Agreement and Reimbursement Agreement..........................33
Section 4.28          Survey.......................................................................33

SECTION V             AFFIRMATIVE COVENANTS OF MIDWEST.............................................33
Section 5.1           Delivery of Certain Information..............................................33
Section 5.2           Financial Information........................................................34
Section 5.3           Information Concerning the Facility..........................................36
Section 5.4           Maintenance of Existence; Conduct of Business................................36
Section 5.5           Compliance with Requirements of Law and Contractual
                        Obligations................................................................36
Section 5.6           Environmental Covenant with Respect to the Facility and
                      the Facility Site............................................................36
Section 5.7           Further Assurances...........................................................37
Section 5.8           Access.......................................................................37

SECTION VI            NEGATIVE COVENANTS OF MIDWEST................................................38
Section 6.1           Merger and Consolidation.....................................................38
Section 6.2           Changes in Legal Form or Business............................................39

SECTION VII           AFFIRMATIVE COVENANTS OF EME.................................................39
Section 7.1           Financial Information, Reports, Notices......................................39




                                                                                                 Page
                                                                                                 ----

Section 7.2           Maintenance of Corporate Existence...........................................41
Section 7.3           Further Assurances...........................................................41
Section 7.4           Taxes........................................................................41

SECTION VIII          NEGATIVE COVENANTS OF EME....................................................41
Section 8.1           Liens........................................................................41
Section 8.2           Consolidation, Merger; Asset Disposition.....................................42
Section 8.3           Amendment, Waiver or Assignment of Certain Documents.........................43

SECTION IX            COVENANTS OF THE TRUST COMPANY, THE
                      OWNER TRUSTEE AND THE OWNER LESSOR...........................................43
Section 9.1           Compliance with the Trust Agreement..........................................43
Section 9.2           Owner Lessor's Liens.........................................................43
Section 9.3           Amendments to Operative Documents............................................44
Section 9.4           Transfer of the Owner Lessor's Interest......................................44
Section 9.5           Owner Lessor; Trust Estate...................................................44
Section 9.6           Limitation on Indebtedness and Actions.......................................44
Section 9.7           Change of Location...........................................................44
Section 9.8           Bankruptcy of Trust..........................................................45
Section 9.9           ComEd Consent................................................................45

SECTION X             COVENANTS OF THE OWNER PARTICIPANT...........................................45
Section 10.1          Restrictions on Transfer of Beneficial Interest..............................45
Section 10.2          Owner Participant's Liens....................................................48
Section 10.3          Amendments or Revocation of Trust Agreement..................................48
Section 10.4          Prohibition on Fundamental Changes...........................................48
Section 10.5          Bankruptcy Filings...........................................................48
Section 10.6          Instructions.................................................................48
Section 10.7          Appointment of Successor Owner Trustee.......................................48
Section 10.8          Cooperation..................................................................49

SECTION XI            COVENANTS OF THE LEASE INDENTURE
                      TRUSTEE......................................................................49
Section 11.1          The Indenture Trustee's Liens................................................49





                                                                                                 Page
                                                                                                 ----

SECTION XII           EME'S INDEMNIFICATIONS.......................................................49
Section 12.1          General Indemnity............................................................49
Section 12.2          General Tax Indemnity........................................................56

SECTION XIII          MIDWEST'S RIGHT OF QUIET ENJOYMENT...........................................67

SECTION XIV           SUPPLEMENTAL FINANCING OF IMPROVEMENTS;
                      OPTIONAL REFINANCINGS........................................................67
Section 14.1          Financing Improvements.......................................................67
Section 14.2          Optional Refinancing of Lessor Notes.........................................70
Section 14.3          Cooperation..................................................................73

SECTION XV            PRE-CLOSING ADJUSTMENTS TO BASIC LEASE
                      RENT AND TERMINATION VALUE...................................................73

SECTION XVI           RIGHT OF FIRST REFUSAL; RIGHT OF FIRST
                      OFFER........................................................................74
Section 16.1          Right of First Offer.........................................................74
Section 16.2          Right of First Refusal.......................................................75

SECTION XVII          SPECIAL LESSEE TRANSFER......................................................76

SECTION XVIII         MISCELLANEOUS................................................................77
Section 18.1          Consents.....................................................................77
Section 18.2          Successor Owner Lessor.......................................................77
Section 18.3          Bankruptcy of Trust Estate...................................................77
Section 18.4          Amendments and Waivers.......................................................78
Section 18.5          Notices......................................................................78
Section 18.6          Survival.....................................................................80
Section 18.7          Successors and Assigns.......................................................80
Section 18.8          Governing Law................................................................80
Section 18.9          Severability.................................................................80
Section 18.10         Counterparts.................................................................80
Section 18.11         Headings and Table of Contents...............................................81
Section 18.12         Limitation of Liability......................................................81





                                                                                                 Page
                                                                                                 ----

Section 18.13         Consent to Jurisdiction; Waiver of Trial by Jury, Process
                      Agent........................................................................82
Section 18.14         Further Assurances...........................................................83
Section 18.15         Effectiveness................................................................83
Section 18.16         Measuring Life...............................................................83
Section 18.17         No Partnership, Etc..........................................................84
Section 18.18         Restrictions on Transfer of Membership Interest..............................84
Section 18.19         Limitation on Claims Against Midwest; Subordination of
                      Claims Against Midwest.......................................................86
Section 18.20         Guaranteed TV Amount.........................................................87



APPENDICES:

Appendix A           Definitions

EXHIBITS:
Exhibit A            Form of Bill of Sale
Exhibit B            Form of Facility Deed
Exhibit C            Form of Facility Lease
                           Exhibit A: Description of Facility Site
                           Exhibit B: Description of Facility
                                    Schedule 1-1: Basic Lease Rent
                                    Schedule 1-2: Allocation of Basic Lease Rent
                                    Schedule 1-3: 467 Rent Allocation
                                    Schedule 2: Termination Values
Exhibit D            Form of Memorandum of the Facility Lease
                           Exhibit A: Description of Facility
                           Exhibit B: Description of Site
                           Exhibit C: Form of Facility Site Lease
Exhibit E            Form of Facility Site Lease
Exhibit F            Form of Facility Site Sublease
Exhibit G            Form of Memorandum of the Facility Site Lease
Exhibit H            Form of Memorandum of the Facility Site Sublease
Exhibit I            Form of Lease Indenture
Exhibit J            Form of Lessor Notes (A&B)
Exhibit K            Form of Pass Through Trust Agreements (A&B)
Exhibit L            Form of Pass Through Certificates (A&B)
Exhibit M            Form of Certificate Purchase Agreement
Exhibit N            Form of (Amended and Restated) Trust Agreement
Exhibit O            Form of OP LLC Agreement
Exhibit P            Form of Tax Indemnity Agreement
Exhibit Q            Form of Purchase Agreement
Exhibit R            Form of EME Guarantee
Exhibit S            Form of EME OP Guarantee
Exhibit T            Form of EME Note
Exhibit U            Form of ComEd Consent
Exhibit V            [Intentionally Omitted]




Exhibit W            Form of Registration Rights Agreement
Exhibit X            Form of Operation Agreement
Exhibit Y            Form of Owner Participant Guaranty
Exhibit Z            Form of Reimbursement Agreement
Exhibit AA           Form of Subordination Agreement
Exhibit BB           [Intentionally Omitted]
Exhibit CC           Form of Opinion of SASM&F, special counsel to Midwest and
                     EME
Exhibit DD           Form of Opinion of Sonnenschein, Nath and Rosenthal, special
                     Illinois counsel to Midwest and EME
Exhibit EE           Form of Opinion of Hunton & Williams, special New York counsel to the Owner Participant and the Equity Investor
Exhibit FF           Form of Opinion of In-House Counsel to Midwest, EME and the
                     Owner Participant
Exhibit GG           Form of Opinion of Richards, Layton & Finger, P.A., counsel to the Owner Lessor, the Trust Company, and the Owner Trustee,
Exhibit HH           Form of Opinion of Stadtmauer Bailkin LLP, special counsel to the
                     Lease Indenture Trustee and the Lease Indenture Company and
                     counsel to the Pass Through Trustees and the Pass Through
                     Company
Exhibit II           [Intentionally Omitted]
Exhibit JJ           Form of Opinion of Van Ness Feldman, special federal regulatory to Midwest and EME
Exhibit KK           Form of Opinion of In-house counsel to the Owner Participant and
                     Equity Investor
Exhibit LL           Form of Assignment and Assumption Agreement
Exhibit MM           List of Competitors



SCHEDULES:

Schedule 3.1(c)      Midwest Governmental Approvals
                           Part B - Non-final Approvals
                           Part C - Threatened Approvals
Schedule 3.1(y)      Midwest Projections and other "forward looking" information
Schedule 3.2(c)      EME Governmental Approvals






                           Part B - Non-final Approvals
                           Part C - Threatened Approvals
Schedule 3.2(o)      EME Projections and other "forward looking" information
Schedule 4.14        Recordings and Filings
Schedule 10.1(c)     Pricing Assumptions



                             PARTICIPATION AGREEMENT

                                      (T1)

                           This PARTICIPATION AGREEMENT (T1), dated as of August 17, 2000 (as amended, supplemented or otherwise modified from time to time, in accordance with the provisions hereof, this "PARTICIPATION AGREEMENT" or this "AGREEMENT"), among, (i) MIDWEST GENERATION, LLC, a Delaware limited liability company as the Facility Lessee and as the Ground Lessor (herein, together with its successors and permitted assigns, called "MIDWEST"), (ii) POWERTON TRUST I, a Delaware business trust created for the benefit of Powerton Generation I, LLC, as the Facility Lessor and as the Ground Lessee (herein, together with its successors and permitted assigns, called the "OWNER LESSOR"), (iii) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Trust Agreement (herein in its capacity as a trustee under the Trust Agreement, together with its successors and permitted assigns, called the "OWNER TRUSTEE," and herein in its individual capacity, together with its successors and permitted assigns, called the "TRUST COMPANY"), (iv) POWERTON GENERATION I, LLC, a Delaware limited liability company (herein, together with its successors and permitted assigns, called the "OWNER PARTICIPANT"), (v) EDISON MISSION ENERGY, a corporation organized under the laws of the State of California (herein, together with its successors and permitted assigns, called "EME"), (vi) UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Lease Indenture (herein in its capacity as trustee under the Lease Indenture, together with its successors and permitted assigns, the "LEASE INDENTURE TRUSTEE," and herein in its individual capacity, together with its successors and permitted assigns, the "LEASE INDENTURE COMPANY"), and (vii) UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity, except as expressly provided herein, but solely as trustee under each of the Pass Through Trust Agreements (herein in its capacity solely as trustee under the Pass Through Trust Agreements, together with its successors and permitted assigns, the "PASS THROUGH TRUSTEES," and herein in

                      POWERTON PARTICIPATION AGREEMENT (T1)
         its individual capacity, together with its successors and permitted assigns, called the "PASS THROUGH COMPANY").


                                   WITNESSETH:

                  WHEREAS, Midwest owns certain electric generation and related assets located in the State of Illinois, including the coal-fired electric generating facility known as Powerton Station with an aggregate capacity of approximately 1,538 MW, located in Tazewell County, Illinois;

                  WHEREAS, Midwest desires to (i) sell to the Owner Lessor the Undivided Interest (which as described in Appendix A is an undivided ownership interest in such facility) pursuant to the Bill of Sale and the Deed, (ii) lease to the Owner Lessor the Ground Interest (which is a corresponding undivided leasehold interest in the land upon which such facility is located) and grant certain non-exclusive easements to the Owner Lessor pursuant to the Facility Site Lease, (iii) lease the Undivided Interest from the Owner Lessor pursuant to the Facility Lease and (iv) sublease the Ground Interest from the Owner Lessor pursuant to the Facility Site Sublease;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the Equity Investor and Midwest have entered into the Purchase Agreement pursuant to which the Equity Investor will acquire from Midwest its membership interest in the Owner Participant;

                  WHEREAS, Midwest will make an intercompany loan to EME in the aggregate amount equal to the Purchase Price (the "INTERCOMPANY LOAN") and EME will issue a note to evidence such intercompany loan (the "EME NOTE");

                  WHEREAS, in consideration of the Intercompany Loan, and concurrently with the execution and delivery of this Agreement, EME will issue (i) the EME Guarantee in favor of the Owner Trust that, among other things, guarantees the payment by Midwest of all Rent and (ii) the EME OP Guarantee in favor of the Owner Participant, the Equity Investor and their respective affiliates, successors, assigns, agents, members, partners, directors, officers or employees, but excluding in all cases the Owner Lessor, that guarantees the payment by Midwest of all amounts owed by Midwest to the beneficiaries of the EME OP Guarantee;

                  WHEREAS, the Owner Participant has entered into the Trust Agreement, pursuant to which the Owner Participant has authorized the Owner Lessor to, among other things and subject to the terms and conditions hereof and thereof, (i) issue the Lessor Notes and sell such Lessor Notes to the Pass Through Trusts, (ii) lease the Ground Interest from Midwest pursuant to the Facility Site Lease, (iii) lease the Undivided Interest to the Facility Lessee pursuant to the Facility Lease, (iv) sublease the Ground Interest to the Facility Lessee pursuant to the Facility Site Sublease and (v) grant to the Lease Indenture Trustee for the benefit of the Holders liens and security interests in the Indenture Estate to secure the Owner Lessor's obligations with respect to the Lessor Notes;

                  WHEREAS, in order to provide a portion of the Purchase Price payable by the Owner Lessor in respect of its acquisition of the Undivided Interest pursuant to the Bill of Sale and Facility Deed, the Owner Participant is willing to make an investment in the Owner Trust in an amount equal to the Equity Investment, all in the manner and subject to the conditions set forth herein;

                  WHEREAS, in order to provide the Owner Trust with the balance of the Purchase Price, the Pass Through Trusts are willing to acquire the Initial Lessor Notes for the amounts, in the manner and subject to the conditions set forth herein and in the Lease Indenture;

                  WHEREAS, in order to provide funding to the Pass Through Trusts, the Initial Purchasers are willing to acquire the Certificates for the amounts, in the manner and subject to the conditions set forth in the Pass Through Trust Agreements;

                  WHEREAS, the OP Guarantor will guarantee the payment and performance obligations of the Owner Participant under the Operative Documents pursuant to the Owner Participant Guaranty; and

                  WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I         DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION
                  AGREEMENT

                  The capitalized terms used in this Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The general provisions of Appendix A shall apply to terms used in this Agreement and specifically defined herein.

SECTION II        PARTICIPATION; CLOSING DATE; TRANSACTION COSTS

         SECTION 2.1       AGREEMENTS TO PARTICIPATE.

                  Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, the parties agree to participate in the transactions described in this
SECTION 2.1 on the Closing Date as follows:

                           (a)      The Owner Participant will provide funds
in an amount sufficient to (i) fund the Equity Investment and (ii) pay the Transaction Costs which the Owner Lessor is responsible to pay pursuant to
SECTION 2.3(a) hereof (collectively, the "OWNER PARTICIPANT'S COMMITMENT");

                           (b)      The Owner Lessor will (i) issue the
Initial Lessor Notes, (ii) sell the Initial Lessor Notes to the relevant Pass Through Trustee and (iii) grant to the Lease Indenture Trustee, for the benefit of the Pass Through Trustees, certain liens and security interests in the Indenture Estate to secure its obligations with respect to the Lessor Notes;

                           (c)      The Pass Through Trusts will use the
Proceeds to purchase the Initial Lessor Notes from the Owner Lessor;

                           (d)      The Owner Lessor will use the proceeds of
the (i) Owner Participant's Commitment and (ii) sale of the Initial Lessor Notes to pay (x) the Purchase Price for the Undivided Interest to Midwest and
(y) the Transaction Costs which the Owner Lessor is responsible to pay pursuant to SECTION 2.3(a) hereof;

                           (e)      Midwest will transfer the Undivided
Interest to the Owner Lessor by issuing the Facility Deed and a Bill of Sale to the Owner Lessor;

                           (f)      The Owner Lessor and Midwest will enter
into the Facility Lease, pursuant to which the Owner Lessor will lease the Undivided Interest to Midwest and Midwest will lease the Undivided Interest from the Owner Lessor;

                           (g)      Midwest will enter into the Facility Site
Lease with the Owner Lessor, pursuant to which Midwest will lease the Ground Interest to the Owner Lessor and grant to the Owner Lessor certain non-exclusive easements and the Owner Lessor will lease the Ground Interest from Midwest;

                           (h)      The Owner Lessor and Midwest will enter
into the Facility Site Sublease, pursuant to which the Owner Lessor will sublease the Ground Interest to Midwest and Midwest will sublease the Ground Interest from the Owner Lessor;

                           (i)      Midwest and the Equity Investor will
enter into the Purchase Agreement, pursuant to which Midwest will sell its membership interest in the Owner Participant to the Equity Investor and the Equity Investor will purchase Midwest's membership interest in the Owner Participant from Midwest;

                           (j)      The OP Guarantor will guarantee the
performance and payment obligations of the Owner Participant under the Operative Documents pursuant to the Owner Participant Guaranty;

                           (k)      The Owner Participant and EME will enter
into the Tax Indemnity Agreement;

                           (l)      EME will issue (i) the EME Guarantee,
(ii) the EME OP Guarantee and the Reimbursement Agreement;

                           (m)      The Owner Lessor will pay all Transaction
Costs which the Owner Lessor is responsible to pay pursuant to SECTION 2.3 hereof; and

                           (n)      the parties will enter into the
agreements referred to above and the other Operative Documents, in each case, in substantially the form attached hereto.

         SECTION 2.2       CLOSING DATE; PROCEDURE FOR PARTICIPATION.

                           (a)      CLOSING DATE. The closing of the
transactions contemplated hereby (the "CLOSING") shall take place after 10:00 a.m., New York City time, on the Scheduled Closing Date or such other date as the parties hereto shall mutually agree (the "CLOSING DATE"), at the offices of SASM&F, Four Times Square, New York, New York 10036.

                           (b)      PROCEDURES FOR FUNDING. Unless the
Closing Date shall have been postponed pursuant to SECTION 2.2(c), subject to the terms and conditions of this Agreement, the Owner Participant shall make the Owner Participant's Commitment available not later than 10:00 a.m., New York City time, on the Scheduled Closing Date, by transferring or delivering such amount, in funds immediately available on the Scheduled Closing Date to the Trust Company.

                           (c)      POSTPONEMENT OF THE CLOSING. The
Scheduled Closing Date may be postponed from time to time for any reason if EME gives the Equity Investor, the Owner Participant, the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee and the Pass Through Trustees a telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which the Closing has been postponed, such notice of postponement to be received by each party no later than 10:00 a.m., New York City time, on the Business Day immediately preceding the Scheduled Closing Date. If, prior to receipt of a postponement notice under this SECTION 2.2(c), the Owner Participant shall have provided funds in accordance with SECTION 2.2(b), such funds shall be returned to the Owner Participant as soon as reasonably practicable, but in no event later than the Business Day following the Scheduled Closing Date, unless the Owner Participant shall have otherwise directed. All funds made available pursuant to SECTION 2.2(b) will be held by the Trust Company in trust for the Owner Participant and shall not be part of the

Indenture Estate or the Trust Estate, shall be invested by the Trust Company in accordance with clause (d) below and such funds shall remain the sole property of the Owner Participant unless and until released by the Owner Participant and made available to the Owner Trustee and applied to pay the Purchase Price or Transaction Costs or returned to the Owner Participant, as provided in this Agreement.

                           (d)      INVESTMENT OF FUNDS. If, on the Scheduled
Closing Date, the Owner Participant has made the Owner Participant's Commitment available to the Trust Company in accordance with SECTION 2.2(b), the Closing does not occur on such date and the Trust Company is unable to return such funds to the Owner Participant, the Trust Company shall, subject to SECTION 2.2(c) above, use reasonable efforts to invest such funds from time to time at the written direction of EME, and at EME's sole expense and risk, in Permitted Investments until such funds can be returned to the Owner Participant. If, on the Scheduled Closing Date, the Owner Participant has made the Owner Participant's Commitment available to the Trust Company in accordance with SECTION 2.2(b), the Closing does not occur on such date and the Trust Company has not returned such funds to the Owner Participant on or before 1:00 p.m., New York City time, on such date, then EME shall reimburse the Owner Participant for loss of the use of such funds at the Applicable Rate for each day, from and including the day that such funds were made available to the Trust Company by the Owner Participant to, but excluding the earlier of (i) the day that such funds have been returned to the Owner Participant pursuant to SECTION 2.2(c) (funds received by the Owner Participant after 1:00 p.m., New York City time, of any day shall be deemed to be returned on the next succeeding Business Day) and (ii) the Closing Date. Subject to payment for the account of the Owner Participant of any reimbursement for loss of use of funds due to it at the Applicable Rate, any net gain realized on the investment of such funds (including interest) shall be paid to EME by the Trust Company on the earlier of (i) the date such funds are returned to the Owner Participant pursuant to SECTION 2.2(c) and (ii) the Closing Date. The Trust Company shall not be liable for any interest on or loss resulting from such investments and, if such funds are made available to the Owner Lessor and utilized to pay the Purchase Price or Transaction Costs on the Closing Date, EME shall reimburse the Trust Company for any net loss realized on the investment of such funds. If such funds are not so utilized, EME shall, in addition to its obligation to reimburse the Owner Participant for loss of use as provided above, reimburse the Owner Participant on the date such funds are returned to the Owner Participant for any net loss realized on the investment of such funds. In order to obtain funds for payment of the Purchase

Price or Transaction Costs or to return funds made available to the Owner Lessor by the Owner Participant, the Trust Company is authorized to sell any investments or obligations purchased as aforesaid.

                           (e)      EXPIRATION OF COMMITMENTS. The
obligations of the parties hereto shall expire at 11:59 p.m., New York City time, on September 30, 2000. If the Closing Date has not occurred on or before September 30, 2000, the parties hereto shall have no obligation to consummate the transactions contemplated under this Agreement and, except as provided in SECTIONS 2.3, 14.1 and 14.2, all obligations of the Lease Financing Parties shall cease and terminate.

         SECTION 2.3       TRANSACTION COSTS AND OVERDUE RATE.

                           (a)      If the transactions contemplated by this
Agreement are consummated, all Transaction Costs not to exceed the Maximum Transaction Costs, which shall be substantiated by an appropriate invoice or otherwise supported in reasonable detail, shall be paid by the Owner Lessor with the funds provided by the Owner Participant pursuant to SECTION 2.2(b) above. EME shall be responsible for Transaction Costs in excess of the Maximum Transaction Costs. All other fees, costs and expenses incurred by the parties hereto shall be for their respective accounts.

                           (b)      If the transactions contemplated by this
Agreement are not consummated due to the failure of the Equity Investor to negotiate in good faith or consummate the transactions on the basis of the Equity Terms and Conditions and Equity Commitment Letter, each dated July 24, 2000, then the Equity Investor and Owner Participant shall pay their own out-of-pocket expenses and the fees and expenses of their legal counsels and advisors.

                           (c)      Subject to Section 2.3(b), if the
transactions contemplated by this Agreement are not consummated for any reason, EME shall pay all Transaction Costs and reimburse each of the other parties hereto for Transaction Costs of such parties, which shall be substantiated by a reasonably detailed invoice.

                           (d)      Following the Closing Date, EME will be
responsible for, and will pay at no after-tax cost to the Owner Lessor (i) the annual administration fees, if any, of the Owner Lessor (ii) fees and expenses of the Owner Trustee and (iii) other fees and costs (but in no event (but without derogation of EME's obliga-tions under the EME Guarantee) interest, Make-Whole Premium, if any, or principal) payable with respect to the Lessor Notes or Certificates, (other than costs, fees and expenses associated with or resulting from a Lease Indenture Event of Default which is not a Lease Event of Default). EME agrees to pay, from and after the Closing Date, as and when due, to the Persons entitled thereto, all amounts indicated in the Facility Lease to be paid by EME.

                           (e)      EME agrees to reimburse Midwest for all
Transaction Costs paid by the Owner Lessor pursuant to SECTION 2.3(a) above.

                           (f)      EME shall pay, from and after the Closing
Date, interest, at the Overdue Rate, on any amounts that it has agreed or is obligated to pay under the Operative Documents but that are not paid as and when due.

SECTION III  REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF MIDWEST. Midwest represents and warrants that, as of the date of execution and delivery hereof and as of the Closing Date:

                           (a)      ORGANIZATION; POWER. Midwest (i) is a
Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business and in good standing in each jurisdiction where the nature of its business requires such qualification, and (iii) has all requisite power and authority and holds all material requisite Governmental Approvals to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party and to conduct the business of owning and operating the Facility and the sale and marketing of wholesale electric power and other products and service related thereto, except, with respect to clauses (ii) and (iii) above, where failure to be so qualified or be in good standing or the failure to obtain such Governmental Approvals would not, individually or in the aggregate, result in a Material Adverse Effect on Midwest. Midwest is a direct, wholly owned subsidiary of Holdings, which is, in turn, an indirect wholly owned subsidiary of EME.

                           (b)      DUE AUTHORIZATION; NON-CONTRAVENTION. The
execution, delivery and performance of this Agreement and each of the other Operative

Documents to which it is or will be a party have been or when executed and delivered will be duly authorized by all necessary company action and do not and will not:

                                    (i)      contravene the Organic Documents of
         Midwest;

                                    (ii)    contravene any Requirement of Law or
         Contractual Obligation, binding on or affecting Midwest; or

                                    (iii)    result in, or require the creation
         or imposition of, any Lien (other than pursuant to the Operative Docu-ments) on any of the properties of Midwest;

                  except, in case of clauses (ii) and (iii) where such contravention, creation or imposition would not result in a Material Adverse Effect on Midwest.

                           (c)      GOVERNMENT APPROVALS. (i) All
Governmental Approvals required in connection with the execution and delivery of, or performance of the transactions contemplated by, this Agreement and the other Operative Documents to which Midwest is or will be a party and the conduct of the business by Midwest are listed on SCHEDULE 3.1(c) and have been duly obtained or made and are in full force and effect, in each case, other than (A) as may be required under existing Requirements of Law to be obtained, given, accomplished or renewed at any time after the date of execution and delivery hereof or from time to time after the Closing Date in connection with the maintenance or operation of the Facility, (B) which are routine in nature and which cannot be obtained and such failure to obtain would not result in a Material Adverse Effect on Midwest, or are not normally applied for, prior to the time they are required, and which Midwest has no reason to believe will not be timely obtained, (C) as may be required in connection with any refinancing of the Lessor Notes or the issuance of Additional Lessor Notes, (D) as may be required in consequence of any transfer of the Beneficial Interest or any transfer of ownership of the Undivided Interest or the Trust Estate by the Owner Lessor or any relinquishment of the use or operation of the Undivided Interest by Midwest and (E) filing and recording to perfect the Lien of the Lease Indenture Trustee and the ownership and leasehold interests conveyed pursuant to this Agreement to the extent arrangements have been made satisfactory to the Owner Participant, the Owner Lessor and the Lease Indenture Trustee. Except as noted in Part B of SCHEDULE 3.1(c), all Govern-mental Approvals that have been obtained pursuant to the first sentence of this SECTION 3.1(c) are final and any period for the filing of notice of rehearing or application for judicial review of the issuance of each such Governmental Approval has expired without any such notice or application having been made. No such Governmental Approval is the subject of any pending or, except as indicated in PART C of SCHEDULE 3.1(c), threatened judicial or administrative proceeding.

                                    (ii)     All consents and approvals required
         to be obtained from Persons other than Governmental Authorities in connections with the transactions contemplated by the Operative Documents have been obtained and are in full force and effect, other than such consents or approvals the failure of which to obtain, would not, individually or in the aggregate, result in a Material Adverse Effect on Midwest.

                           (d)      DISCLOSURE; NO MATERIAL OMISSION. The
Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that no representation is given or made with regard to (i) any forecasts or projections included therein or omitted therefrom, or (ii) the descriptions of the Operative Documents or the tax consequences to beneficial owners of Certificates.

                           (e)      SECURITIES ACT. Neither Midwest nor
anyone authorized by it has directly or indirectly offered or sold any interest in the Beneficial Interest, the Lessor Notes or the Certificates or any part thereof, or, except as disclosed in the Offering Circular in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Beneficial Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

                           (f)      VALIDITY. Each of the Operative Documents
to which Midwest is or will be a party constitutes, or, upon the due execution and delivery thereof by Midwest, will constitute, the legal, valid and binding obligation of Midwest enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity and except as indicated in the legal opinion of SASM&F delivered pursuant to SECTION 4.13 hereof).

                           (g)      COMPLIANCE WITH REQUIREMENTS OF LAW.
Midwest is in compliance with all Requirements of Law (including ERISA and regulations of the Federal Reserve System) and Contractual Obligations applicable to it, except to the extent that failure to so comply would not result or has not resulted in a Material Adverse Effect on Midwest.

                           (h)      MARGIN REGULATION. Midwest is not engaged
in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Lessor Notes and the Equity Investment as contemplated by this Agreement and the other Operative Documents will be used for a purpose which violates, or would be inconsistent with, the Regulations T, U and X of the Federal Reserve System. Terms for which meanings are provided in the Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this SECTION 3.1 with such meanings.

                           (i)      LITIGATION. There is no pending or, to
the knowledge of Midwest, threatened, action, suit, investigation or proceeding or labor controversy against Midwest or any of its properties, business, assets or revenues or affecting any Governmental Approval before any Governmental Authority which, if determined adversely to Midwest (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without any reservations), would result in a Material Adverse Effect on Midwest or the Facility Site.

                           (j)      TITLE; LIENS. (i) Midwest has good,
clear, marketable record fee title to the Facility, free and clear of all Liens, encumbrances or title defects other than Permitted Encumbrances and Lease Permitted Liens.

                                    (ii)    Midwest has good, clear, marketable
         record fee title in the Facility Site, free and clear of all Liens, encumbrances or title defects other than Permitted Encumbrances and Lease Permitted Liens.

                                    (iii)   Upon execution and delivery of the
         Operative Documents and recording of the instruments referred to in

         SCHEDULE 4.14, good, clear, record and valid leasehold interest in the Ground Interest will be duly, validly and effectively conveyed to the Owner Lessor upon the terms and conditions in the Facility Site Lease, free and clear of all Liens, encumbrances or title defects other than Permitted Encumbrances and Lease Permitted Liens.

                                    (iv)    Upon execution and delivery of the
         Operative Documents, good, clear, record and marketable fee simple title to the Undivided Interest will be duly, validly and effectively conveyed to the Owner Lessor, free and clear of all Liens, encum-brances or title defects other than Permitted Encumbrances and Lease Permitted Liens.

                                    (v)     None of the Permitted Encumbrances
         and Lease Permitted Liens will, on and after the date of execution and delivery hereof and the Closing, materially interfere with the use, operation or possession of the Facility (as contemplated by the Opera-tive Documents) or the use of or the exercise by the Owner Lessor of its rights under the Facility Site Lease with respect to the Facility.

                           (k)      TAX RETURNS. Midwest has filed all
federal, state and local tax returns and reports required by law to have been filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by Midwest and with respect to which adequate reserves have to the extent required by GAAP been set aside on its books).

                           (l)      INVESTMENT COMPANY ACT. Midwest is not
subject to any regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (m)      HOLDING COMPANY ACT. (i) Midwest is an
"exempt wholesale generator" under PUHCA, is interconnected with the high voltage network and has access to transmission services and ancillary services to sell wholesale electric power, and has the authority to sell wholesale electric power at market-based rates.

                                    (ii)     Midwest is not subject to (i)
         regulation as a "holding company," a "public utility company" or a "subsidiary company" or an "affiliate" of a "holding company" required to register under PUHCA or (ii) public utility regulation or regulation as an alternative retail electric supplier under the laws of the State of Illinois.

                           (n)      ENVIRONMENTAL WARRANTIES. Except as has
not or would not, individually or in the aggregate, result in a Material Adverse Effect on Midwest:

                                    (i)      (A) To the knowledge of Midwest,
         the Facility and the Facility Site have been, and continue to be, owned, leased and operated in compliance with all applicable Environmental Laws and (B) Midwest is and has been in compliance with all applicable Environmental Laws.

                                    (ii)     There are no pending or, to the
         knowledge of Midwest, threatened Environmental Claims involving or against Midwest, the Facility or Facility Site.

                                    (iii)    Midwest has obtained and is in
         compliance with all Governmental Approvals required under any applicable Environmental Law necessary for its business and, with respect to the Governmental Approvals not obtained by the date of execution and delivery hereof, (a) Midwest has no reason to believe that such approvals will not be timely obtained and (b) the failure to have obtained such Governmental Approvals by the date of execution and delivery hereof will not result in a Material Adverse Effect on Mid-west.

                                    (iv)     Neither the Facility nor the
         Facility Site is listed or, to the knowledge of Midwest, is proposed for listing on the National Priorities List pursuant to any Environmental Law, on the CERCLIS or on any similar state or local list of sites requiring investigation or clean-up.

                                    (v)     To the knowledge of Midwest, no
         Environmental Conditions exist at, on, under or about the Facility or the Facility Site which, with the passage of time, or the giving of notice or both, would give rise to any Environmental Claim.

                                    (vi)    Other than as provided in the ASA,
         Midwest has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any applicable Environmental Law.

                           (o)      PENSION AND WELFARE PLANS. During the
consecutive twelve-month period prior to each date as of which the following representations are made or deemed made, no steps have been taken to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or Section 412 of the Code; no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by Midwest or any member of the Controlled Group of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty and none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a material liability to Midwest or any member of the Controlled Group: (i) a Reportable Event; (ii) a complete or partial withdrawal from any Multiemployer Plan by Midwest or any member of the Controlled Group; (iii) any liability of Midwest or any member of the Controlled Group under ERISA if Midwest or any member of the Controlled Group were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or
(iv) the Reorganization or Insolvency of any Multiemployer Plan. Neither Midwest nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan which could reasonably be expected to have a Material Adverse Effect on Midwest, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                           (p)      LOCATION OF CHIEF EXECUTIVE OFFICE AND
PRINCIPAL PLACE OF BUSINESS, ETC. The chief executive office and principal place of business of Midwest and the office where Midwest keeps its corporate records concerning the

Facility, the Facility Site and the other Operative Documents is located at One Finance Place, 440 South LaSalle Street, Suite 3500, Chicago, Illinois 60605.

                           (q)      ACCESS; EGRESS. Midwest has sufficient
access to public roads, easements of ingress and egress and other rights of access to permit use and operation of the Facility and the Facility Site as contemplated by the Operative Documents.

                           (r)      ABILITY TO DELIVER POWER. Midwest has
rights necessary to deliver power to the point of interconnection to the electricity grid.

                           (s)      POWER SALES AGREEMENTS AND OTHER
CONTRACTS. There are no contracts or agreements providing for sales of power and ancillary services produced by the Facility or for the use and operation of the Facility that have a term which extends beyond the expiration of the Basic Lease Term other than the Interconnection Agreement.

                           (t)      UTILITY SERVICES. The Facility and the
Facility Site have available all necessary public utility services for the use and operation of the Facility as currently being used and as contemplated by the Operative Documents.

                           (u)      SUBDIVISION. No subdivision is necessary
in connection with the transaction contemplated by Operative Documents.

                           (v)      ADEQUATE RIGHTS. Based upon Requirements
of Law in effect on the Closing Date, the rights and interests made, or to be made available to the Owner Lessor or its permitted transferees pursuant to the Operative Documents, together with the rights of the Owner Lessor as owner of the Undivided Interest, are sufficient to permit the following actions by the Owner Lessor or any such permitted transferee following the expiration or termination of the Facility Lease: (i) the occupation, interconnection, maintenance and repair of the Facility, (ii) the use, operation and possession of the Facility, (iii) the construction, use, operation, possession, maintenance and renewal of all modifications, additions, improvements, replacements and substitutions thereof and thereto,
(iv) appropriate ingress to and egress from the Facility for any reasonable purpose in connection with the exercise of rights under the Operation Agreement and such Person's interest in the Facility, (v) access to the off-site unloading dock, transportation and storage areas for fuel handling, storage and transportation and access to the off-site lake for water-cooling, (vi) transmission of the electric energy and ancillary services provided by the Facility to the nearest point of interconnection to the relevant electricity grid and (vii) the disposal of by-products and waste from the Facility.

                           (w)      RETURN ACCEPTANCE TESTS. Midwest has no
reason to believe that the Facility will not be able to satisfy the return conditions set forth in SECTION 5 of the Facility Lease as of the expiration of the Facility Lease Term if the Facility is maintained in accordance with
SECTION 7 of the Facility Lease.

                           (x)      NO DEFAULTS. NO EVENT OF LOSS. No Lease
Event of Default, Material Lease Default or event that with the passage of time or notice or both would constitute a Lease Event of Default has occurred or will occur upon execution and delivery of the Operative Documents. No Event of Loss has occurred or will occur upon the execution and delivery of the Operative Documents.

                           (y)      ACCURACY OF INFORMATION. (A) All factual
information provided in writing by Midwest or its Affiliates to (i) the Engineering Consultant, in connection with the preparation of the Engineering Report and (ii) the Appraiser, in connection with the preparation of the Closing Date Appraisal (other than projections and "forward-looking" information) is true and materially accurate in every material respect on the date as of which such information is dated or certified, and to the knowledge of Midwest, such information is not incomplete by omitting to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                           (B)      All projections and other "forward
looking" information contained in the items specified on SCHEDULE 3.1(y) were prepared in good faith and are based upon reasonable assumptions.

         SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF EME. EME represents and warrants that, as of the date of execution and delivery hereof and as of the Closing Date:

                           (a)      ORGANIZATION; POWER. EME (i) is a
California corporation, duly organized, validly existing and in good standing under the laws of the State of California, (ii) is duly qualified to do business and in good standing in each jurisdiction where the nature of its business requires such qualification, and (iii) has all requisite power and authority and holds all material requisite Governmental Approvals to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party and to conduct its business as currently conducted and currently expected to be conducted, except, with respect to clauses (ii) and (iii) above, where failure to be so qualified or be in good standing or the failure to obtain such Governmental Approvals could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect on EME.

                           (b)      DUE AUTHORIZATION; NON-CONTRAVENTION. The
execution, delivery and performance of this Agreement and each of the Operative Documents to which it is or will be a party have been or when executed and delivered will be duly authorized by all necessary company action and do not and will not:

                           (i) contravene the Organic Documents of EME;

                           (ii) contravene any Requirement of Law or Contractual
                  Obligation, binding on or affecting EME; or

                           (iii) result in, or require the creation or
                  imposition of, any Lien (other than pursuant to the Operative Documents) on any of the properties of EME;

                  except, in case of clauses (ii) and (iii) where such contravention, creation or imposition would not result in a Material Adverse Effect on EME.

                           (c)      GOVERNMENT APPROVALS. (i) All
Governmental Approvals required in connection with the execution and delivery of, or performance of the transactions contemplated by, this Agreement and the other Operative Documents to which EME is or will be a party and the conduct of the business by EME are listed on SCHEDULE 3.2(c) and have been duly obtained or made and are in full force and effect, in each case, other than (A) as may be required under existing Requirements of Law to be obtained, given, accomplished or renewed at any time after the date of execution and delivery hereof or from time to time after the Closing Date in connection with the transactions contemplated by the Operative Documents and (B) which are routine in nature and which cannot be obtained and such failure to obtain would not result in a Material Adverse Effect on EME, or are not normally applied for, prior to the time they are required, and which EME has no reason to believe will not be timely obtained. Except as noted in Part B of SCHEDULE 3.2(c), all Governmental Approvals that have been obtained pursuant to the first sentence of this SECTION 3.2(c) are final, and any period for the filing of notice of rehearing or application for judicial review of the issuance of each such Governmental Approval has expired without any such notice or application having been made. No such Governmental Approval is the subject of any pending or, except as indicated in PART C of SCHEDULE 3.2(c), threatened judicial or administrative proceeding.

                           (ii) All consents and approvals required to be obtained from Persons other than Governmental Authorities in connection with the transactions contemplated by the Operative Documents have been obtained and are in full force and effect, other than such consents or approvals the failure of which to obtain, would not, individually or in the aggregate, result in a Material Adverse Effect on EME.

                           (d)      DISCLOSURE; NO MATERIAL OMISSION. The
Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that no representation is given or made with regard to (i) any forecasts or projections included therein or omitted therefrom or (ii) the descriptions of the Operative Documents or the tax consequences to beneficial owners of Certificates.

                           (e)      VALIDITY. Each of the Operative Documents
to which EME is a party constitutes, or, upon the due execution and delivery thereof by EME, will constitute, the legal, valid and binding obligation of EME enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity and except as indicated in the legal opinion of SASM&F delivered pursuant to SECTION 4.13 hereof).

                           (f)      COMPLIANCE WITH REQUIREMENTS OF LAW. EME is
in compliance with all Requirements of Law (including ERISA and regulations of the Federal Reserve System) and Contractual Obligations applicable to it, except to the extent that failure to so comply would not result or has not resulted in a Material Adverse Effect on EME.

                           (g)      MARGIN REGULATION. EME is not engaged in
the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Lessor Notes and the Equity Investment as contemplated by this Agreement and other Operative Documents will be used for a purpose which violates, or would be inconsistent with, the Regulations T, U and X of the Federal Reserve System. Terms for which meanings are provided in the Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this SECTION
3.2 with such meanings.

                           (h)      LITIGATION. There is no pending or, to the
knowledge of EME, threatened, action, suit, Environmental Claim, investigation, proceeding or labor controversy against EME or any of its properties, business, assets or revenues or affecting any Governmental Approval before any Governmental Authority hereto which, if determined adversely to EME (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without any reservations), would result in a Material Adverse Effect on EME.

                           (i)      TAX RETURNS. EME has filed all federal,
state and local tax returns and reports required by law to have been filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by Holdings by appropriate proceedings and with respect to which adequate reserves have to the extent required by GAAP been set aside on its books).

                           (j)      INVESTMENT COMPANY ACT. EME is not subject
to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (k)      HOLDING COMPANY ACT. EME is not subject to
(i) regulation as a "holding company," a "public utility company," or a "subsidiary company" or an "affiliate" of a "holding company" required to register under PUHCA except that it is a "subsidiary company" of Edison International which is a "holding company" that is exempt from all regulation under PUHCA (except Section 9(a)(2) thereof) pursuant to Section 3(a) thereof.

                           (l)      PENSION AND WELFARE PLANS. During the
consecutive twelve- month period prior to each date as of which the following representations are made or deemed made, no steps have been taken to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or
Section 412 of the Code; no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by EME or any member of the Controlled Group of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty which could reasonably be expected to have a Material Adverse Effect with respect to it. Neither EME nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan which could reasonably be expected to have a Material Adverse Effect on EME, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                           (m)      LOCATION OF CHIEF EXECUTIVE OFFICE AND
PRINCIPAL PLACE OF BUSINESS, ETC. The chief executive office and principal place of business of EME and the office where EME keeps its corporate records is located at 18101 Von Karman Avenue, Suite 1700, Irvine, California 92612.

                           (n)      RANKING OF GUARANTEES. The obligations of
EME under each of the EME Guarantees are senior, unsecured Indebtedness of EME ranking at least pari passu with all other senior unsecured Indebtedness of EME.

                           (o)      ACCURACY OF INFORMATION. (A) All factual
information provided in writing by EME or its Affiliates to (i) the Engineering Consultant, in connection with the preparation of the Engineering Report and
(ii) the Appraiser, in connection with the preparation of the Closing Date Appraisal (other than projections and "forward-looking" information) is true and materially accurate in every material respect on the date as of which such information is dated or certified, and to the knowledge of EME, such information is not incomplete by omitting to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                           (B)      All projections and "forward looking"
information contained in items specified on SCHEDULE 3.2(o) were prepared in good faith and are based on reasonable assumptions.

         SECTION 3.3 REPRESENTATIONS AND WARRANTIES OF THE OWNER LESSOR. The Owner Lessor represents and warrants that as of the date of execution and delivery hereof and as of the Closing Date:

                           (a)      DUE ORGANIZATION. The Owner Lessor is a
duly organized and validly existing "business trust" as such term is defined in 12 Del. C. Section 3801 (a) under the laws of the State of Delaware of which the Owner Participant is the beneficial owner, and has the power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party.

                           (b)      DUE AUTHORIZATION, ENFORCEABILITY; ETC. (i)
This Agreement and each of the other Operative Documents (other than the Lessor Notes) to which the Owner Lessor is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Owner Lessor, and assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Lessor, this Agreement constitutes, and when executed and delivered each of the other Operative Documents (other than the Lessor Notes) to which it is or will be a party, will be the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                                    (ii)     Upon the execution of the Lessor
         Notes by the Owner Lessor, authentication of the Lessor Notes by the Lease Indenture Trustee and delivery of such Lessor Notes against payment therefor, the Lessor Notes will constitute legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorgani-zation, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                           (c)      NON-CONTRAVENTION. The execution and
delivery by the Owner Lessor of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance by the Owner Lessor with the terms and provisions hereof and thereof, do not and will not contravene (except where such contravention would not result in a Material Adverse Effect on the Owner Lessor) (i) the Trust Agreement or any of the Organic Documents of the Owner Lessor or (ii) any Requirement of Law or the provisions of, or constitute a default by the Owner Lessor under any indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound, or in the creation of any Owner Lessor's Lien upon the Trust Estate; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

                           (d)      GOVERNMENTAL ACTIONS. Assuming the
representation and warranties of Midwest contained in paragraphs (c), (g), (l),
(m) and (n) of SECTION 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by the Owner Lessor, as the case may be, of the Trust Agreement, the Lessor Notes, this Agreement or the other Operative Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

                           (e)      LITIGATION. There is no pending or, to the
knowledge of the Owner Lessor, threatened, action, suit, investigation or proceeding against the Owner Lessor before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Owner Lessor to perform its obligations under the Trust Agreement, the Lessor Notes, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Lease Indenture Trustee on the Trust Estate or which questions the validity or enforceability of any Operative Document to which the Owner Lessor is or will be a party.

                           (f)      LIENS. The Owner Lessor's right, title and
interest in and to the Trust Estate is free of any Owner Lessor's Liens.

                           (g)      COMPLIANCE WITH REQUIREMENTS OF LAW. The
Owner Lessor is in compliance with all Requirements of Law, rules, regulations, orders, judgments, writs and decrees (including ERISA and regulations of the Federal Reserve System), except where failure to so comply, individually or in the aggregate, would not result or has not resulted in a Material Adverse Effect on the Owner Lessor.

                           (h)      INVESTMENT COMPANY ACT; PUBLIC UTILITY
HOLDING COMPANY ACT. The Owner Lessor is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company," a "public utility company" or a "subsidiary company" of a "holding company" within the meaning of PUHCA, or (iii) subject to any other Requirement of Law which purports to restrict or regulate its ability to borrow money.

                           (i)      SECURITIES ACT. Neither the Owner Lessor
nor anyone authorized by it has directly or indirectly offered or sold any interest in the Lessor Notes or any part thereof, or, except as disclosed in the Offering Circular, in any similar security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Lessor Notes or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

                           (j)      LOCATION OF CHIEF EXECUTIVE OFFICE;
PRINCIPAL PLACE OF BUSINESS; SITUS. The chief executive office and principal place of business of the Owner Lessor where the Owner Lessor will keep its corporate records concerning the Facility, the Facility Site and the Operative Documents is located in Wilmington, Delaware. The situs of the Owner Lessor is in Delaware.

                           (k)      PAYMENT OF TAXES. The Owner Lessor has
filed all federal, state and local tax returns and reports required by law to have been filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by the Owner Lessor and with respect to which adequate reserve have, to the extent required by GAAP, been set aside on its books).

         SECTION 3.4 REPRESENTATIONS AND WARRANTIES OF THE OWNER TRUSTEE AND THE TRUST COMPANY. The Trust Company (only with respect to representations and warranties relating to the Trust Company) and the Owner Trustee hereby severally represent and warrant that, as of the date of execution and delivery hereof and as of the Closing Date:

                           (a)      DUE INCORPORATION; ETC. The Trust Company
is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority, as the Owner Trustee and/or in its individual capacity to the extent expressly provided herein or in the Trust Agreement, to enter into and perform its obligations under the Trust Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

                           (b)      DUE AUTHORIZATION, ENFORCEABILITY; ETC. (w)
The Trust Agreement has been duly authorized, executed and delivered by the Trust Company, and (x) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the Trust Agreement constitutes the legal, valid and binding obligation of the Trust Company, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                                    (i)     (y) This Agreement has been duly
         authorized, executed and delivered by the Owner Trustee and the Trust Company, and (z) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Trustee and the Trust Company, this Agreement constitutes a legal, valid and binding obligation of the Owner Trustee and the Trust Company, enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent con-veyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                                    (ii)    (x) Each of the other Operative
         Documents to which the Trust Company or the Owner Trustee is or will be a party has been or when executed and delivered will be duly author-ized, executed and delivered by the Trust Company or the Owner
         Trustee and (y) assuming the due authorization, execution and deliv-ery of each of the other Operative Documents by each party thereto other than the Trust Company or the Owner Trustee, each of the other Operative Documents to which the Trust Company or the Owner Trustee is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Trust Company or the Owner Trustee, as the case may be, enforceable against the Trust Company or the Owner Trustee in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                           (c)      NON-CONTRAVENTION. The execution and
delivery by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Agreement, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not
(i) contravene any Requirement of Law of the State of Delaware or the United States governing the banking or trust powers of the Trust Company, the Trust Agreement, or its Organic Documents, or (ii) contravene the provisions of, or constitute a default by the Trust Company under, or result in the creation of any Owner Lessor's Lien attributable to it in its individual capacity and unrelated to the transactions contemplated by the Operative Documents upon the Trust Estate under any indenture, mortgage or other material contract, agreement or instrument to which the Trust Company is a party or by which the Trust Company or its property is bound; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Trust Company or the Owner Trustee to act as operator of the Facility following a Lease Event of Default.

                           (d)      GOVERNMENTAL ACTIONS. Assuming the
representations and warranties of Midwest contained in paragraphs (c), (g),
(l), (m) and (n) of SECTION 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority of the State of Delaware or the United States governing the banking or trust powers of the Trust Company is required for the due execution, delivery or performance by the Trust Company or the Owner Trustee, as the case may be, of the Trust Agreement, this Agreement or the other Operative Documents to which the Trust Company or the Owner Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                           (e)      LITIGATION. There is no pending or, to the
actual knowledge of the Trust Company, threatened action, suit, investigation or proceeding against the Trust Company either in its individual capacity or as the Owner Trustee, as the case may be, before any Governmental Authority of the State of Delaware or the United States governing its banking and trust powers which, if determined adversely to it, would materially adversely affect the ability of the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Trust Agreement, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Trust Estate or which question the validity or enforceability of any Operative Document to which the Trust Company, in its individual capacity or as the Owner Trustee, is or will be a party.

                           (f)      LIENS. The Trust Estate is free of any
Owner Lessor's Liens attributable to the Trust Company or the Owner Trustee.

         SECTION 3.5 REPRESENTATIONS AND WARRANTIES OF THE OWNER PARTICIPANT. The Owner Participant represents and warrants that, as of the Closing Date and giving effect to the transactions contemplated by the Purchase
Agreement:

                           (a)      DUE ORGANIZATION. The Owner Participant is
a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the necessary power and authority to enter into and perform its obligations under this Agreement, the Trust Agreement, the OP LLC Agreement and the Tax Indemnity Agreement.

                           (b)      DUE AUTHORIZATION, ENFORCEABILITY; ETC.
This Agreement, the Trust Agreement, the Tax Indemnity Agreement and the other Operative Documents to which it is or will be a party have been or when executed and delivered will be duly authorized, executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party thereto, this Agreement, the Trust Agreement, the Tax Indemnity Agreement and the other Operative Documents to which it is or will be a party constitute or when executed and delivered will constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                           (c)      NON-CONTRAVENTION. The execution and
delivery by the Owner Participant of this Agreement, the Trust Agreement, the OP LLC Agreement and the Tax Indemnity Agreement, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not contravene any Requirement of Law binding on the Owner Participant (except where such contravention would not result in a Material Adverse Effect on the Owner Participant), or its Organic Documents, or contravene the provisions of, or constitute a default under, or result in the creation of any Owner Participant's Lien (other than any Lien created under any Operative Document) upon the Trust Estate under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound (it being understood that no representation or warranty is being made as to any Requirement of Law relating to the Facility or the Facility Site other than its representations set forth in SECTION 3.3(g) hereof or Section 4975 of the
Code).

                           (d)      GOVERNMENTAL ACTION. Assuming the
representations and warranties of EME contained in paragraphs (c), (f), (j) and
(k) of SECTION 3.2 and the representation and warranties of Midwest contained in paragraphs (c), (g), (l), (m) and (n) of SECTION 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the Trust Agreement, the OP LLC Agreement or the Tax Indemnity Agreement, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (it being understood that no representation or warranty is being made as to any Requirements of Law relating to the ownership or operation of the Facility or the Facility Site).

                           (e)      LITIGATION. There is no pending or, to the
knowledge of the Owner Participant, threatened action, suit, investigation or proceeding against the Owner Participant before any Governmental Authority which, if determined adversely to it, would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Trust Agreement, the OP LLC Agreement or the Tax Indemnity Agreement or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Lease Indenture Trustee in the Trust Estate or which questions the validity or enforceability of any Operative Document to which the Owner Participant is or will be a party.

                           (f)      LIENS. The Trust Estate is free of any
Owner Participant's Liens.

                           (g)      ERISA. No part of the funds to be used by
the Owner Participant to make its investment pursuant to this Agreement, directly or indirectly, constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules, regulations and court decisions thereunder) of any Plan.

                           (h)      REGULATORY EVENT OF LOSS. The Owner
Participant is not aware of any fact or circumstance that would constitute or cause a Regulatory Event of Loss.

                           (i)      SECURITIES ACT. Neither the Owner
Participant nor anyone authorized by it has directly or indirectly offered or sold any interest in the

Beneficial Interest, the Lessor Notes or any part thereof, or, except as disclosed in the Offering Circular, in any similar security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Beneficial Interest, the Lessor Notes or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

                           (j)      HOLDING COMPANY ACT AND FEDERAL POWER ACT.
Immediately prior to executing this Agreement, the Owner Participant is not (i) an "electric utility," "electric utility company," "public utility," "public-utility company," "holding company" under the Federal Power Act or PUHCA or (ii) a "subsidiary" or "affiliate" of a "holding company" required to register under PUHCA.

                           (k)      PAYMENT OF TAXES. The Owner Participant has
filed all federal, state and local tax returns and reports required by law to have been filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by the Owner Participant and with respect to which adequate reserves have, to the extent required by GAAP, been set aside on its books).

         SECTION 3.6 REPRESENTATIONS AND WARRANTIES OF LEASE INDENTURE TRUSTEE AND THE LEASE INDENTURE COMPANY. The Lease Indenture Company and the Lease Indenture Trustee hereby severally represents and warrants that, as of the date of execution hereof and as of the Closing Date:

                           (a)      DUE ORGANIZATION. The Lease Indenture
Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority, as Lease Indenture Trustee and/or in its individual capacity to the extent expressly provided herein or in the Lease Indenture, to enter into and perform its obligations under the Lease Indenture, this Agreement and each of the other Operative Documents to which it is or will be a party.

                           (b)      DUE AUTHORIZATION, ENFORCEABILITY; ETC. (i)
(A) This Agreement has been duly authorized, executed and delivered by the Lease Indenture Trustee and the Lease Indenture Company, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Lease

Indenture Trustee and the Lease Indenture Company, this Agreement constitutes a legal, valid and binding obligation of the Lease Indenture Company and the Lease Indenture Trustee, enforceable against the Lease Indenture Company or the Lease Indenture Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                                    (ii)     (A) Each of the other Operative
         Documents to which the Lease Indenture Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Lease Indenture Trustee, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Lease Indenture Trustee, each of the other Operative Documents to which the Lease Indenture Trustee is or will be a party constitutes or when executed and delivered will be a legal, valid and binding obligation of the Lease Indenture Trustee, enforceable against the Lease Indenture Trustee in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                           (c)      NON-CONTRAVENTION. The execution and
delivery by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Requirement of Law of the United States of America governing the Lease Indenture Company or the banking or trust powers of the Lease Indenture Company, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Lease Indenture Company under, or result in the creation of any Lien attributable to the Lease Indenture Company upon the Indenture Estate or any indenture, mortgage or other material contract, agreement or instrument to which the Lease Indenture Company is a party or by which the Lease Indenture

Company or its property is bound which would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Lease Indenture Company or the Lease Indenture Trustee to act as operator of the Facility following a Lease Event of Default.

                           (d)      GOVERNMENTAL ACTION. Assuming the
representations and warranties of Midwest contained in paragraphs (c), (g),
(l), (m) and (n) of SECTION 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority governing its banking or trust powers is required for the due execution, delivery or performance by the Lease Indenture Company or the Lease Indenture Trustee, as the case may be, of this Agreement or the other Operative Documents to which the Lease Indenture Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                           (e)      LITIGATION. There is no pending or, to the
knowledge of the Lease Indenture Company, threatened action, suit, investigation or proceeding against the Lease Indenture Company either in its individual capacity or as Lease Indenture Trustee, before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate.

         SECTION 3.7 REPRESENTATIONS AND WARRANTIES OF PASS THROUGH TRUSTEES AND THE PASS THROUGH COMPANY. The Pass Through Company and each Pass Through Trustee hereby severally represents and warrants that, as of the date of execution hereof and as of the Closing Date:

                           (a)      DUE ORGANIZATION. The Pass Through Company
is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority, as Pass Through Trustee and/or in its individual capacity to the extent expressly provided herein or in the Pass Through Trust Agreements, to enter into and perform its obligations under the Pass Through Trust Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

                           (b)      DUE AUTHORIZATION, ENFORCEABILITY; ETC. (i)
(A) This Agreement has been duly authorized, executed and delivered by the Pass Through Trustees and the Pass Through Company and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than each Pass Through Trustee and the Pass Through Company, as the case may be, this Agreement constitutes a legal, valid and binding obligation of the Pass Through Company and each Pass Through Trustee, enforceable against the Pass Through Company or each Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                                    (ii)     (A) Each of the other Operative
         Documents to which the Pass Through Company or such Pass Through Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Pass Through Company or such Pass Through Trustee, as the case may be, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Pass Through Company or such Pass Through Trustee, as the case may be, each of the other Operative Documents to which the Pass Through Company or such Pass Through Trustee is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Pass Through Company or such Pass Through Trustee, enforceable against the Pass Through Company or such Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                           (c)      NON-CONTRAVENTION. The execution and
delivery by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Requirement of Law of the United States of America or the State of New York governing the Pass Through Company or the banking or trust powers of the Pass Through Company, or its organizational documents or by-laws, or contravene the provisions of, or consti-tute a default by the Pass Through Company under, or result in the creation of any Lien attributable to the Pass Through Company upon the Certificates or any indenture, mortgage or other material contract, agreement or instrument to which the Pass Through Company is a party or by which the Pass Through Company or its property is bound which would materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through
Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate; PROVIDED, HOWEVER, that no representation is made with respect to the right, power or authority of the Pass Through Company or any Pass Through Trustee to act as operator of the Facility following a Lease Event of Default.

                           (d)      GOVERNMENTAL ACTION. Assuming the
representation and warranties of Midwest contained in paragraphs (c), (g), (1),
(m) and (n) of SECTION 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority governing its banking or trust powers is required for the due execution, delivery or performance by the Pass Through Company or any Pass Through Trustee, as the case may be, of this Agreement or the other Operative Documents to which such Pass Through Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                           (e)      LITIGATION. There is no pending or, to the
knowledge of the Pass Through Company, threatened action, suit, investigation or proceeding against the Pass Through Company either in its individual capacity or as Pass Through Trustee, before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate.

SECTION IV    CLOSING CONDITIONS

         The obligations of the Owner Participant, the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee, the Pass Through Trustees, Midwest and EME to consummate the transactions contemplated hereby on the Closing Date shall be subject to prior or concurrent satisfaction or waiver of the following conditions, except that the obligations of any Person shall not be subject to such Person's own performance or compliance.

         SECTION 4.1 OPERATIVE DOCUMENTS. On or before the Closing Date, each of the Operative Documents to be delivered at the Closing shall have been duly authorized, executed and delivered by the parties thereto in substantially the form attached as an Exhibit hereto, shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto.

         SECTION 4.2 CERTIFICATES AND THE LESSOR NOTES. Each of the conditions precedent contained in the Certificate Purchase Agreement shall have been satisfied or waived by the Initial Purchasers and such Initial Purchasers shall have purchased the Certificates pursuant to, and in accordance with, the terms of the Certificate Purchase Agreement and the Proceeds shall have been provided to the Owner Lessor through the purchase by the Pass Through Trustees of the applicable Initial Lessor Notes;

         SECTION 4.3 PURCHASE AGREEMENT. The Equity Investor shall have purchased Midwest's membership interest in the Owner Participant pursuant to the Purchase Agreement.

         SECTION 4.4 OTHER DOCUMENTS. Each of the Lease Financing Parties shall have received certified copies of the Organic Documents of each of the other parties hereto (except for the Lease Indenture Trustee and the Pass Through Trustees, who shall not be required to provide such documents) and resolutions of the board of directors or managers (or managing members), as the case may be, of each such other Lease Financing Party duly authorizing the Overall Transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to the recipient.

         SECTION 4.5 REPRESENTATIONS AND WARRANTIES. The representation and warranties set forth in SECTION 3 hereof shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date and each of the Lease Financing Parties shall have received a certificate of each of the parties hereto to such effect.

         SECTION 4.6 DEFAULTS, EVENTS OF DEFAULT, EVENTS OF LOSS. No Lease Event of Default, Lease Indenture Event of Default or Event of Loss or event that, with the passage of time or giving of notice or both, would constitute a Lease Event of Default, Lease Indenture Event of Default or an Event of Loss shall have occurred and be continuing.

         SECTION 4.7 CONSENTS. All material permits, licenses, approvals and consents necessary to consummate the Overall Transaction (including any consent required from ComEd or any lenders to EME, Holdings, Midwest or their Affiliates) shall have been duly obtained and shall be in full force and effect and in form and substance satisfactory to each of the Lease Financing Parties.

         SECTION 4.8 GOVERNMENTAL ACTIONS. All actions, if any, required to have been taken by any Governmental Authority on or prior to the Closing Date in connection with the transactions contemplated by any Operative Documents on the Closing Date, including, without limitation, the FERC Orders, shall have been taken and all orders, permits, waivers, exemptions, authorizations and approvals of and registrations with such Governmental Authorities required to be in effect on the

Closing Date in connection with the transactions contemplated by the Operative Documents on the Closing Date shall have been issued; and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Closing Date.

         SECTION 4.9 INSURANCE. Insurance (including all related endorsements) complying with the requirements of SECTION 11 of the Facility Lease shall be in full force and effect and all premiums thereon shall be current. The Owner Participant, the Equity Investor, the Owner Trustee, the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustees shall have received a certificate or certificates dated the Closing Date of an independent insurance broker or carrier reasonably satisfactory to such Persons stating that such insurance is in full force and effect. The Equity Investor and the Owner Participant shall have received a report from their insurance consultant in form and substance satisfactory to them.

         SECTION 4.10 ENGINEERING REPORT. The Owner Participant, the Equity Investor, the Lease Indenture Trustee and the Pass Through Trustees shall have received, on or before the Closing Date, a copy of the Engineering Report and the Owner Participant and the Equity Investor shall have received a report of R. W. Beck, each such document in form and substance reasonably satisfactory to the recipients.

         SECTION 4.11 APPRAISAL; CONDITION OF THE FACILITY. The Owner Participant and the Equity Investor shall have received the Closing Date Appraisal prepared by the Appraiser addressed and delivered only to the Equity Investor and the Owner Participant and satisfactory in form and substance to the recipients. The Owner Participant shall be satisfied that the Facility shall be in the condition described in the Closing Date Appraisal. The Lease Indenture Trustee, the Pass Through Trustees and the Initial Purchasers shall have received a copy of the verification of value, useful life and estimated residual value prepared by the Appraiser in connection with the appraisal of assets subject to the Facility Lease, each of which will be reasonably satisfactory to the recipient.

         SECTION 4.12 OPINION WITH RESPECT TO CERTAIN TAX ASPECTS. The Owner Participant and the Equity Investor shall have received a satisfactory tax opinion, dated the Closing Date, of Hunton & Williams addressed and delivered only to the Owner Participant and the OP Guarantor.

         SECTION 4.13 OPINIONS OF COUNSEL. Each of the relevant Lease Financing Parties shall have received an opinion or opinions, dated the Closing Date, of (a) SASM&F, special counsel to Midwest and EME, substantially in the form of Exhibit CC, (b) Sonnenschein, Nath and Rosenthal, special Illinois counsel to Midwest and EME, substantially in the form of Exhibit DD, (c) Hunton & Williams, special New York counsel to the Owner Participant and the Equity Investor, substantially in the form of Exhibit EE, (d) in-house counsel to Midwest, EME and the Owner Participant, substantially in the form of Exhibit FF, (e) Richards, Layton & Finger, P.A., counsel to the Owner Lessor, the Trust Company, and the Owner Trustee, substantially in the form of Exhibit GG, (f) Stadtmauer Bailkin LLP, special counsel to the Lease Indenture Trustee and the Lease Indenture Company, substantially in the form of Exhibit HH addressed to such Person, (g) Stadtmauer Bailkin LLP, counsel to the Pass Through Trustees and the Pass Through Company, substantially in the form of Exhibit II, (h) Van Ness Feldman, special federal regulatory counsel to Midwest and EME, substantially in the form of Exhibit JJ, and (i) in-house counsel to the Owner Participant and the Equity Investor, substantially in the form of Exhibit KK. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this SECTION 4.13 and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent requested, permit the Rating Agencies and the Initial Purchasers to rely on their opinion as if such opinion were addressed to such parties.

         SECTION 4.14 RECORDINGS AND FILINGS. All filings and recordings listed on Schedule 4.14 hereto shall have been duly made and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid; and the filing of all precautionary financing statements under the Uniform Commercial Code of Illinois and any other mortgages, security agreements or other documents as may be reasonably requested by counsel to the Owner Participants, the Lease Indenture Trustee or the Pass Through Trustees to perfect the right, title and interest of the Owner Lessor in the Owner Lessor's Interest, or any part thereof or interest therein and the Lien of the Lease Indenture Trustee in the Indenture Estate, shall have been made.

         SECTION 4.15 TAXES. All Taxes, if any, due and payable on or before the Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document, or any document or instrument contemplated thereby shall have been duly paid in full.

         SECTION 4.16 NO CHANGES IN REQUIREMENTS OF LAW. No change shall have occurred in Requirements of Law or the interpretation thereof by any competent court or other Governmental Authority that would make it illegal for the Equity Investor, the Owner Participant, the Owner Lessor, the Owner Trustee or Midwest to participate in any of the transactions contemplated by the Operative Documents or would materially adversely affect the Facility, the Undivided Interest or the Ground Interest. No change in the Tax law shall have occurred with respect to which no adjustment has been made pursuant to SECTION 15 hereof.

         SECTION 4.17 REGISTERED AGENT FOR MIDWEST AND EME. CT Corporation System shall have been appointed by Midwest and EME as registered agent for service of process in the State of New York as provided in the Operative Documents and CT Corporation System shall have accepted such appointment.

         SECTION 4.18 FAS 13. The present value of Basic Lease Rent payable during the Basic Lease Term under the Facility Lease (taking into account any rent adjustment through or contemplated on the Closing Date), together with all rent payable under the Facility Site Sublease and all Transaction Costs financed through the Facility Lease, discounted at the Discount Rate, shall satisfy the 90 percent test for operating lease treatment under FAS 13.

         SECTION 4.19 RENT ADJUSTMENTS. No rent adjustment made or contemplated on the Closing Date (other than adjustments to reflect a change in Transaction Costs or the actual interest rate on the Initial Lessor Notes) shall cause either (i) the after-tax present value of Basic Lease Rent discounted at 6% per annum, compounded annually to increase by more than 100 basis points or (ii) the total Basic Lease Rent to increase by more than 2.0%.

         SECTION 4.20 PARENT GUARANTY. The OP Guarantor shall have executed and delivered to the other Lease Financing Parties an Owner Participant Guaranty substantially in the form of Exhibit Y hereto.

         SECTION 4.21 TITLE INSURANCE. Each of the Title Policies shall have been delivered to the Owner Participant, the Equity Investor, the Lease Indenture Trustee and Pass Through Trustees.

         SECTION 4.22 EME GUARANTEES. EME shall have executed and delivered (i) to the Owner Lessor the EME Guarantee substantially in the form of Exhibit R hereto and (ii) the EME OP Guarantee to the beneficiaries thereof substantially in the form of Exhibit S hereto.

         SECTION 4.23 NON-CONSOLIDATION OPINION. Hunton & Williams, Special New York counsel to the Owner Participant shall have delivered to the Rating Agencies a non-consolidation opinion, if requested by any Rating Agency, with respect to non-consolidation of the Owner Participant into its immediate parent.

         SECTION 4.24 RATING OF CERTIFICATES. The Certificates shall be rated at least Baa1 by Moody's and A- by S&P.

         SECTION 4.25 EME NOTE. EME shall have issued to Midwest the EME Note substantially in the form of Exhibit T attached hereto.

         SECTION 4.26 NO MATERIAL ADVERSE CHANGE. No material adverse change has occurred with respect to Midwest, the Facility or the Facility Site since March 31, 2000.

         SECTION 4.27 SUBORDINATION AGREEMENT AND REIMBURSEMENT AGREEMENT. On or before the Closing Date, each of the Subordination Agreement and the Reimbursement Agreement shall have been duly authorized, executed and delivered by the parties thereto in substantially the form attached as Exhibits AA and Z respectively, and shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto and thereto.

         SECTION 4.28 SURVEY. The Owner Participant, the Equity Investor, the Lease Indenture Trustee and Pass Through Trustees shall have received a copy of the Survey in form and substance reasonably satisfactory to the recipients.

SECTION V   AFFIRMATIVE COVENANTS OF MIDWEST

         Midwest covenants and agrees that it will perform the obligations set forth in this SECTION 5.

         SECTION 5.1 DELIVERY OF CERTAIN INFORMATION. Midwest shall furnish prompt written notice to the Owner Trustee, the Owner Lessor, the Owner Participant and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through
Trustees:

                           (a)      as soon as possible and in any event within
five Business Days after any Authorized Officer of Midwest obtains knowledge of the occurrence of any default under any material agreement to which Midwest is a party or any termination thereof, in each case, together with a statement of an Authorized Officer of Midwest setting forth details of such event of default, default or termination and the action Midwest has taken and proposes to take with respect thereto;

                           (b)      as soon as possible and in any event within
five Business Days after the commencement of, or the occurrence of any material adverse development with respect to, any litigation, action, proceeding, or labor controversy of the type described in SECTION 3.1(i), notice thereof;

                           (c)      immediately upon becoming aware of the
institution of any steps by Midwest to terminate any Pension Plan (other than a standard termination under ERISA Section 4041(b)), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA or Section 412 of the Code, or the taking of any action with respect to a Pension Plan which could result in the requirement that Midwest furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by Midwest or any member of the Controlled Group of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty, or any increase in the contingent liability of Midwest with respect to any post-retire-ment Welfare Plan benefit, the occurrence or expected occurrence of any Reportable Event or the termination, Reorganization or Insolvency of any Multiemployer Plan or the complete or partial withdrawal by Midwest or any member of the Controlled

Group from a Multiemployer Plan, notice thereof and copies of all documentation relating thereto;

                           (d)      as soon as possible and in any event within
five Business Days after any Authorized Officer of Midwest obtains knowledge of the occurrence thereof, notice that any Governmental Authority may revoke, or refuse to grant or renew, or materially modify, any material Governmental Approval described in SECTION 3.1(c);

                           (e)      promptly following any request therefor,
such other information regarding the operations, business affairs and financial condition of Midwest, or compliance with the terms of this Agreement or the other Operative Documents, as the Owner Trustee, the Owner Lessor, the Owner Participant and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees may reasonably request;

                           (f)      immediately upon becoming aware of any
change in operations of Midwest that would cause Midwest to fail to qualify for EWG status or to lose exemption from regulation under PUHCA; and

                           (g)      concurrently with the delivery of any
notice, report, request, demand, certificate, financial statement or other instrument to the Owner Lessor pursuant to the Facility Lease (but without duplication of deliveries required under SECTION 5.1(a)), for so long as the Lien of the Lease Indenture has not been terminated or discharged, Midwest shall furnish a copy of the same to the Lease Indenture Trustee and the Pass Through Trustees.

         SECTION 5.2 FINANCIAL INFORMATION. Midwest shall caused to be delivered to the Owner Trustee, the Owner Lessor, the Owner Participant, and for as long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees:

                           (a)      as soon as available and in any event
within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Midwest, consolidated balance sheets of Midwest (which will include results for its Consolidated Subsidiaries) as of the end of such Fiscal Quarter and consolidated statements of income and cash flows of Midwest (which will include results for its Consolidated

Subsidiaries) for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter;

                           (b)      as soon as available and in any event
within 120 days after the end of each Fiscal Year of Holdings, commencing with the 1999 Fiscal Year, a copy of the annual audited report for such Fiscal Year for Holdings (which will include results for its Consolidated Subsidiaries), including therein consolidated balance sheets of Holdings (which will include results for its Consolidated Subsidiaries) as of the end of such Fiscal Year and consolidated statements of income and cash flows of Holdings (which will include results for its Consolidated Subsidiaries) for such Fiscal Year, and accompanied by the opinion of Arthur Andersen & Co. or other internationally recognized independent auditors selected by Holdings, which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods, PROVIDED HOWEVER, that in the event annual audited report of Midwest becomes and for as long as it continues to be available, information delivery requirements of this Section 5.2(b) shall be deemed to refer to such annual audited report of Midwest and not Holdings;

                           (c)      concurrently with the delivery of the
financial statements referred to in Section 5.2(b) hereof, Midwest shall deliver an Officer's Certificate of Midwest stating that (i) the signer has made, or caused to be made under its supervision, a review of this Agreement and the other Operative Documents; and (ii) such review has not disclosed the existence during such fiscal year (and the signer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Lease Event of Default or an Event of Loss or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action Midwest has taken or proposes to take with respect thereto;

                           (d)      as soon as available, one copy of any
documents filed by Midwest with the Securities and Exchange Commission or any successor agency pursuant to Section 13(a), 13(c), 14 or 15(d) (or any successor sections) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

                           (e)      within ten Business Days after each
anniversary of the Closing Date, a certificate from Midwest's insurers or insurance agents evidencing that the insurance policies in place satisfy the requirements of the Operative Documents;

                           (f)      as soon as possible and in any event within
five Business Days after any Authorized Officer of Midwest obtains (i) knowledge of the occurrence thereof, notice of any casualty, damage or loss to the Facility, whether or not insured, through fire, theft, other hazard or casualty, involving a probable loss of $5,000,000 or more or (ii) knowledge of
(A) the occurrence, notice of any cancellation, notice of threatened or potential cancellation or (B) any material change in the terms, coverage or amounts of any policy of insurance which would result in such policy deviating from Prudent Industry Practice.

         SECTION 5.3 INFORMATION CONCERNING THE FACILITY. Concurrently with the delivery of the financial statements referred to in SECTION 5.2(b), Midwest shall furnish the Owner Trustee, the Owner Lessor, the Owner Participant and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees and their respective authorized representatives either: (i) the annual report provided to senior management and shareholders of Midwest or its Affiliates, and (ii) a report for the preceding calendar year with respect to the Facility, in each case, covering the following matters: (A) production, including availability, output, planned outages and unplanned outages (and the reason for such unplanned outages); (B) environmental matters; (C) health and safety matters, to the extent the same shall have given rise to material claims against Midwest or the Guarantor or any of its Subsidiaries; (D) significant plant activities, such as major plant overhauls, Alterations, modifications and other capital expenditures, significant changes in plant operations and major operating incidents; and (E) markets activities, including quantities and average price of energy and capacity delivered.

         SECTION 5.4 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. Midwest shall continue to engage in the business of owning and operating the Facility and the sale and marketing of wholesale electric power and other products and services related thereto, and preserve, renew and keep in full force and effect its limited liability company existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by SECTIONS 6.1 OR 6.2.

         SECTION 5.5 COMPLIANCE WITH REQUIREMENTS OF LAW AND CONTRACTUAL OBLIGATIONS. Midwest shall comply with all Requirements of Law and Contractual Obligations, such compliance to include the payment, before the same become delinquent, of all taxes, assessments and governmental charges or levies, except to the extent such non-compliance would not result in a Material Adverse Effect on Midwest.

         SECTION 5.6 ENVIRONMENTAL COVENANT WITH RESPECT TO THE FACILITY AND THE FACILITY SITE. Midwest shall:

                           (a)      comply, and make all reasonable efforts to
cause other Persons to comply, with all applicable Environmental Laws and obtain, comply with and maintain all necessary Governmental Approvals required under any applicable Environmental Law in connection with the use, operation and maintenance of the Facility and the Facility Site, in each case, except where such noncompliance or failure, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Midwest;

                           (b)      promptly upon the request of the Owner
Trustee, the Owner Lessor, the Owner Participant or, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee or the Pass Through Trustees, if there has been a Lease Event of Default which has not been fully and timely cured, arrange for, and EME shall be responsible for all costs and expenses incurred in connection with, the environmental surveys in accordance with the terms of SECTION 5.2(f) of the Facility Lease.

                           (c)      provide copies of such information to
evidence compliance with this SECTION 5.6 as the Owner Trustee, the Owner Lessor, the Owner Participant or, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees, may reasonably request from time to time.

         SECTION 5.7 FURTHER ASSURANCES. Upon written request of the Owner Trustee, the Owner Lessor, the Owner Participant, or, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee or the Pass Through Trustees, Midwest shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all docu-ments (including financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to preserve, protect and perfect the ownership of the Undivided Interest and the interest of the Owner Lessor in the Facility Site Lease and to maintain the first priority Lien intended to be created by the Lease Indenture therein.

         SECTION 5.8 ACCESS. A portion of the access to the Facility Site and the Facility is made available pursuant to that certain Easement dated December 16, 1999 between ComEd, as grantor, and Midwest, as grantee, which Easement was recorded December 22, 1999 in Tazewell County, Illinois as Document No. 9931148 (the "ACCESS EASEMENT"). The Access Easement is subject to the lien of the Mortgage dated July 1, 1923 made by ComEd, as mortgagor, to predecessor Trustees of Harris Trust and Savings Bank and D.G. Donovan Trustees, as mortgagee, which Mortgage was supplemented from time to time, the most recent of which was recorded June 11, 1974 in Tazewell County, Illinois as Document No. 1033-124 (the "ComEd Mortgage"). In the event that access to the Facility Site and the Facility shall be denied as a result of the foreclosure of the ComEd Mortgage, Midwest shall do or cause to be done whatever is necessary to provide sufficient access to the Facility Site and the Facility.

SECTION VI  NEGATIVE COVENANTS OF MIDWEST

         Midwest covenants and agrees that it will perform the obligations set forth in this SECTION 6.

         SECTION 6.1 MERGER AND CONSOLIDATION. Midwest shall not consolidate or merge with any other Person (unless it is the surviving entity) or sell, transfer or otherwise dispose of all or substantially all of its assets in one or a series of transactions, unless (i) no Lease Event of Default shall have occurred and be continuing prior to and after giving effect to such merger, consolidation or sale, (ii) the entity resulting from such consolidation, surviving such merger or to whom such assets are transferred shall (a) be a corporate entity (including a limited liability company) organized under the laws of the United States of America, any state thereof or the District of Columbia, and (b) expressly assume, pursuant to an agreement reasonably acceptable to the other Lease Financing Parties, each obligation of Midwest under the Operative Documents, (iii) the Owner Participant shall have received an opinion reasonably satisfactory to it from Hunton & Williams, or from a nationally recognized tax counsel selected by the Owner Participant and reasonably acceptable to Midwest to the effect that such consolidation, merger or sale of assets would not result in any material indemnified, or any unindemnified, incremental tax risk to the Owner Participant, (iv) the Owner Participant and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee and Pass Through Trustees, shall have received an opinion of counsel reasonably satisfactory to each such Person (y) with respect to the agreement referred to in the immediately preceding clause (ii) (b) and (z) addressing other customary matters, (v) after giving effect to such transaction (A) while the Certificates are outstanding, the ratings of the Certificates shall be equal to or greater than the ratings of the Certificates immediately prior to consummating such transaction and (B) if the Certificates are no longer outstanding, the credit rating of the long-term senior unsecured indebtedness of Midwest or any successor or surviving entity shall be equal to or greater than the credit rating of the long-term senior unsecured indebtedness of Midwest immediately prior to consummating such transaction and, (vi) for as long as the EME Guarantees are in effect, EME shall have delivered written affirmations of its obligations under the EME Guarantees to the beneficiaries of the EME Guarantees. Midwest shall not sell more than 50% of its assets without the prior written consent of the Owner Lessor and, for as long as the Lessor Notes are outstanding, the Lease Indenture Trustee and the Pass Through Trustees which consent shall not be unreasonably withheld, PROVIDED, HOWEVER, that such consent shall not be required in connection with such sale or disposition if
(x) the Certificates are rated at least Baa3 by Moody's and BBB- by S&P taking into account such sale of assets or (y) if the Certificates are no longer outstanding, the long-term senior unsecured indebtedness of Midwest is rated at least Baa3 by Moody's and BBB- by S&P taking into account such sale of assets.

         SECTION 6.2 CHANGES IN LEGAL FORM OR BUSINESS. Midwest shall not change its legal form or Organic Documents except as permitted by SECTION 6.1, change its Fiscal Year or engage in any business other than the construction, ownership, maintenance and operation of the Generating Assets, the sale of wholesale electric power therefrom and related products and services and such other business as may be reasonably incidental thereto.

SECTION VII  AFFIRMATIVE COVENANTS OF EME

         EME covenants and agrees that it will perform the obligations set forth in this SECTION 7.

         SECTION 7.1 FINANCIAL INFORMATION, REPORTS, NOTICES. EME shall furnish to the Owner Trustee, the Owner Lessor, the Owner Participant and, for as long as the Lien of the Lease Indenture Trustee has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees:

                           (a)      as soon as available and in any event
within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of EME, consolidated balance sheets of EME (which will include results for its Consolidated Subsidiaries) as of the end of such Fiscal Quarter and consolidated statements of income and cash flows of EME (which will include results for its Consolidated Subsidiaries) for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of EME with responsibility for financial matters;

                           (b)      as soon as available and in any event
within 120 days after the end of each Fiscal Year of EME, a copy of the annual audited report for such Fiscal Year for EME (which will include results for its Consolidated Subsidiaries), including therein consolidated balance sheets of EME (which will include results for its Consolidated Subsidiaries) as of the end of such Fiscal Year and consolidated statements of income and cash flows of EME (which will include results for its Consolidated Subsidiaries) for such Fiscal Year, and accompanied by the opinion of Arthur Andersen & Co. or other internationally recognized independent auditors selected by EME, which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods;

                           (c)      for so long as any Certificates remain
outstanding, unless EME is at the time subject to the reporting requirements of
Section 13(a) or 15(d) of the Exchange Act, to holders of Certificates, Certificate Owners (as defined in the Pass Through Trust Agreements) and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act;

                           (d)      following the effectiveness of any
registration statement pursuant to the Registration Rights Agreement, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "SEC"), EME shall maintain its status as a reporting company under the Exchange Act and file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to the Lease Financing Parties upon request, unless otherwise provided in the Operative Documents and so long as the requirements of SECTION 3.4 of the Facility Lease are complied with;

                           (e)      concurrently with the delivery of the
financial statements referred to in SECTION 7.1(a), a certificate, executed by an Authorized Officer of EME with responsibility for financial matters, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Owner Lessor and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees) compliance with the financial covenant set forth in SECTION 4.09 of the EME OP Guarantee;

                           (f)      as soon as possible and in any event within
five Business Days after any Authorized Officer of EME obtains knowledge of the occurrence of (i) each Lease Event of Default or (ii) any default under any other material agreement to which EME or any of its subsidiaries is a party or any termination thereof, if such event could reasonably be expected to result in a Material Adverse Effect on EME, in each case, together with a statement of such Authorized Officer setting forth details of such Default, default or termination and the action which EME or such subsidiary of EME has taken and proposes to take with respect thereto;

                           (g)      as soon as possible and in any event within
five Business Days after (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy of the type described in SECTION 3.2(h) or (ii) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 3.2(h) hereof, notice thereof and, upon request of the Owner Lessor and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees, copies of all non-privileged documentation relating thereto;

                           (h)      immediately upon becoming aware of the
institution of any steps by EME or any other Person to terminate any Pension Plan (other than a standard termination under ERISA Section 4041(b)), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA or Section 412 of the Code, or the taking of any action with respect to a Pension Plan which could result in the requirement that EME furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by EME or any member of the Controlled Group of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty, or any increase in the contingent liability of EME with respect to any post-retirement Welfare Plan benefit, which has a Material Adverse Effect on EME notice thereof and copies of all documentation relating thereto;

                           (i)      as soon as known, any changes in EME's Debt
Rating by Moody's or S&P or any other rating agency which maintains a Debt Rating on EME;

                           (j)      promptly following any request therefor,
such other information regarding the operations, business affairs and financial condition of EME, or compliance with the terms of this Agreement or the other Operative Documents, as Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustees may reasonably request.

         SECTION 7.2 MAINTENANCE OF CORPORATE EXISTENCE. Subject to the provisions of SECTION 8.2 hereof, EME shall at all times preserve and maintain in full force and effect (i) its corporate existence and good standing under the laws of the State of California and (ii) its qualification to do business in each other jurisdiction in which the character of its properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect with respect to EME.

         SECTION 7.3 FURTHER ASSURANCES. Upon written request of the Owner Lessor, the Owner Participant, and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees, EME shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to preserve, protect and perfect the ownership of the Undivided Interest and the interest of the Owner Lessor in the Ground Lease and to maintain the first priority Lien intended to be created by the Lease Indenture therein.

         SECTION 7.4 TAXES. EME shall, prior to the time penalties attach thereto, (i) file, or cause to be filed, all tax and information returns that are required to be, or are required to have been, filed by it in any jurisdiction, and (ii) pay or cause to be paid all taxes shown to be, or to have been, due and payable on such returns and all other taxes lawfully imposed and payable by it, except to the extent there is a Good Faith Contest thereof by EME.

SECTION VIII  NEGATIVE COVENANTS OF EME

         SECTION 8.1 LIENS. EME shall not pledge, mortgage or hypothecate, or permit to exist, any mortgage, pledge or other lien upon any property at any time directly owned by EME to secure any EME Indebtedness, without making effective provisions whereby the EME Guarantees shall be equally and ratably secured with any and all such EME Indebtedness and with any other EME Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of (i) liens existing on the Closing Date, (ii) purchase money liens not to exceed the cost or value of the purchased property, (iii) other liens not to exceed 10 percent of EME's Consolidated Tangible Net Assets, and (iv) liens granted in connection with extending, renewing, replacing or refinancing, in whole or in part, EME Indebtedness (including, without limitation, increasing the principal amount of such EME Indebtedness) secured by liens described in the foregoing clauses (i) through (iii). In the event that EME proposes to pledge, mortgage or hypothecate any property at any time directly owned by it to secure any EME Indebtedness, other than as permitted by clauses (i) through (iv) of the previous paragraph, EME shall give prior written notice thereof to the Owner Trust, the Lease Indenture Trustee and the Pass Through Trustees, and EME shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the EME Guarantees equally and ratably with such EME Indebtedness.

         SECTION 8.2      CONSOLIDATION, MERGER; ASSET DISPOSITION.

                           (a)      EME shall not merge or consolidate with
or into any other person and EME shall not sell, lease or convey all or substantially all of its assets to any person, unless (1) EME is the continuing corporation, or the successor corporation or the person that acquires all or substantially all of EME's assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all EME's obligations under the EME Guarantees, the Participation Agreement and the other Operative Documents to which EME is a party, (2) immediately after such merger, consolidation, sale, lease or conveyance, there is no default or Lease Event of Default under the Lease Financing Documents, (3) if, as a result of the merger, consolidation, sale, lease or conveyance, any or all of EME's property would become the subject of a lien that would not be permitted by this Agreement, EME secures the EME Guarantees equally and ratably with the obligations secured by that lien and (4) EME delivers or causes to be delivered to the Owner Trust, the Owner Participant and as long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees an Officers' Certificate and an opinion of legal counsel, each stating that the merger, consolidation, sale, lease or conveyance comply with this Agreement and each in a form reasonably acceptable to the Owner Trust and Lease Indenture Trustee.

                           (b)      Except for the sale of the properties and
assets of EME substantially as an entirety pursuant to subsection (a) above, and other than assets required to be sold to conform with governmental regulations, EME shall not sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other assets sales) if, on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10 percent of EME's Consolidated Net Tangible Assets computed as of the end of the most recent fiscal quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this 10 percent limitation if the proceeds are invested in assets in similar or related lines of business of EME and, provided further, that EME may sell or otherwise dispose of assets in excess of such 10 percent limitation if the proceeds from such sales or dispositions, which are not reinvested as provided above, are retained by EME as cash or cash equivalents or are used by EME to reduce or retire EME Indebtedness ranking pari passu in right of payment to the EME Guarantees or indebtedness of EME's Subsidiaries.

         SECTION 8.3 AMENDMENT, WAIVER OR ASSIGNMENT OF CERTAIN DOCUMENTS. EME shall not, and shall not permit any of its Subsidiaries to terminate, amend, supplement or otherwise modify any ComEd Agreement (i) in any materially adverse manner with respect to its term, offtake requirement or payment provision (ii) in a manner which would result in renewal or extension of the ComEd Agreements or which would otherwise limit in any way the Owner Lessor's or, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee's rights in respect of the Undivided Interest or (iii) otherwise in a manner which would result in a Material Adverse Effect on Midwest or the Owner Lessor or the Lease Indenture Trustee, as the case may be, without the prior written consent of the Owner Lessor or the Lease Indenture Trustee, as the case may be, which consent shall not be unreasonably withheld or delayed.

SECTION IX   COVENANTS OF THE TRUST COMPANY, THE OWNER
             TRUSTEE AND THE OWNER LESSOR

         SECTION 9.1 COMPLIANCE WITH THE TRUST AGREEMENT. Each of the Owner Lessor, the Trust Company and the Owner Trustee hereby severally covenants and agrees severally and as to itself only that it will:

                           (a)      comply with all of the terms of the Trust
Agreement applicable to it; and

                           (b)      not amend, supplement, or otherwise
modify SECTION 9.01, SECTION 10.01 or SECTION 10.02 of the Trust Agreement without the prior written consent of Midwest so long as no Material Lease Default or Lease Event of Default has occurred and is continuing or the Lease Indenture Trustee so long as the Lessor Notes are outstanding.

         SECTION 9.2 OWNER LESSOR'S LIENS. The Trust Company, the Owner Trustee and the Owner Lessor each covenants severally and as to itself only that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Lessor's Lien attributable to it and unrelated to the transactions contemplated hereby and will promptly notify in writing Midwest, EME, the Owner Participant and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees of the imposition of any such Lien of which it has actual knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Lessor's Lien attributable to it.

         SECTION 9.3 AMENDMENTS TO OPERATIVE DOCUMENTS. The Owner Trustee and the Trust Company each covenants severally and as to itself only that it will not unless such action is expressly contemplated by the Operative Documents, or with respect to the Owner Trustee and the Owner Lessor, unless it is expressly directed by the Owner Participant in writing, (a) through its own action terminate any Operative Document to which it is a party, (b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) any Operative Document (other than the Trust
Agreement, amendments to and modifications of which are governed by SECTION 9.1 hereof) in any manner other than with respect to administrative or ministerial matters or (c) except as provided in SECTION 14.2 hereof, take any action to prepay or refund the Lessor Notes or amend any of the payment terms of the Lessor Notes without, in each case, the prior written consent of Midwest so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing and, in the case of clause (a) or (b), the Lease Indenture Trustee and the Pass Through Trustees as long as the Lien of the Lease Indenture has not been terminated or discharged.

         SECTION 9.4 TRANSFER OF THE OWNER LESSOR'S INTEREST. Other than as contemplated by the Operative Documents, each of the Owner Lessor and the Owner Trustee covenants severally and as to itself only that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor's Interest, the Trust Estate or the other Operative Documents without the consent of Midwest and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee, which consent may not be unreasonably withheld. Nothing in this SECTION 9.4 shall limit the ability of the Owner Trustee or the Owner

Participant to appoint a successor Owner Trustee pursuant to SECTION 9 of the Trust Agreement.

         SECTION 9.5 OWNER LESSOR; TRUST ESTATE. Each of the Owner Trustee and the Owner Lessor covenants severally and as to itself only that it will not voluntarily take any action to subject the Owner Lessor or the Trust Estate to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect).

         SECTION 9.6 LIMITATION ON INDEBTEDNESS AND ACTIONS. Each of the Owner Trustee and the Owner Lessor covenants severally and as to itself only that it will not incur any indebtedness nor enter into any business or activity except as required or expressly permitted or contemplated by any Operative Document.

         SECTION 9.7 CHANGE OF LOCATION. The Owner Trustee shall use all reasonable efforts to give the Owner Participant, the Lease Indenture Trustee, the Pass Through Trustees, Midwest and EME 30 days' written notice of any relocation of the Owner Trustee's chief executive office or the place where documents and records relating to the Owner Trustee or the Trust Estate are kept from the location set forth in SECTION 3.3(j) and of any change in its name, but in any event the Owner Trustee and the Owner Lessor shall give such notice within 30 days after such relocation or name change.

         SECTION 9.8 BANKRUPTCY OF TRUST. Each of the Trust Company, the Owner Trustee and the Owner Lessor hereby agrees severally and as to itself only that it shall not voluntarily take any action that shall, or cause any action to be taken that is intended to, submit the Owner Lessor, as debtor, to any proceeding under any Requirement of Law involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally unless a Lease Event of Default or a Material Lease Default shall have occurred and be continuing (in which case, if the Lien of the Lease Indenture shall not have been discharged, the Trust Company or the Owner Lessor shall not take such action unless the Lease Indenture Trustee shall have given its prior written consent to such action in its sole discretion).

         SECTION 9.9 COMED CONSENT. The Owner Lessor and its successors and assigns, as the case may be, agree not to invoice ComEd pursuant to the ComEd Consent prior to exercise of remedies by the Owner Lessor or its successors and assigns under the Facility Lease. Following such exercise of remedies by the Owner

Lessor or its successors and assigns, as the case may be, the Owner Lessor and its successors and assigns hereby agree to cooperate with Midwest in preparing invoices under the Power Purchase Agreement with respect to electrical output of the Facility equal to the Undivided Interest Percentage.

SECTION X           COVENANTS OF THE OWNER PARTICIPANT

         SECTION 10.1      RESTRICTIONS ON TRANSFER OF BENEFICIAL INTEREST.

                           (a)      The Owner Participant covenants and
agrees that it shall not during the Facility Lease Term assign, convey or transfer any of its right, title or interest in the Beneficial Interest without the prior written consent of Midwest and, so long as the Lien of the Lease Indenture has not been terminated or discharged, without the prior written consent of the Lease Indenture Trustee and the Pass Through Trustees; PROVIDED, HOWEVER, that the Owner Participant may assign, convey or transfer all or any part of its interest in the Beneficial Interest without such consent to a Person (the "TRANSFEREE") which shall assume the duties and obligations of the Owner Participant under the Operative Documents with respect to the interest being transferred pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit LL hereto, if each of the following conditions shall have been satisfied:

                                    (i)     Midwest, EME, the Owner Trustee and,
         so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees shall have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to each recipient thereof, to the effect that such Assignment and Assumption Agreement is a legal, valid and binding obligation of, and is enforceable against, each party thereto, that all regulatory approvals required in connection with such transfer or necessary to assume the Owner Participant's obligations under the Operative Documents shall have been obtained and that the proposed transfer of the Beneficial Interest will not require registration the Securities Act;

                                    (ii)     the Transferee shall be a "United
         States person" within the meaning of Section 7701(a)(30) of the Code;

                                    (iii)  the Transferee or a guarantor of such
         Transferee meets the following criteria: (1) the Consolidated Tangible Net Assets of at least equal to $75 million calculated in accordance with GAAP, (2) agrees to be bound by the terms of the Operative Documents pursuant to an Assumption and Assignment Agreement substantially in the form of Exhibit LL hereto, and (3) so long as no Lease Event of Default shall have occurred and be continuing, such Transferee is not a Competitor of, or in material litigation with, Midwest or any Affiliate of Midwest, unless waived by Midwest;

                                    (iv)     the transferring Owner Participant
         shall pay, without any right of indemnification from Midwest or any other Person, all reasonable documented out-of-pocket costs, fees and expenses incurred in connection with any such transfer by (x) the other Lease Financing Parties, except Midwest and EME, and (y) Midwest and EME, so long as no Lease Event of Default shall have occurred and be continuing; and

                                    (v)      following such transfer, there
         shall be not more than two Owner Participants with interests (Undivided Interests or beneficial trust interests) in the Facility.

                           (b)      For purposes of the preceding clause (a),
a "COMPETITOR" of Midwest shall be an entity (other than an entity which on the Closing Date is Other Owner Participant or an Affiliate thereof) which, or an Affiliate of which, is significantly involved as a seller or trader of capacity or energy in the electricity market; PROVIDED that, the foregoing restriction shall not apply in the case of a Transferee that is an Affiliate of such a seller or trader so long as (i) such Transferee is an entity involved in making passive investments such as the Owner Participant's contemplated investment in this transaction, (ii) such Transferee has in place procedures which shall be reasonably acceptable to Midwest to prevent such Affiliate that is a seller or trader of capacity from acquiring confidential information relating to such passive investments and agrees in writing with Midwest to maintain and abide by such procedures, and (iii) neither such Transferee nor any Affiliate thereof is an entity that is (x) actively involved in the generation of electricity in Mid-American Interconnected Network and/or the East Central Reliability Council or any successor thereto, or (y) on the List of Competitors, attached hereto as Exhibit MM, which may, from time to time, but no more often than once per year, be modified by Midwest, and shall contain a list of up to six entities (including Affiliates) which Midwest reasonably believes in its good faith judgment are Competitors of Midwest. Notwithstanding the foregoing, the restrictions set forth in clause (i) or (iii)(1) and (iii)(3) of SECTION 10.1(a) above shall not inure to the benefit of Midwest if such transfer is in connection with the exercise of remedies during a Lease Event of Default.

                           (c)      Neither Midwest nor EME shall be
responsible for any adverse tax consequence to the Owner Lessor or the Owner Participant resulting from any transfer pursuant to this SECTION 10.1 and the Pricing Assumptions (as set forth on SCHEDULE 10.1(c) hereto) shall not be changed as a result of any such transfer except if such transfer is in connection with the exercise of remedies during a Lease Event of Default.

                           (d)      The Owner Participant shall give the
Owner Lessor, the Owner Trustee, the Lease Indenture Trustee, the Pass Through Trustees, EME and Midwest 30 days' prior written notice of such transfer, or 10 days in the case of a transfer to an Affiliate of the Owner Participant, specifying the name and address of any proposed Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this SECTION 10.1. If requested by the Owner Participant, the Lease Indenture Trustee or any Pass Through Trustee, Midwest shall acknowledge qualifying transfers.

                           (e)      Upon any such transfer in compliance with
this SECTION 10.1, (i) such Transferee shall, to the extent of the Beneficial Interest conveyed to the Transferee, (x) be deemed the "Owner Participant" for all purposes, and (y) enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under the Assignment and Assumption Agreement, the Owner Participant Guaranty and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Assignment and Assumption Agreement, the Owner Participant Guaranty and each other Operative Document to the "Owner Participant" shall thereafter be deemed to include such Transferee, to the extent of the Beneficial Interest conveyed to the Transferee, for all purposes and (ii) the transferor Owner Participant and the Guarantor, if any, of such transferor Owner Participant's obligations shall be released from all obligations hereunder and under each other Operative Document to which such transferor or Guarantor is a party or by which such transferor Owner Participant or Guarantor is bound to the extent such obligations are expressly assumed by a Transferee; PROVIDED, HOWEVER, that in no event shall any such transfer waive or release the transferor or its Guarantor from any liability existing immediately prior to or occurring simultaneously with such transfer.

         SECTION 10.2 OWNER PARTICIPANT'S LIENS. The Owner Participant covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Participant's Lien and the Owner Participant shall promptly notify Midwest, EME, the Lease Indenture Trustee and the Pass Through Trustees, in writing of the imposition of any such Lien of which the Owner Participant has actual knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Participant's Lien.

         SECTION 10.3 AMENDMENTS OR REVOCATION OF TRUST AGREEMENT. The Owner Participant covenants that it will not (a) amend, supplement, or otherwise modify SECTION 9.01, SECTION 10.01 or SECTION 10.02 of the Trust Agreement except for amendments required by the Operative Documents or by Requirement of Law or which are administrative or ministerial in nature without the prior written consent of Midwest so long as no Material Lease Default or Lease Event of Default has occurred and is continuing, and without the prior written consent of the Lease Indenture Trustee and the Pass Through Trustees, so long as the Lien of the Lease Indenture has not been terminated or discharged, or (b) revoke, or otherwise waive compliance with or terminate the Trust Agreement without the prior written consent of Midwest so long as no Material Lease Default or Lease Event of Default has occurred and is continuing, and the Lease Indenture Trustee so long as the Lien of the Lease Indenture has not been terminated or discharged.

         SECTION 10.4 PROHIBITION ON FUNDAMENTAL CHANGES. The Owner Participant shall not change its form of organization and shall not enter into or engage in any business other than as contemplated by the Operative Documents and the activities related thereto.

         SECTION 10.5 BANKRUPTCY FILINGS. The Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Owner Lessor under the

Bankruptcy Code, or any other applicable Federal or state law or the law of the District of Columbia.

         SECTION 10.6 INSTRUCTIONS. The Owner Participant agrees that it will not instruct the Owner Lessor to take any action prohibited by this Agreement or any other Operative Document.

         SECTION 10.7 APPOINTMENT OF SUCCESSOR OWNER TRUSTEE. Notwithstanding any other provision of this Agreement, a successor Owner Trustee shall not be appointed by the Owner Participant without the consent of Midwest and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees unless such successor Owner Trustee (a) meets the requirements of the Trust Agreement,
(b) has a combined capital and surplus of at least $150 million, and (c) Midwest and, so long as Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees shall have received at the expense of the Owner Participant: (i) an opinion or opinions of counsel, such counsel and such opinion to be reasonably acceptable to such parties, to the effect that no regulatory consents or approvals are required, or (ii) such other documentation reasonably satisfactory to Midwest, the Lease Indenture Trustee or Pass Through Trustees, as the case may be; PROVIDED, HOWEVER, that if Wilmington Trust Company resigns as Owner Trustee, is terminated for cause, or shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Owner Trustee or its properties shall be appointed or any public officer shall take charge or control of the Owner Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, the opinion required by clause (c) shall be at the expense of Midwest.

         SECTION 10.8 COOPERATION. Owner Lessor agrees, and each of the Owner Participant and the Owner Trustee agree to cause the Owner Lessor to, at the request of Midwest and at the sole cost and expense of EME on an After-Tax Basis, take such actions as may be necessary for the Owner Lessor to take as the owner of the Facility for purposes of obtaining the valid and effective issue, transfer or amendment, as the case may be, of all Governmental
Approvals to the extent the same are required for the use, ownership, operation or maintenance of the Facility, the Facility Site, the Undivided Interest, the Ground Interest or any Component by Midwest or any permitted assignee of Midwest in the manner contemplated by the Operative Documents. Midwest shall pay on an After-Tax Basis all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) of Owner Lessor and each other Person party to an Operative Document incurred in connection with any such action. It is understood and agreed that, with respect to any action requested of it, and taken by it, under this Section, the Owner Lessor, the Owner Participant and the Owner Trustee shall make no representation or warranty as to, and shall have no responsibility for the effectiveness of such action to accomplish or promote the objective intended by the Person making such request.

SECTION XI  COVENANTS OF THE LEASE INDENTURE TRUSTEE

         SECTION 11.1 THE INDENTURE TRUSTEE'S LIENS. Neither the Lease Indenture Company nor the Lease Indenture Trustee will directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee's Lien attributable to it and arising out of events or conditions not related to its rights in the Indenture Estate or the administration thereof, and will promptly notify the Owner Participant, the Equity Investor, the Owner Trustee, Midwest and EME in writing of the imposition of any such Lien of which it has actual knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Indenture Trustee's Lien.

SECTION XII  EME'S INDEMNIFICATIONS

         SECTION 12.1      GENERAL INDEMNITY.

                           (a)      CLAIMS IDENTIFIED. Subject to the
exclusions stated in paragraph (b) below, EME agrees to indemnify, protect, defend and hold harmless, and does hereby indemnify the Owner Participant, the OP Guarantor, the Owner Lessor, the Trust Company in its individual capacity, the Owner Trustee, the Equity Investor, the Lease Indenture Trustee, the Lease Indenture Company in its individual capacity, the Pass Through Trustees, the Pass Through Company in its individual capacity and their respective Affiliates, successors, assigns, agents, members, partners, directors, officers or employees (each an "INDEMNITEE") against any and all Claims (including Environmental Claims) (whether or not any of the transactions contemplated by the Operative Documents are consummated) imposed on, incurred or suffered by or asserted against such Indemnitee in any way relating to or in connection with or resulting from or arising out of or attributable to:

                                    (i)      the construction, financing,
         refinancing, acquisition, operation, rebuilding, warranty, ownership, use, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility, the Facility Site, the Undivided Interest, the Ground Interest or any Component or any portion thereof or any interest therein;

                                    (ii)     the conduct of the business or
         affairs of Midwest at the Facility and the Facility Site or in connection therewith;

                                    (iii)   the manufacture, design, purchase,
         acceptance, rejection, delivery or condition of, or improvement to, the Facility, the Facility Site, the Undivided Interest, the Ground Interest, or any Component, or any portion of any thereof or any interest therein;

                                    (iv)     the Facility Lease, the Facility
         Site Lease, the Facility Site Sublease, any other Operative Document (including any Claims arising under this SECTION 12.1(a)(iv) or SECTION 12.1(a)(i) hereof relating directly or indirectly to ComEd Consent) or the Offering Circular, the execution or delivery thereof or the perfor-mance, enforcement, attempted enforcement or amendment, supplement or modification or any waiver of any terms thereof, or the transactions contemplated thereby or resulting therefrom;

                                    (v)     any actual or alleged Environmental
         Condition or Environmental Claim at, in, on, under, from or related in any way to the Facility or the Facility Site or any portion thereof or any Component;

                                    (vi)    the reasonable costs and expenses of
         any Indemnitee in connection with amendments or supplements to the Operative Documents requested or consented to by Midwest or EME or required or necessary as a result of a Lease Event of Default;

                                    (vii)    the imposition of any Lien other
         than, with respect to a particular Indemnitee (or a Related Party), a Lien arising by or through such Indemnitee that is prohibited by the terms of this Agreement or other Operative Documents;

                                    (viii)   any violation by, or liability
         relating to, Midwest or EME of, or under, any Requirement of Law, whether now or hereafter in effect (including Environmental Laws), or any action of any Governmental Authority or other Person taken with respect to the Facility or the Facility Site, the Operative Documents or the interest of any Indemnitee under the Operative Documents, the Offering Circular, or the presence, Release, generation, management, recycling, use, storage, transportation, treatment or manufacture of any Hazardous Material in, at, under, to or from the Facility, the Facility Site or any Component;

                                    (ix)    the non-performance or breach by
         Midwest or EME of any obligation contained in this Agreement or any other Operative Document or the falsity or inaccuracy of any representation, warranty or obligation of Midwest or EME contained in this Agreement, any other Operative Document or the Offering Circular;

                                    (x)     the continuing fees (if any) and ex-
         penses of the Owner Lessor, the Owner Trustee (including the reasonable compensation and expenses of their counsel, accountants and other professional persons) arising out of the Owner Lessor's or the Owner Trustee's discharge of their respective duties under or in connection with the Operative Documents;

                                    (xi)    the continuing fees (if any) and ex-
         penses of the Lease Indenture Company, the Lease Indenture Trustee, the Pass Through Company and the Pass Through Trustees (including the reasonable compensation and expenses of their respective counsel, accountants and other professional persons) arising out of the dis-charge of their respective duties under or in connection with the Operative Documents;

                                    (xii)   the applications of Part 4 and 5 of
         Subtitle B of Title I of ERISA (including, without limitation, any penalties imposed under Section 501(i) or (1) of ERISA) or any excise taxes, charges or penalties imposed under Section 4975 of the Code;

                                    (xiii)   the issuance of the Initial Lessor
         Notes in accordance with Section 2.4 of the Lease Indenture and the issuance of any Additional Lessor Notes or New Lessor Notes pursuant to Section 2.12 or Section 2.13 of the Lease Indenture; and

                                    (xiv)    in any other way relating to the
         transactions contemplated by the Operative Documents.

                           (b)      CLAIMS EXCLUDED. Any Claim, to the extent
or resulting from or arising out of or attributable to any of the following, is excluded from EME's agreement to indemnify any Indemnitee under this
SECTION 12.1:

                                    (i)      acts, omissions or events occurring
         after expiration or other termination of the Facility Lease and, where required by the Facility Lease, return of the Facility to the Owner Lessor or its designee in compliance with the provisions of the Facil-ity Lease, except to the extent such Claim is (A) an Environmental Claim that relates to, results from, arises out of or is attributable to an Environmental Condition that was in existence at the Facility or the Facility Site prior to or as of such expiration or termination of the Facility Lease and the return of the Facility or (B) is a Claim that relates to, results from, arises out of or is attributable to the ComEd Consent;

                                    (ii)     with respect to a particular
         Indemnitee and Related Parties, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (a) in the case of the Owner Participant of any of its interest in the Beneficial Interest, or (b) in the case of the Owner Lessor, and if such action is taken at the written direction of the Owner Participant, the Owner Participant and Related Parties, of all or any of the Owner Lessor's interest in the Facility or the Facility Site, or (c) all or any of either Pass Through Trust's interest in the Lessor Notes or the collateral therefor, unless such transfer is required by the terms of the Operative Documents or occurs in connection with the exercise of remedies during a Lease Event of Default;

                                    (iii)   with respect to any Indemnitee and
         Related Parties, any Claim attributable to the gross negligence or willful misconduct of the Indemnitee seeking indemnification or a Related Party of such Indemnitee;

                                    (iv)     as to any Indemnitee, any Claim
         attributable to the noncompliance of such Indemnitee or a Related Party, with any of the terms of, or any misrepresentation or breach of warranty by such Indemnitee contained in any Operative Document or any breach by such Indemnitee or a Related Party of any covenant contained in any Operative Document attributable to such Indemnitee or Related Party, unless attributable to Midwest or EME or the breach by another Person of its obligations under the Operative Documents or imputed to the Indemnitee;

                                    (v)      with respect to the Owner Trustee
         and the Trust Company, any Claim constituting or arising from an Owner Lessor's Lien attributable to it;

                                    (vi)    with respect to the Lease Indenture
         Trustee, any Claim arising from an Indenture Trustee's Lien prohibited by SECTION 11.1 hereof;

                                    (vii)   with respect to the Pass Through
         Trustee and the Pass Through Company, any Claim arising from a Lien prohibited by Section 7.16 of either Pass Through Trust Agreement;

                                    (viii)   with respect to the Owner
         Participant, any claim constituting or arising from an Owner Participant's Lien;

                                    (ix)    any Claim which constitutes Transac-
         tion Costs which the Owner Participant is obligated to pay pursuant to
         SECTION 2.3(a) hereof;

                                    (x)     any Claim relating to the payment of
         any other amount to the extent such Indemnitee or a Related Party has expressly agreed in any Operative Document to pay such amount without a right of reimbursement;

                                    (xi)     any Claim that is a Tax, or is a
         cost of contesting a Tax, whether or not EME is required to indemnify therefor pursuant to SECTION 14.2 or under the Tax Indemnity Agreement;

                                    (xii)   any failure on the part of the Owner
         Trustee to distribute in accordance with the Trust Agreement any amounts received by it under the Operative Documents and distributable by it thereunder;

                                    (xiii)  any Claim relating to the costs and
         expenses of any Indemnitee in connection with any amendments or supplements to the Operative Documents requested by such Indemnitee or a Related Party if such amendment or supplement is not required by the Operative Documents;

                                    (xiv)   any Claim that constitutes principal
         and/or interest on the Lessor Notes, any Additional Lessor Notes or the corresponding payments under the Certificates or any Additional Certificates, respectively; and

                                    (xv)    any Claim arising out of obligations
         expressly assumed by the Indemnitee seeking indemnification or a Related Party thereof.

PROVIDED that the terms "omission," "gross negligence" and "willful misconduct," when applied with respect to the Owner Trustee, the Owner Participant, the OP Guarantor, the Equity Investor, the Owner Lessor, the Lease Indenture Trustee, the Pass Through Trustees or any Certificateholder or any Affiliate of any thereof, shall not include any liability imputed as a matter of law to such Indemnitee solely by reason of such entity's interest in the Facility or the Facility
Site or such Indemnitee's failure to act in respect of matters which are or were the obligation of Midwest under this Agreement or any other Operative Document.

                           (c)      INSURED CLAIMS. Subject to the provisions
of paragraph (e) of this SECTION 12.1, in the case of any Claim indemnified by EME hereunder which is covered by a policy of insurance maintained by EME, each Indemnitee agrees, unless it and each other Indemnitee shall waive its rights to indemnification (for itself and each Related Party thereto) in a manner reasonably acceptable to EME, to cooperate, at the sole cost and expense of EME, with insurers in exercise of their rights to investigate, defend or compromise such Claim.

                           (d)      AFTER-TAX BASIS. EME agrees that any
payment or indemnity pursuant to this SECTION 12.1 in respect of any Claim shall be made on an After-Tax Basis to the Indemnitees.

                           (e)      CLAIMS PROCEDURE. Each Indemnitee shall
promptly after such Indemnitee shall have actual knowledge thereof notify EME in writing of any Claim as to which indemnification is sought; PROVIDED, that the failure so to notify EME shall not reduce or affect EME's liability which it may have to such Indemnitee under this SECTION 12.1. Any amount payable to any Indemnitee pursuant to this SECTION 12.1 shall be paid within fifteen
(15) days after receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after EME receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, EME shall notify such Indemnitee in writing whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. EME shall have the right to investigate and so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, EME shall have the right in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this

SECTION 12.1 which EME acknowledges in writing to the applicable Indemnitee is subject to indemnification hereunder; PROVIDED that no such defense or compromise shall involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Undivided Interest, the Ground Interest, the Trust Estate or the Indenture Estate or the impairment of the Facility in any material respect or (ii) any criminal liability being incurred or any material adverse effect on such Indemnitee, PROVIDED, FURTHER, that no Claim shall be compromised by EME on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and PROVIDED, FURTHER, that to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents are part of the same proceeding involving such Claim, EME may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). If EME elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it and reasonably satisfactory to such Indemnitee. Upon EME's election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at EME's expense with all reasonable requests of EME in connection therewith and will provide EME with all information not within the control of EME as is reasonably available to such Indemnitee which EME may reasonably request; PROVIDED, HOWEVER, that such Indemnitee shall not, unless otherwise required by Requirement of Law, be obligated to disclose to EME or any other Person, or permit EME or any other Person to examine (i) any income tax returns of the Owner Participant or (ii) any confidential information or pricing information not generally accessible by the public possessed by the Owner Participant (and, in the event that any such information is made available, EME shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties). Where EME, or the insurers under a policy of insurance maintained by EME, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to each such Person such Indemnitee and without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of EME or such insurers.
Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by EME pursuant to the preceding provisions, but only to the extent that such party's participation does not in the reasonable opinion of counsel to EME interfere with such control; PROVIDED, HOWEVER, that such party's participation does not constitute a waiver of the indemnification provided in this SECTION 12.1; PROVIDED, FURTHER, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be indicted or otherwise charged in a criminal complaint and such Indemnitee informs EME that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including, without limitation, the reasonable fees and expenses of such separate counsel) shall be borne by EME. So long as no Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of EME unless (i) the Indemnitee waives its rights to indemnification hereunder or (ii) EME has not acknowledged its indemnity obligation with respect thereto and there is a significant risk that a default judgment will be entered against such Indemnitee. Nothing contained in this
SECTION 12.1(e) shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

                           (f)      SUBROGATION. To the extent that a Claim
indemnified by EME under this SECTION 12.1 is in fact paid in full by EME or an insurer under an insurance policy maintained by EME, EME (so long as no Lease Event of Default shall have occurred and be continuing) or such insurer shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid to the extent of such payment (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by EME hereunder, it shall promptly pay over to EME the lesser of (i) the amount refunded reduced by the amount of any Tax incurred by reason of the receipt or accrual of such refund and increased by the amount of any Tax (but not in excess of the amount of such reduction) saved as a result of such payment or (ii) the amount EME or any of its insurers has paid in respect of such Claim; PROVIDED that, so long as a Material Lease Default or Lease Event of Default shall have occurred and is continuing such amount may be held by the Owner Lessor as security for Midwest's and EME's respective obligations under the Operative Documents.

         Any Person seeking indemnity under this SECTION 12.1 who is not a party to this Agreement shall agree to the terms and conditions set forth in this SECTION 12.1 as a condition to making any such claim for indemnity under this SECTION 12.1.

         SECTION 12.2 GENERAL TAX INDEMNITY.

                           (a)      INDEMNITY. Except as provided in
paragraph (b), EME agrees to indemnify on an After-Tax Basis each of the Owner Participant, the OP Guarantor, the Equity Investor, the Owner Lessor, the Trust Company in its individual capacity, the Owner Trustee, the OP Member, the Noteholders, the Lease Indenture Trustee, the Lease Indenture Company in its individual capacity, the Pass Through Trustees and the Pass Through Company in its individual capacity, their respective successors and assigns, the past and present partners or members of or holders of the ownership interests in, as the case may be, the Owner Participant and the Affiliates of each of the foregoing (each a "TAX INDEMNITEE") and to hold each Tax Indemnitee harmless from and to defend each Tax Indemnitee against all Taxes that are imposed upon any Tax Indemnitee, the Facility, the Facility Site, the Undivided Interest, the Ground Interest, or any portion or Component thereof or any interest therein, or upon any Operative Document or interest therein, arising out of, in connection with or relating to, any of the following:

                                    (i)      the construction, financing,
         refinancing, acquisition, operation, warranty, ownership, use, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility, Undivided Interest, Ground Interest or the Facility Site, or any portion or Component thereof or any interest therein;

                                    (ii)     the conduct of the business or
         affairs of Midwest at the Facility and the Facility Site;

                                    (iii)   the manufacture, design, purchase,
         acceptance, rejection, delivery or condition of, or improvement to, the

         Facility, the Undivided Interest, the Ground Interest, the Facility Site, or any portion or Component thereof, or any interest therein;

                                    (iv)     the Facility Lease, the Facility
         Site Lease, the Facility Site Sublease or any other Operative Document, the execution or delivery thereof, or the performance, enforcement or amendment of any terms thereof;

                                    (v)      the payment or receipt of Basic
         Lease Rent, Renewal Lease Rent, Supplemental Lease Rent or any other amount payable under the Facility Lease; or

                                    (vi)     otherwise relating to the
         transactions contemplated by the Operative Documents.

                           (b)      EXCLUDED TAXES. The indemnity provided for
in paragraph (a) above shall not extend to any of the following Taxes (the "EXCLUDED TAXES"):

                                    (i)     Taxes imposed on, based on or mea-
         sured by gross or net income or receipts or capital or net worth (other than sales, use, property, ad valorem, rental, stamp, transfer, excise, license and value added taxes, and other than franchise tax imposed by the State of Illinois upon the Owner Participant, the Owner Lessor or their respective Affiliates under the Business Corporation Act of 1983, as amended, or any successor legislation thereto);

                                    (ii)     Taxes attributable to any period
         after expiration or other termination of the Facility Lease and, where required by the Facility Lease, return of the Facility to the Owner Lessor or its designee in accordance with the Facility Lease (or, in the case of the Lease Indenture Trustee, after the repayment of the Lessor Notes);

                                    (iii)   Taxes imposed on a Tax Indemnitee
         attributable to the gross negligence or willful misconduct of such Tax Indemnitee or any Related Party of such Tax Indemnitee;

                                    (iv)    Taxes in the nature of capital gain,
         accumulated earnings, personal holding company, excess profits, succession or estate, minimum, alternative minimum, preference, franchise, conduct of business and other similar taxes (other than franchise tax imposed by the State of Illinois upon the Owner Partici-pant, the Owner Lessor or their respective Affiliates under the Busi-ness Corporation Act of 1983, as amended, or any successor legislation thereto);

                                    (v)     Taxes imposed on a Tax Indemnitee
         that arise out of, or are caused by, any act or omission of such Tax Indemnitee (or any Related Party thereof) that is expressly prohibited by any Operative Document or by a breach by such Tax Indemnitee (or any Related Party thereof) of any of its representations, warranties or covenants under any Operative Document;

                                    (vi)     Taxes arising out of, or caused by,
         any voluntary assignment, sale, transfer or other voluntary disposition, or any involuntary transfer or disposition resulting from a bankruptcy or similar proceeding for relief of debtors in which such Tax Indemnitee is a debtor, by (or a foreclosure by a creditor of) (A) the Owner Participant of any of its Beneficial Interest, (B) the Owner Lessor of all or any of its interest in the Facility or the Facility Site, or (C) the Lease Indenture Trustee of any interest in the Lessor Notes or the Indenture Estate unless (i) such transfer or disposition occurs during the continuance of a Lease Event of Default, or (ii) such transfer or disposition is required under, or occurs pursuant to, the Operative Documents and the price paid is other than Fair Market Sales Value;

                                    (vii)    Taxes arising in connection with
         Owner Participant's Liens or Owner Lessor's Liens;

                                    (viii)  Taxes imposed on any assignee or
         successor-in-interest to a Tax Indemnitee to the extent any such Taxes exceed the Taxes that would have been imposed had no assignment or transfer taken place determined under the law as in effect on the date of transfer; PROVIDED that this exclusion shall not apply to the compu-tation of the gross-up amounts necessary to make a payment on an After-Tax Basis, nor to a transferee, assignee or successor in interest that acquires the interest of a Tax Indemnitee pursuant to a transfer or disposition in connection with the exercise of remedies during the continuance of a Lease Event of Default;

                                    (ix)    Taxes that are included as a part of
         Transaction Costs;

                                    (x)     Taxes imposed on, based on, or mea-
         sured by any compensation that any Owner Trustee or the Lease Indenture Trustee receives for its services;

                                    (xi)     any U.S. federal income taxes,
         including with respect to the Owner Participant, Taxes for which EME is obligated to indemnify the Owner Participant under the Tax Indem-nity Agreement (or which are expressly excluded from indemnification thereunder);

                                    (xii)   other than with respect to the
         Certificateholders, the Lease Indenture Trustee and the Pass Through Trustees or any Related Party in respect of any thereof (a "LENDER INDEMNITEE"), Taxes resulting from the Owner Lessor not being treated as a grantor trust or a nonentity for federal, state or local income tax purposes;

                                    (xiii)   Taxes attributable to the failure
         of any Tax Indemnitee to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity, connection with the jurisdiction imposing such Taxes or other similar matters; PROVIDED that the foregoing exclusion shall only apply if such Tax Indemnitee is eligible and obligated to comply with such requirement and shall have been given timely written notice of such requirement by EME;

                                    (xiv)   Taxes imposed on a Tax Indemnitee
         where the Tax Indemnitee's breach of its contest obligations under
         SECTION 12.2(g) effectively precludes EME's ability to contest the Taxes;

                                    (xv)    Taxes imposed on any Tax Indemnitee
         resulting from an amendment, modification, supplement or waiver to any Operative Document which was not requested by Midwest or EME and as to which Midwest or EME is not a party and the Tax Indemnitee (or, in the case of the Owner Participant, the Facility Lessor if acting at the express direction of the Owner Participant) is a party unless such amendment, modification, supplement or waiver (A) was required by applicable law or the Operative Documents, (B) may be necessary or appropriate to, and is in conformity with, any amendment, modification, supplement or waiver to any Operative Document agreed to by Midwest or EME in writing, or (C) is made while a Lease Event of Default shall have occurred and be continuing;

                                    (xvi)    Taxes imposed under Section 4975 of
         the Code, Section 406 of ERISA or any comparable laws of any governmental authority to the extent resulting from action by such Tax Indemnitee other than, in the case of the Owner Participant, the taking of any action at the request or direction of EME;

                                    (xvii)   Taxes imposed to the extent such
         Taxes result from the Tax Indemnitee (and in the case of the Owner Lessor, only if acting at the written direction of the Owner Participant) being organized under the laws of a jurisdiction other than the United States or any State thereof (other than, in the case of a Lender Indemnitee, such Taxes which did not exist under law in effect on the date such Lender Indemnitee became a party to this transaction);

                                    (xviii)  Any Taxes imposed on a Tax
         Indemnitee to the extent that such taxes would not have been imposed but for the activities of such Tax Indemnitee unrelated to the transac-tions contemplated hereby;

                                    (xix)   Taxes imposed on a Tax Indemnitee in
         the nature of interest, penalties, fines and additions to tax (i) payable as a result of such Tax Indemnitee's failure to file, in a procedurally proper manner and on a timely basis, any tax reports, returns or statements as to which EME has timely notified such Tax Indemnitee in writing of the requirement to file, unless such failure is otherwise caused by the failure of EME to fulfill its obligations, if any, with respect to such return (including provision of information sufficient to enable such Tax Indemnitee to file such report, return or statement), or (ii) to the extent not attributable to or resulting from Taxes for which an indemnity is provided hereunder; and

                                    (xx)    Taxes for as long as such Taxes are
         being contested pursuant to the contest provisions contained in SEC-TION 12.2(g).

                           (c)      PAYMENT. Each payment required to be made
by EME to a Tax Indemnitee pursuant to this SECTION 12.2 shall be paid either
(i) when due directly to the applicable taxing authority by EME if it is permitted to do so, or (ii) where direct payment is not permitted and with respect to gross up amounts in immediately available funds to such Tax Indemnitee by the latest of (A) 15 days following EME's receipt of the Tax Indemnitee's written demand for the payment (which demand shall be accompanied by a statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding indemnity and the computation of such Taxes), (B) in the case of amounts which are being contested pursuant to such paragraph (g), 15 days following the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which EME has requested review and determination pursuant to paragraph (d) below, the completion of such review and determination, but in no event later than the date which is three Business Days prior to the date payment of such Taxes is due. Any amount payable to EME pursuant to paragraph (e) or (f) below shall be paid within 15 days after the Tax Indemnitee realizes a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which EME has made a Tax Advance, the amount of EME's obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made. Any obligation of EME under this SECTION 12.2 and the Tax Indemnitee's obligation to repay the Tax Advance will be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such final determination.

                           (d)      INDEPENDENT EXAMINATION. Within 15 days
after EME receives any computation from the Tax Indemnitee, EME may request in writing that an independent public accounting firm selected by the Tax Indemnitee and reasonably acceptable to EME review and determine on a confidential basis the amount of any indemnity payment by EME to the Tax Indemnitee pursuant to this SECTION 12.2 or any payment by a Tax Indemnitee to EME pursuant to paragraph (e) or (f) below. The Tax Indemnitee and EME shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination, PROVIDED that such accounting firm shall agree in writing in a manner satisfactory to the Tax Indemnitee, or EME, as the case may be, to maintain the confidentiality of such information, and PROVIDED FURTHER that neither any Tax Indemnitee nor EME shall be required to disclose any of its tax returns or books that such Tax Indemnitee or EME, as the case may be, reasonably deems to be confidential in connection with such verification, and the parties hereto agree that such Tax Indemnitee, or EME, as the case may be, shall have sole control over the positions taken with respect to such party's tax returns and filings. The fees and disbursements of such accounting firm will be paid by EME; PROVIDED that such fees and disbursements will be paid by the Tax Indemnitee if the accountants determine that the present value of the total payments as calculated by the Tax Indemnitee is more than 105 percent of the present value of the correct payments (such present values in each case to be determined by the Discount
Rate). In the event such accounting firm determines that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon EME and the Tax Indemnitee. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this SECTION 12.2 and that matters of interpretation of this Participation Agreement or any other Operative Document are not within the scope of the independent accountant's responsibility. Such accounting firm shall be requested to make its determination within 30 days.

                           (e)      TAX BENEFIT. If, as the result of any
Taxes paid or indemnified against by EME under this SECTION 12.2, the aggregate Taxes actually paid by the Tax Indemnitee in connection with such payment for any taxable year and not subject to indemnification pursuant to this SECTION 12.2 are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a "TAX BENEFIT"); then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable by EME under paragraph (a) above and provided no Lease Event of Default shall have occurred and be continuing (in which event the payment provided under this SECTION 12.2(e) shall be deferred until the Lease Event of Default has been cured), such Tax Indemnitee shall pay to EME the lesser of (A) (y) the amount of such Tax Benefit, plus (z) an amount equal to any United States federal, state or local income tax benefit resulting to the Tax Indemnitee from the payment under clause (y) above and this clause (z) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity paid pursuant to this
SECTION 12.2 giving rise to such Tax Benefit, PROVIDED that any excess of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of EME to make payment to such Tax Indemnitee pursuant to this SECTION 12.2. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is required to be repaid or recaptured will be treated as Taxes for which EME must indemnify the Tax Indemnitee pursuant to this SECTION 12.2 without regard to paragraph
(b) hereof.

                           (f)      REFUND. If a Tax Indemnitee obtains a
refund or credit or would have received such refund or credit but for a counterclaim or other claim not indemnified by EME hereunder against which such refund or credit has not been applied (an "offset refund or credit") of all or part of any Taxes paid, reimbursed or advanced by EME pursuant to this
SECTION 12.2, the Tax Indemnitee shall pay to EME within 15 days of such receipt, or in the case of an offset refund or credit, within 15 days of the resolution of such contest (x) the amount of such refund or credit (net of any Tax payable by the Tax Indemnitee as a result of the receipt or accrual of such refund or credit) plus (y) an amount equal to any Tax Benefit realized by such Tax Indemnitee by reason of such payment to EME (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis), PROVIDED that (A) if at the time such payment is due to EME a Lease

Event of Default shall have occurred and be continuing, such amount shall not be payable until such Lease Event of Default has been cured, and (B) the amount payable to EME pursuant to this sentence shall not exceed the amount of the indemnity payment in respect of such refunded or credited Taxes that was made by EME (and such excess shall be carried forward and applied to reduce pro tanto any subsequent obligations of EME to make payments to such Tax Indemnitee pursuant to this SECTION 12.2). If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which EME must indemnify the Tax Indemnitee pursuant to this SECTION 12.2 without regard to paragraph (b) hereof. If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by EME pursuant to this SECTION 12.2, a Tax Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee shall pay to EME within 15 days (1) the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by EME prior to the receipt of such refund or credit (net of Taxes payable in respect of the receipt or accrual of such interest) and (2) any Tax savings resulting from payments made by the Tax Indemnitee under this
SECTION 12.2.

                           (g)      CONTEST.

                                    (i)      NOTICE OF CONTEST. If a written
         claim is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which EME may be required to indemnify against hereunder (a "TAX CLAIM"), such Tax Indemnitee shall give EME written notice of such Tax Claim promptly after its receipt, and shall furnish EME with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim, PROVIDED that failure so to notify EME shall not relieve EME of any obligation to indemnify the Tax Indemnitee hereunder except to the extent such failure effectively precludes EME from contesting such Tax. The Tax Indemnitee shall not pay such Tax Claim until at least 30 days after providing EME with such written notice, unless (a) the Tax Indemnitee is required to do so by law or regulation and (b) in the written notice described above, the Tax Indemnitee has notified EME of such requirement.

                                    (ii)     CONTROL OF CONTEST. Subject to
         subsection (g)(iii) below, EME will be entitled to contest (acting through counsel selected by EME and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (i) such Tax Claim may be segregated procedurally and contested independently from tax claims for which EME is not obligated to indemnify the Tax Indemnitee, PROVIDED that if the Tax Indemnitee reasonably determines at any time that permitting EME to conduct or continue to conduct such contest could have material adverse business or other consequences to such Tax Indemnitee, such Tax Indemnitee shall have the right to control or reassert control over such contest, or (ii) the Tax Indemnitee requests that EME control such contest; PROVIDED that in the case of any such contest pursuant to (i) or (ii) EME shall use all reasonable efforts to contest such Tax Claim in its own name, and PROVIDED FURTHER that such contest shall be at EME's sole cost and expense. EME shall consult in good faith with the Tax Indemnitee and its counsel and shall provide the Tax Indemnitee with copies of any reports or claims issued by the relevant auditing agent or taxing authority, but the decisions regarding what actions to be taken shall be made by EME in its sole judgment.

                                    In the case of all other Tax Claims, the Tax
         Indemnitee will contest the Tax Claim at EME's expense if EME shall request that the Tax be contested (in accordance with subsection
         (g)(iii) below), and the following rules shall apply with respect to such contest:

                                            (1)      the Tax Indemnitee will
         control the contest of such Tax Claim in good faith (acting through counsel selected by the Tax Indemnitee and reasonably satisfactory to
         EME),

                                            (2)     at EME's written request, if
         payment is made to the applicable taxing authority, the Tax Indemnitee shall use all reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings,

                                            (3)      the Tax Indemnitee
         conducting such contest shall consult with and keep reasonably informed EME and its designated counsel with respect to such Tax Claim and shall consider and consult in good faith with EME regarding any request (a) to resist payment of Taxes if practical and (b) not to pay such Taxes except under protest if protest is necessary and proper, but the deci-sion regarding what actions to be taken shall be made by the Tax Indemnitee in its sole judgment.

                                            (4)      Notwithstanding paragraph
         (3), above, the Tax Indemnitee shall not otherwise settle, compromise or abandon such contest without EME's prior written consent except as provided in paragraph (g)(iv) below.

                                    (iii)    CONDITIONS OF CONTEST.
         Notwithstanding the foregoing, no contest with respect to a Tax Claim will be required or permitted pursuant to this SECTION 12.2, and EME shall be required to pay the applicable Taxes without contest, unless:

                                            (1)      within 30 days after notice
         by the Tax Indemnitee to EME of such Tax Claim, EME shall request in writing to the Tax Indemnitee that such Tax Claim be contested, PROVIDED that if a shorter period is required for taking action with respect to such Tax Claim and the Tax Indemnitee notifies EME of such requirement, EME shall use reasonable best efforts to request such contest within such shorter period, and such Tax Indemnitee shall take no action for as long as it is legally able to do so,

                                            (2)      no Lease Event of
         Default has occurred and is continuing,

                                            (3)      there is no risk of sale,
         forfeiture or loss of, or the creation of a Lien (other than a Permitted Lien) on the Facility, Owner Lessor's or Owner Participant's interest in the Facility, the Facility Site, the Undivided Interest, the Ground Interest or any portion or Component thereof or any interest therein as a result of such Tax Claim; PROVIDED that this clause (3) shall not apply if

         EME shall have posted and maintained a bond or otherwise provided security for EME's obligations under SECTION 12.2 satisfactory to the Tax Indemnitee in its reasonable discretion, or the Tax is fully paid in either manner specified in clause (5) below,

                                            (4)      there is no risk of
         imposition of any criminal penalties,

                                            (5)      if such contest involves
         payment of such Tax, EME will either advance to the Tax Indemnitee on an interest-free basis and with no after-tax cost to such Tax Indemnitee (a "TAX ADVANCE") or pay such Tax Indemnitee the amount payable by EME pursuant to SECTION 12.2(a) above with respect to such Tax, and such Tax Indemnitee shall promptly pay to EME any net Tax Benefit recognized which results from any imputed interest deduction arising from such interest free Tax Advance plus any net Tax Benefit recognized which result from making any such payment.

                                            (6)      EME agrees to pay (and pays
         on demand) and with no after-tax cost to such Tax Indemnitee all reasonable costs, losses and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including, without limita-tion, all reasonable legal, accounting and investigatory fees and disbursements),

                                            (7)      the Tax Indemnitee has been
         provided at EME's sole expense with an opinion, reasonably acceptable to such Tax Indemnitee, of independent tax counsel of recognized standing selected by EME and reasonably acceptable to the Tax Indemnitee to the effect that there is a Reasonable Basis for contesting such Tax Claim,

                                            (8)      in the case of a judicial
         appeal, no appeal to the U.S. Supreme Court shall be required of the Tax Indemnitee or shall be permitted by EME.

                                            (9)      In the case of a judicial
         contest, EME shall have delivered to the Tax Indemnitee a written acknowledgment of its liability under this SECTION 12.2 for such Taxes, PROVIDED, HOWEVER, that EME shall not be bound by its acknowledgment of liability if the contest is resolved on the basis of a written decision of the adjudicator that clearly indicates the basis for the conclusion that EME has no liability under this SECTION 12.2 with respect to such Tax, unless EME's conduct of the contest has materially prejudiced the Tax Indemnitee.

                                    (iv)    WAIVER OF INDEMNIFICATION.  Notwith-
         standing anything to the contrary contained in this SECTION 12.2, the Tax Indemnitee at any time may elect to decline to take any action or any further action with respect to a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without EME's consent if the Tax Indemnitee:

                                            (1)      waives its right to any
         indemnity payment by EME pursuant to this SECTION 12.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by the Tax Indemnitee's declination to take action with respect to the Tax Claim), and

                                            (2)      promptly repays to EME any
         Tax Advance and any amount paid to such Tax Indemnitee under SECTION 12.2(a) above in respect of such Taxes.

         Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax Claim.

                           (h)      REPORTS.

                                    (i)    If any report, statement or return is
         required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this SECTION 12.2, EME will (1) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) either
         (y) if permitted by applicable law, prepare such report, statement or return for filing by EME in such manner as will show the ownership of the Facility by the Owner Lessor for United States federal, state and local income tax purposes (if applicable), send a copy of such report, statement or return to the Tax Indemnitee and timely file such report, statement or return with the appropriate taxing authority, or (z) if so directed by the Tax Indemnitee or in any event if practicable and if the return to be filed reflects only information in respect of the transactions contemplated by the Operative Documents, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee.

                                    (ii)   Each of the Tax Indemnitee or EME, as
         the case may be, will timely provide the other, at EME's expense, with all information in its possession that the other party may reasonably require and request to satisfy its obligations under this paragraph
         (h), but only if and to the extent that such Tax Indemnitee is legally entitled to furnish such information.

                           (i)      NON-PARTIES. If a Tax Indemnitee is not a
party to this Agreement, EME may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to Midwest, to the terms of this
SECTION 12 (to the extent applicable to such Tax Indemnitee) prior to making any payment to such Tax Indemnitee under this Section.

SECTION XIII        MIDWEST'S RIGHT OF QUIET ENJOYMENT

         Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Facility Lease, and the Facility Site Sublease and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, neither it nor any party acting by, through or under such party shall take or cause to be taken any action contrary to

Midwest's rights under the Facility Lease and the Facility Site Sublease, including the right to possession, use and quiet enjoyment of the Undivided Interest and the Ground Interest.

SECTION XIV         SUPPLEMENTAL FINANCING OF IMPROVEMENTS; OPTIONAL
                    REFINANCINGS

         SECTION 14.1 FINANCING IMPROVEMENTS.

         Upon the written request of Midwest delivered at least 90 days prior to any proposed financing of the cost of any Required or Non-Severable Improvement, the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustees agree to cooperate with Midwest to (a) issue Additional Lessor Notes under the Lease Indenture to finance such Improvement which will rank pari passu with the Lessor Notes then outstanding; and (b) execute and deliver an amendment to the Facility Lease to reflect the adjustments required by clause (v) below; PROVIDED, HOWEVER, that the Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance the Owner Lessor's Percentage of any such Improvement by making an Additional Equity Investment in such amount, if any, as it may determine in its sole discretion. Midwest shall have no obligation to accept and the Owner Participant shall not be obligated to provide such Additional Equity Investment. The obligation to finance such Improvement through the issuance of Additional Lessor Notes (any financing of Improvements through the issuance of such Additional Lessor Notes being called a "SUPPLEMENTAL FINANCING") is subject to the limitations on incurrence of additional Indebtedness set forth in the Operative Documents and the following additional conditions:

                                    (i)     there shall be no more than one such
         financing in any calendar year;

                                    (ii)    Improvements shall be made in
         compliance with the Operative Documents;

                                    (iii)   such Improvement is a Required
         Improvement;

                                    (iv)     the Additional Lessor Notes shall
         have a final maturity date no later than the expiration date of the Basic Lease Term or any Renewal Term then in effect or already elected by Midwest and will be fully repaid out of additional Basic Lease Rent or Renewal Rent and Termination Value as adjusted pursuant to the Operative Documents;

                                    (v)      appropriate adjustments to Basic
         Lease Rent and Termination Value (determined without regard to any tax benefits associated with such Improvements, unless the Owner Partic-ipant is making an Additional Equity Investment) shall also be made to protect the Owner Participant's Expected Return;

                                    (vi)     EME shall have paid, on an
         After-Tax Basis, all reasonable out-of-pocket costs and expenses of the Lease Financing Parties, including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee, the Lease Indenture Company in its individual capacity, the Pass Through Trustees and the Pass Through Company in its individual capacity, in each case to the extent incurred in connection with any financing or refinancing pursuant to this
         SECTION 14;

                                    (vii)    no Lease Event of Default shall
         have occurred and be continuing unless the Improvements to be constructed with the proceeds of the Additional Lessor Notes shall cure such Lease Event of Default, and any such Improvements shall be made in compliance with the Operative Documents;

                                    (viii)   the sum of (y) the principal amount
         of such Additional Lessor Notes and (z) the principal amount of all comparable additional lessor notes used to finance such Improvements pursuant to the Other Facility Lease, is not less than $20 million and not greater than 100% of the cost of the Improvements being financed; PROVIDED that the sum of (I) the outstanding balance of the Lessor Notes and (II) all comparable lessor notes issued and outstanding of the Other Owner Lessor under the lease indenture to which such Other Owner Lessor are party never exceeds (x) 90% of the lesser of (1) the fair market value of the Facility taking into account such Improvements, as determined pursuant to the Appraisal Procedure, and
         (2) the sum of (t) the Purchase Price, (u) the comparable purchase price for the Other Undivided Interest and (v) the cost of the Improvement being financed;

                                    (ix)    the Owner Participant shall have re-
         ceived a favorable opinion reasonably satisfactory to it from Hunton & Williams, or from nationally recognized tax counsel selected by the Owner Participant and reasonably acceptable to EME, to the effect that such financing would not result in any material indemnified, or any unindemnified, incremental tax risk to the Owner Participant;

                                    (x)      the Owner Participant shall not
         suffer any material adverse accounting effects under GAAP as a result of providing such additional financing;

                                    (xi)     the cost of the Improvement,
         together with the cost of all previous Improvements financed with Additional Lessor Notes is not greater than 25% of the sum of (x) the Purchase Price and (y) the comparable purchase price for the Other Undivided Interest; unless the Facility Lessee shall have received confirmation that after giving effect to the financing in connection with such Improvement, the Lease Debt rating will not fall below BBB-or Baa3 from S&P and Moody's, respectively;

                                    (xii)    Midwest and EME shall have made or
         delivered such representations, warranties, covenants, opinions or certificates as the Owner Participant may reasonably request; and

                                    (xiii)   such Additional Lessor Notes are
         issued pursuant to and in accordance with SECTION 2.13 of the Lease Indenture and Midwest and EME shall have delivered such certificates, reports and other documents and shall have taken all other actions which are required to be delivered or taken by them pursuant to SECTION
         2.13 of the Lease Indenture.

         Notwithstanding the prior provision dealing with the financing of Improvements through the Facility Lease, Midwest shall at all times have the right to finance Improvements to the Facility other than through the Facility Lease; PROVIDED that Improvements may only be financed other than through the Facility Lease if such financing would not result in any Lien on the Facility or the Facility Land and shall be subject to the limitations on incurrence of additional Indebtedness contained in the other Operative Documents; PROVIDED FURTHER, that providers of financing for such Improvements made other than through the Facility Lease agree to be bound by Section 18.19 of this Agreement and by the Subordination Agreement; PROVIDED FURTHER, that Required Improvements and Non-Severable Improvements shall automatically, upon being affixed to the Facility, become the property of the Owner Lessor and subject to the Facility Lease.

         SECTION 14.2 OPTIONAL REFINANCING OF LESSOR NOTES. Midwest will have the right, exercisable on no more than three occasions, for as long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, to request the Owner Lessor, and the Owner Lessor shall reasonably consider and shall not unreasonably refuse, to refund or refinance the Lessor Notes, in the public or private market, in whole but not in part, through the issuance of new notes to the public (notes issued in such refinancing, the "NEW LESSOR NOTES"), to a pass through trust or to such other funding vehicles as may be used at that time or to any other party that is not the Facility Lessee or any Affiliate thereof; PROVIDED that any refinancing under this SECTION 14.2 shall also be subject to satisfaction of the following conditions:

                                    (i)      the Owner Lessor shall be able to
         issue and sell the New Lessor Notes in an amount adequate to accomplish such refunding or refinancing;

                                    (ii)    the Owner Participant shall receive
         an opinion reasonably satisfactory to it from Hunton & Williams or from nationally recognized tax counsel selected by the Owner Participant and reasonably acceptable to the Facility Lessee and EME, to the effect that such refinancing (as opposed to the right to request such refinancing) would not result in any material indemnified or any unindemnified incremental tax risk to the Owner Participant (including tax risks relating to the classification of the Lessor Notes as qualified nonrecourse indebtedness; PROVIDED, HOWEVER, that absent a change in law or judicial, administrative or legislative interpretation thereof after the Closing Date, there would not be incremental tax risk with respect to the allocation of interest expense for foreign tax credit purposes from a refinancing consummated in accordance with the provisions set forth below);

                                    (iii)   all documentation in connection with
         such refinancing shall be reasonably satisfactory to the Owner Lessor, the Owner Trustee, and the Owner Participant and conditions set forth therein shall be met;

                                    (iv)     the Owner Participant shall be
         entitled to a consent fee of $25,000 in connection therewith;

                                    (v)      the refinancing shall not result in
         any other material adverse effect on the rights or interests of the Owner Lessor or the Owner Participant;

                                    (vi)     New Lessor Notes shall be issued in
         compliance with Section 467 of the Code and any proposed, temporary, or final regulation thereunder, in each case as modified and in effect on the date of such issuance.

                                    (vii)    all necessary authorizations,
         approvals and consents in connection with such refinancing shall have been obtained from each Person whose authorization, approval or consent is necessary to consummate such refinancing with respect to the Facility Lessee, the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustees, and such authorizations, approvals and consents shall be in full force and effect on the closing date of such refinancing;

                                    (viii)  the consummation of the transactions
         contemplated by the refinancing shall not cause the Owner Participant to account for the transactions contemplated by the Operative Docu-ments as other than a "leveraged lease" under FAS 13;

                                    (ix)    all payment dates for principal and
         interest payments on the New Lessor Notes shall become Rent Payment Dates;

                                    (x)      on the closing date of such
         refinancing, each of the Facility Lessee, the Owner Lessor and the Lease Indenture Trustee shall have executed and delivered all appropriate supplements to the Operative Documents that are necessary to consummate such refinancing, in form and substance reasonably satisfactory to the Owner Lessor and the Lease Indenture Trustee;

                                    (xi)    each of the Owner Lessor, the Owner
         Participant, the Lease Indenture Trustee and the Pass Through Trustees shall have received an opinion of counsel for the Facility Lessee on such matters as they may reasonably request and in form and substance reasonably satisfactory to the Owner Participant and the Lease Indenture Trustee;

                                    (xii)    Midwest and EME shall have
         delivered such certificates, reports and other documents and shall have taken all other actions which are required to be delivered or taken by them pursuant to SECTION 2.13 of the Lease Indenture;

                                    (xiii)  each of the Owner Lessor, the Owner
         Participant and the Lease Indenture Trustee shall have received from the Facility Lessee a certificate dated the date of the issuance of the New Lessor Notes executed on behalf of the Facility Lessee by an Authorized Officer thereof stating that all conditions precedent to the issuance of such New Lessor Notes have been satisfied or waived;

                                    (xiv)   the consummation of any transaction
         contemplated by such refinancing shall not violate any Requirements of Law except to the extent that such non-compliance with the Requirements of Law would not have a material adverse effect on the Owner Lessor.

                                    (xv)     the New Lessor Notes shall have a
         final maturity date no later than six months after the stated maturity date of the Initial Lessor Notes as set forth in Section 2.4 of the Lease Indenture and the weighted average life to maturity of the New Lessor Notes shall not vary from the remaining weighted average life-to-maturity of the Lessor Notes (immediately prior to such refinancing) by more than six months;

                                    (xvi)    the principal amount of the New
         Lessor Notes shall not exceed by more than 5 percent the remaining principal amount of the Lessor Notes (immediately prior to such refinancing);

                                    (xvii)   the New Lessor Notes shall satisfy
         the requirements of Temp. Treas. Reg. Section 1.861 - 10T(b)(2)(iii),
         (iv) and (v) and not be excluded by reason of Temp. Treas. Reg.
         Section 1.861 - 10T(b)(4); and

                                    (xviii)  if New Lessor Notes are not issued
         under the Lease Indenture, the holders of New Lessor Notes must agree to be bound by Section 18.19 of this Agreement and by the Subordination Agreement.

         SECTION 14.3 COOPERATION. The Owner Participant will cooperate with and reasonably assist Midwest in connection with any refinancing and/or assumption of the Lessor Notes, so long as such refinancing is in accordance with the terms of the Operative Documents. The Owner Participant will execute such agreements and documents as may be necessary with respect to any such refinancing and will instruct the Owner Lessor to act accordingly. Nothing contained in this SECTION 14 shall limit Midwest's right to request a refinancing in accordance with SECTION 14.2, above, refinance the Lessor Notes and to make corresponding changes to Basic Lease Rent and the Termination Value in accordance with the rent adjustment provisions set forth in SECTION 3 of the Facility Lease.

SECTION XV  PRE-CLOSING ADJUSTMENTS TO BASIC LEASE RENT AND
            TERMINATION VALUE

                           (a)      Prior to or on the Closing Date, Basic Lease
Rent and Termination Values, the Equity Portion of Basic Lease Rent and the Equity Portion of Termination Value (and the allocations of Basic Lease Rent and 467 Fixed Rent) shall be adjusted, either upward or downward, in accordance with the Facility Lease:

                                    (i)      to re-optimize the loans evidenced
         by the Initial Lessor Notes; and

                                    (ii)    to reflect any changes in the
         Pricing Assumptions, including, without limitation, (x) the initial interest rate on any of the Lessor Notes which is different from the applicable interest rate under the Initial Lessor Notes set forth in the Pricing Assumptions, (y) an increase in the Maximum Transaction Costs amount assumed in the Pricing Assumptions, unless Midwest has elected to pay such increase, and (z) a Closing Date other than the Scheduled Closing Date; and

                                    (iii)    to reflect any enactment,
         promulgation, release or adoption of, amendment to or change in the Code, Treasury Regulations, Revenue Rulings or Revenue Procedures ("TAX LAW CHANGE") enacted prior to the Closing;

PROVIDED that if any adjustment required by this paragraph would cause (x) on an After-Tax Basis the present value of Basic Lease Rent as a percentage of the Purchase Price discounted at 6% per annum to increase by more than 100 basis points or (y) the total Basic Lease Rent to increase by more than 2.0%, Midwest shall not be obligated to close the Overall Transaction.

                           (b)      Any adjustment pursuant to this SECTION 15
shall be calculated (A) so as not to negatively affect the Owner Participant's Expected Return through the Basic Lease Term and (B) to maintain operating lease treatment for EME; PROVIDED, HOWEVER, that to the extent it is not possible as the transaction is then structured to achieve both (A) and (B), the Owner Trust, the Owner Participant and Midwest shall work in good faith to restructure the transaction in a manner which would achieve both results; and PROVIDED, FURTHER, that to the extent consistent with preserving both such objectives, all adjustments shall at the option of Midwest be calculated to (x) minimize the average annual Basic Lease Rent over the Basic Lease

Term for Midwest's GAAP accounting purposes and/or (y) minimize, to the extent possible, the present value to Midwest of the Basic Lease Rent; and PROVIDED, FURTHER, that to the extent that any adjustment pursuant to this SECTION 15 fails to maintain operating lease treatment for EME, EME shall not be obligated to close the Overall Transaction. Adjustments will be made using the same method of computation, assumptions and pricing constraints originally used (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of the Basic Lease Rent (and the allocation of Basic Lease Rent and 467 Fixed Rent) and corresponding adjustments to Termination Values will be made. Adjustments may not result in a book loss to the Owner Participant in the year of adjustment and will be computed by the Owner Participant (or the Equity Investor if prior to the Closing Date) based upon the Tax Assumptions and the Pricing Assumptions used to calculate the Basic Lease Rent and Termination Values and shall be subject to verification procedure set forth in the Facility Lease.

SECTION XVI  RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER

         SECTION 16.1 RIGHT OF FIRST OFFER. In the event the Owner Participant desires to sell, lease, convey or otherwise transfer some or all of its Beneficial Interest other than to an Affiliate of the Owner Participant (other than in connection with the exercise of remedies following a Lease Event of Default) prior to the expiration of the Facility Lease Term, the Owner Participant must first offer to sell such Beneficial Interest to the Facility Lessee on the terms and conditions set forth in this SECTION 16.1. Such offer shall be made to the Facility Lessee in the form of a proposed term sheet, which proposed term sheet shall include an outline of the price and of the terms, conditions and provisions upon which the Owner Participant would be willing to transfer such Beneficial Interest or any part thereof. The Facility Lessee will thereafter have the right within a period of forty-five (45) days from and after the receipt by the Facility Lessee of such proposed term sheet to notify the Owner Participant of its intent to exercise its right to purchase hereunder. If the Facility Lessee elects to exercise the right provided in the preceding sentence, it shall within 60 days of such notice purchase, and the Owner Participant shall sell, the Beneficial Interest on the same terms and conditions as the offer giving rise to such right. If the Facility Lessee does not give such notice to the Owner Participant within the forty-five (45) day period or does not purchase the Beneficial Interest within 60 days of such notice, the Owner Participant will be free to so sell, lease, convey or otherwise transfer such Beneficial Interest, or a portion thereof, at a price


                        -------------------------------------
no less than the price set forth in the proposed term sheet and on terms and conditions, taken as a whole, that, other than in an immaterial respect, are no less favorable to the Owner Participant than the terms and conditions set forth in the proposed term sheet, unless the failure to purchase the Beneficial Interest within 60 days is attributable to the Owner Participant. In the event that the terms or conditions are revised in any way that the price is reduced or any of the other terms and conditions thereof, taken as a whole change the agreement for sale, lease, conveyance or transfer such that the terms and conditions of any such subsequent transaction are less favorable, other than in an immaterial respect, to the Owner Participant, the Owner Participant must again comply with the notice and acceptance provisions of this SECTION 16.1. It is understood and agreed among the parties hereto that the transaction contemplated by this SECTION 16.1 shall not effect a merger of the Facility Lessee's ownership interest in the Facility and the Facility Site with the Owner Lessor's Interest.

         SECTION 16.2 RIGHT OF FIRST REFUSAL. In the event the Owner Participant desires to sell, lease, convey or otherwise transfer some or all of its Beneficial Interest or cause the Owner Lessor to sell, lease, convey or otherwise transfer its Owner Lessor's Interest at any time within three years after expiration or termination of the Facility Lease (other than pursuant to SECTION 13 and 14 of the Facility Lease) to any Person other than an Affiliate of the Owner Participant, the Facility Lessee or an Affiliate thereof, the Facility Lessee shall have the right, unless such sale, lease, conveyance or transfer is in connection with the exercise of remedies upon a Lease Event of Default, to purchase, lease or otherwise acquire such interest on the terms and conditions set forth in the bid that the Owner Participant intends to accept. The Owner Participant shall give the Facility Lessee prompt written notice of all bona fide offers that have been received from any other Person to purchase or acquire the Owner Lessor's Interest or Owner Participant's Beneficial Interest or any part of either during such three-year period following the expiration or termination of the Facility Lease, and which offers it wishes to accept, together with a full and complete statement of the price and all of the material terms, conditions and provisions contained in such offers. The Facility Lessee shall thereafter have the right within a period of forty-five
(45) days from and after the receipt by the Facility Lessee of such notice to notify the Owner Participant of its intent to exercise its rights of first refusal. If the Facility Lessee elects to exercise the right provided in the preceding sentence, it shall within 60 days of such notice purchase, and the Owner Participant shall sell, the Beneficial Interest on the same terms and conditions as the offer giving rise to such right. If the Facility Lessee does not give such notice to the Owner

Participant within the forty-five (45) day period or does not purchase the Beneficial Interest within sixty (60) days of such notice, the Owner Participant shall be free to proceed under the terms and conditions as set forth in its irrevocable notice to the Facility Lessee, unless the failure to purchase the Beneficial Interest within sixty (60) days is attributable to the Owner Participant. In the event that the terms or conditions are revised in any way that changes the agreement for sale, lease, conveyance or transfer such that the terms and conditions thereof, other than in immaterial respects, are less favorable to the Owner Participant (including any reduction in price or a change in the terms of payment thereof in a manner that is beneficial to the potential purchaser), the Owner Participant must again comply with the notice and acceptance provisions of this SECTION 16.2. In connection with the Facility Lessee's exercise of the right of first refusal pursuant to this SECTION 16.2 with respect to the Owner Lessor's Interest, the Ground Interest shall be conveyed to the Facility Lessee.

SECTION XVII   SPECIAL LESSEE TRANSFER

         In the case of a Regulatory Event of Loss or Burdensome Buyout Event under the Facility Lease, the Facility Lessee (or its designee), so long as the Facility Lessee shall remain liable under the Facility Lease to pay Basic Lease Rent and all other payments under the Facility Lease, upon not less than 30 days' written notice to the Owner Participant and the Lease Indenture Trustee, on the applicable Termination Date, may purchase the Owner Participant's Beneficial Interest, or, in the case of a Burdensome Buyout Event, the membership interest in the Owner Participant, and keep the Facility Lease in place; PROVIDED, that (i) the Owner Participant shall not suffer any detriment (including tax or book consequences) from such purchase (as compared to that which would have resulted had the Facility Lessee terminated the Facility Lease and purchased the Owner Lessor's Interest), (ii) the Facility Lessee satisfies the transferee requirements contained in SECTION 12.1 hereof applicable to transfers by the Owner Participant, if applicable and (iii) EME pays all expenses incurred by the other Lease Financing Parties in connection therewith. If the Facility Lessee chooses to purchase the Owner Participant's Beneficial Interest or the membership interest in the Owner Participant, as the case may be, pursuant to the preceding sentence, on the applicable Termination Date, EME (or its designee) shall pay to the Owner Participant or to the Equity Investor, as the case may be, the Special Lessee Transfer Amount determined as of such date, plus all amounts due and payable to the Owner Participant or Equity Investor, as the case may be, on such date under the Operative Documents.

         Concurrently with the payment of all sums required to be paid pursuant to this SECTION 17 (or on such later date of transfer of the Owner Participant's Beneficial Interest or membership interest in the Owner Participant, as the case may be, in accordance with clause (ii) below) (i) the Facility Lessee shall cease to have any liability to the Owner Participant with respect to the Operative Documents, except for obligations surviving pursuant to the express terms of any Operative Document or which have otherwise accrued but not been paid as of such date and (ii) the Owner Participant or the Equity Investor, as the case may be, will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded at EME's expense) the Owner Participant's Beneficial Interest or membership interest in the Owner Participant, as the case may be, to the Facility Lessee (or its designee); PROVIDED, HOWEVER, that if the Lien of the Lease Indenture has not been terminated or discharged, such transfer shall not be made to the Facility Lessee, but shall be made to the Facility Lessee's designee promptly upon the Facility Lessee's designation of such designee and such designee will agree not to transfer the Owner Participant's Beneficial Interest or the membership interest in the Owner Participant, as the case may be, to the Facility Lessee until such Lien is discharged. The Owner Participant or Equity Investor, as the case may be, shall make any transfer under this SECTION 17 on an "as is," "where is" basis, without warranty other than as to the absence of Owner Lessor's Liens and Owner Participant's Liens on the Owner Participant's Beneficial Interest or the membership interest in the Owner Participant, as the case may be. It is understood and agreed among the parties hereto that the transaction contemplated by this SECTION 17 shall not effect a merger of the Facility Lessee's leasehold interest in the Facility and subleasehold interest in the Facility Site with the Owner Lessor's Interest. EME will pay all reasonable costs and expenses of the Lease Financing Parties in connection with any transfer pursuant to this SECTION 17. Subsequent to such transfer, the Facility Lessee and the Owner Lessor may, without the consent of the Lease Indenture Trustee or the Pass Through Trustees, waive the Regulatory Event of Loss or Burdensome Buyout Event that gave rise to the right to purchase the Owner Participant's Beneficial Interest or the membership interest in the Owner Participant, as the case may be, and the Facility Lease shall continue in full force and effect in accordance with its terms.

SECTION XVIII   MISCELLANEOUS

         SECTION 18.1 CONSENTS. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Lessor under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by the Owner Lessor.

         SECTION 18.2 SUCCESSOR OWNER LESSOR. The parties hereto agree that the transfer or assignment pursuant to the terms of the Trust Agreement by the Owner Lessor to a successor Owner Lessor, pursuant to the trust created thereunder, will not violate the terms of any Operative Document.

         SECTION 18.3 BANKRUPTCY OF TRUST ESTATE. If (i) all or any part of the Trust Estate becomes the property of a debtor subject to the reorganization provisions of Title 11 of the United States Code, as amended from time to time, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Notes, and (iii) the Lease Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Lease Indenture Trustee shall promptly refund to the Owner Participant such Excess Amount. For purposes of this SECTION 18.3, "EXCESS AMOUNT" means the amount by which such payment exceeds the amount which would have been received by the Lease Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this SECTION
18.3 shall prevent the Lease Indenture Trustee from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Agreement (other than referred to in clause
(ii)).

         SECTION 18.4 AMENDMENTS AND WAIVERS. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing, executed by each party hereto.

         SECTION 18.5 NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(c) in the case of notice by such a telecommunications device, upon transmission thereof, PROVIDED such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

         If to Midwest:

                           One Financial Place
                           440 South LaSalle Street, Suite 3500
                           Chicago, IL  60605
                           Facsimile No.: (312) 583-6111
                           Attention:  President
                           with a copy to EME at the address below

         If to EME:

                           18101 Von Karman Avenue
                           Suite 1700
                           Irvine, CA  92612
                           Facsimile No.: (949) 752-1420
                           Attention:  General Counsel

         If to the Owner Lessor, the Owner Trustee or the Trust Company:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware  19890-0001
                           Telephone No.: (302) 651-1000
                           Facsimile No.  (302) 651-8882
                           Attention: Corporate Trust Administration with a copy to the Owner Participant

         If to the Owner Participant:

                           Powerton Generation I, LLC
                           c/o PSEG Resources Inc.
                           80 Park Plaza, Suite T-22
                           Newark, NJ  07101
                           Telephone No.: (973) 456-3560
                           Facsimile No.: (973)-456-3569
                           Attention:   President

         If to the Lease Indenture Trustee or the Lease Indenture Company:

                           United States Trust Company of New York
                           114 West 47th Street, 25th Floor
                           New York, New York 10036
                           Facsimile No.:  (212) 852-1625
                           Attention: Christopher J. Grell, Vice President

         If to Pass Through Trustees or the Pass Through Company:

                           United States Trust Company of New York
                           114 West 47th Street, 25th Floor
                           New York, New York 10036
                           Facsimile No.: (212) 852-1625
                           Attention: Christopher J. Grell, Vice President

A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto. In addition, Midwest and EME, without duplication, shall (unless otherwise directed by the applicable Rating Agency) provide to each Rating Agency a copy of any information, report or notice it gives to the Lease Indenture Trustee hereunder or any other Operative Documents.

         SECTION 18.6 SURVIVAL. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by EME under SECTIONS 12.1 and 12.2 of this Agreement shall, subject to SECTIONS 12.1(b) and 12.2(b), respectively, expressly survive the expiration or early termination (in either case, for whatever reason) of the Facility Lease or the transfer or other disposition (including by resignation and removal) of the respective interests of the Owner Participant, the Owner Lessor, the Trust Company, the Owner Trustee and the Lease Indenture Company, the Lease Indenture Trustee, the Pass Through Trustees and the Pass Through Company in, to and under this Agreement and other Operative Documents.

         SECTION 18.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Owner Participant's Beneficial Interest permitted under SECTION 10.1. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.

         SECTION 18.8 GOVERNING LAW. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

         SECTION 18.9 SEVERABILITY. If any provision hereof shall be invalid, illegal or unenforceable under Requirement of Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

         SECTION 18.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

         SECTION 18.11 HEADINGS AND TABLE OF CONTENTS. The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         SECTION 18.12     LIMITATION OF LIABILITY.

                           (a)      None of the Owner Participant, the Owner
Lessor, the Owner Trustee, the Trust Company, the Lease Indenture Company, the Lease Indenture Trustee, the Pass Through Trustees or the Pass Through Company shall have any obligation or duty to Midwest, EME or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the Operative Documents, and neither the Owner Lessor, the Owner Participant, the Owner Trustee, the Trust Company, the Lease Indenture Company, the Lease Indenture Trustee, the Pass Through Trustees or the Pass Through Company shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant be liable to Midwest, EME, the Lease Indenture Trustee, the Pass Through Trustees or the Pass Through Company for any action or inaction on the part of the Owner Lessor or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Lessor, unless such action or inaction is at the written direction of the Owner Participant.

                           (b)      The Trust Company is executing the
Operative Documents to which it is a party solely as trustee under the Trust Agreement and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the Trust Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor or the Owner Trustee hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Trust Estate; PROVIDED, HOWEVER, that the Trust Company shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations, warranties and covenants made in its individual capacity.

                           (c)      The Lease Indenture Company and the Pass
Through Company are each entering into the Operative Documents to which they are parties solely as trustees under the Lease Indenture and the Pass Through Trust Agreement, respectively, and not in their individual capacities, except as expressly provided herein or therein, and in no case whatsoever shall the Lease Indenture Company or the Pass Through Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Trust Estate and the Indenture Estate; PROVIDED, HOWEVER, that such party shall be liable hereunder for its own gross negligence, willful misconduct, bad faith or a breach of its representations, warranties and covenants made in its individual capacity.

                           (d)      The right of the Lease Indenture Company or
the Pass Through Company to perform any discretionary act enumerated herein or in any other Operative Document (including, without limitation, the right to consent to any action which requires its consent and the right to waive any provision of, or consent to any change or amendment to, any of the Operative Documents) shall not be construed as a duty, and neither the Lease Indenture Company nor the Pass Through Company shall be accountable or liable for other than its gross negligence, willful misconduct or bad faith in the performance or non-performance of such acts. In connection with any such discretionary acts, the Lease Indenture Trustee may in its own judgement (but shall not, except as otherwise provided in the Lease Indenture or as otherwise required by Requirement of Law, have any obligation to) request in writing the approval of the Pass Through Trustees as holders of Lessor Notes and each Pass Through Trustee may in its sole discretion (but shall not, except as otherwise provided for in the Operative Documents or as otherwise required by Requirement of Law, have any obligation to) request the approval of the holders of the Certificates.

                           (e)      The Owner Participant will give Midwest and
EME at least 15 days' prior notice of any proposed amendment or supplement to the Trust Agreement (other than amendments solely effecting a transfer of the Owner Participant's interest in the Trust Estate or with respect to administrative matters) and deliver true, complete and fully executed copies to Midwest and EME of any amendment or supplement to the Trust Agreement. No amendment or supplement to the Trust Agreement that could materially adversely affect the interests of the Lease Indenture Trustee or the Pass Through Trustees shall become effective without the prior written consent of the Lease Indenture Trustee or the Pass Through Trustees, as applicable.

         SECTION 18.13 CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY, PROCESS AGENT.

                           (a)      Each of the parties hereto (i) hereby
irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns; (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Requirement of Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

                           (b)      TO THE EXTENT PERMITTED BY REQUIREMENT OF
LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS

AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

                           (c)      By the execution and delivery of this
Agreement, Midwest and EME designate, appoint and empower CT Corporation System as their authorized agent to receive for and on their behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of Midwest and EME shall remain outstanding hereunder or under any of the other Operative Documents. Midwest and EME shall grant an irrevocable power of attorney to CT Corporation System in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of Midwest and EME shall remain outstanding hereunder or under any of the Operative Documents.

         SECTION 18.14 FURTHER ASSURANCES. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the other Operative Documents.

         SECTION 18.15 EFFECTIVENESS. This Agreement has been dated as of the date first above written for convenience only. This Agreement shall be effective on the date of execution and delivery by each of the parties hereto.

         SECTION 18.16 MEASURING LIFE. If and to the extent that any of the options, rights and privileges granted under this Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Agreement of the following Presidents of the United States: Franklin D. Roosevelt, Harry S.

Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Agreement, whichever of (a) and (b) is shorter.

         SECTION 18.17 NO PARTNERSHIP, ETC. The parties hereto intend that nothing contained in this Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them.

         SECTION 18.18     RESTRICTIONS ON TRANSFER OF MEMBERSHIP INTEREST.

                           (a)      No OP Member shall, during the Facility
Lease Term, assign, convey or transfer any of its right, title or interest in the Membership Interest or cause the Owner Participant to issue additional membership interests without the prior written consent of Midwest and EME and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees; PROVIDED, HOWEVER, that an OP Member may assign, convey or transfer all or any part of its interest in the Membership Interest without such consent to a Person (the "MEMBER TRANSFEREE"), if the Owner Participant Guaranty shall remain outstanding and in full force and effect or each of the following condi-tions shall have been satisfied:

                                    (i)     the Member Transferee shall be
         either (A) an Affiliate of the Owner Participant which does not otherwise qualify under clause (B) below provided the Owner Participant Guaranty shall remain in full force and effect, or (B) a Person which guarantees all of the Owner Participant's obligations under the Operative Documents pursuant to a guaranty substantially in the form of Exhibit Y hereto and meets the following criteria: (1) the tangible net worth of the Member Transferee is at least equal to $75 million calculated in accordance with GAAP; and (2) unless waived by Midwest and EME, and so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing, such Member Transferee is not a Competitor (as defined in SECTION 12.1(b)) of, or in material litigation with, Midwest or any Affiliate of Midwest;

                                    (ii)    the total number of Unrelated
         Members, after giving effect to such transactions shall not exceed three; and

                                    (iii)   the Member Transferee agrees in the
         guaranty or in another written instrument reasonably acceptable to Midwest and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees to be bound by this SECTION 18.18 and by provisions of
         SECTION 18.19 of this Agreement.

                           (b)      Neither the Facility Lessee nor EME shall
not be responsible for any adverse tax consequence to the Owner Lessor, the Owner Participant or the Guarantor resulting from any transfer pursuant to this
SECTION 18.18 and the Pricing Assumptions shall not be changed as a result of any such transfer.

                           (c)      The OP Member shall give the Owner Lessor,
the Owner Trustee, the Lease Indenture Trustee, the Pass Through Trustees, Midwest and EME 30 days prior written notice of such transfer, or 10 days in the case of a transfer to an Affiliate of the Owner Participant, specifying the name and address of any proposed Member Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this SECTION 18.18. If requested by the OP Member, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustees, Midwest or EME shall acknowledge qualifying transfers. All reasonable fees, expenses and charges of the Lease Indenture Trustee, the Pass Through Trustees, Midwest and EME (including reasonable attorneys' fees and expenses in connection with any such transfer or proposed transfer), including any of the foregoing relating to any amendments to the Operative Documents required in connection therewith, shall be paid by the OP Member, without any right of indemnification from Midwest, EME, the Lease Indenture Trustee, the Pass Through Trustees or any other Person; PROVIDED, HOWEVER, that the OP Member shall have no obligation to pay fees, expenses or charges of Midwest and EME as a result of any transfer while a Material Lease Default or a Lease Event of Default is continuing, in which case Midwest or EME shall be obligated to pay such costs.

                           (d)      Upon any transfer to a Member Transferee
specified in clause (a)(i)(B) of this SECTION 18.18 and compliance with all of the other provisions of this SECTION 18.18, (i) the Member Transferee shall, to the extent of the Membership Interest conveyed to the Member Transferee, be deemed an "OP Member" for purposes of this SECTION 18.18 and the Person executing the guaranty pursuant to such clause (a)(i)(B) shall be deemed a "OP Guarantor" for all purposes and each reference in this Agreement and each other Operative Document to the "OP Guarantor" shall thereafter be deemed to include such Member Transferee or the Person executing such guaranty, as the case may be, to the extent of the obligations expressly transferred to the Member Transferee and guaranteed by such Person, for all purposes and (ii) the existing OP Guarantor shall be released from all obligations under its Owner Participant Guaranty to the extent such obligations are expressly guaranteed by the Member Transferee or such Affiliate; PROVIDED, HOWEVER, that in no event shall any such transfer waive or release the existing OP Guarantor from any liability existing immediately prior to or occurring simultaneously with such transfer. Except as expressly provided in the immediately preceding sentence, no transfer of any Membership Interest shall effect the obligations of the existing OP Guarantor under the Owner Participant Guaranty or any other OP Guarantor under its Owner Participant Guaranty.

                           (e)      Notwithstanding anything herein to the
contrary, any transfer of Membership Interest pursuant to this SECTION 18.18 shall be subject to Midwest's right of first offer and right of first refusal set forth in SECTION 16.1 and 16.2, respectfully, to the same extent as if such transfer were a transfer by the Owner Participant of its Beneficial Interest.

         SECTION 18.19 LIMITATION ON CLAIMS AGAINST MIDWEST; SUBORDINATION OF CLAIMS AGAINST MIDWEST. Notwithstanding any provision to the contrary contained in this Participation Agreement, the Facility Lease or any other Operative Document, except as expressly provided in the proviso to this sentence, claims against Midwest for Rent (including Termination Value) or any other amounts due and unpaid as at any date to the Lease Financing Parties under or arising out of any of the Operative Documents (such other amounts, "OTHER MIDWEST LIABILITIES") (to the extent not paid by EME under the EME Guarantee or the EME OP Guarantee) shall be limited to the aggregate Free Cashflow amount attributable to the Fiscal Quarters during which Rent and Other Midwest Liabilities became due and remain undischarged; PROVIDED that (a) as set forth in SECTION 17.2 of the Facility Lease, claims shall be permitted against Midwest for any amounts of Rent (including Termination Value) and Other Midwest Liabilities due and unpaid to the Lease Financing Parties in excess of the aggregate Free Cashflow amount attributable to the Fiscal Quarters during which Rent and Other Midwest Liabilities became due and remain undischarged but such claims shall be subordinated to Specified Midwest Indebtedness on the terms and conditions set forth in the Subordination Agreement substantially in the form attached hereto as Exhibit AA, (b) the EME Note shall be subject to set-off as contemplated by, and in accordance with, SECTION 8 of the EME Note and (c) the Guarantor shall be entitled to rights of subrogation as contemplated by, and in accordance with SECTION 2.05 of the EME Guarantee. Notwithstanding anything contained in this Participation Agreement, the Facility Lease or any other Operative Document to the contrary, the Guarantor shall be liable under the EME Guarantees for any and all Rent (including Termination Value) or Other Midwest Liabilities due and unpaid and in accordance with the EME Guarantee and the EME OP Guarantee, subject to the limitation set forth in SECTION 2.03 of the EME Guarantee, notwithstanding the limitation on claims against Midwest contained in the preceding sentence. The Owner Participant, the Owner Trustee, the Equity Investor, the Lease Indenture Trustee, the Pass Through Trustees and the Guarantor (and by its acceptance of any Lessor Note, any holder of such Lessor Note and by its acceptance of any Certificate, any Certificateholder) each acknowledge notice of, and consent in all respects to the provisions of this SECTION 18.19, SECTION 17.2 of the Facility Lease and the Subordination Agreement.

         Notwithstanding the foregoing, no provision of this Agreement (including this SECTION 18.19) or the Subordination Agreement shall limit or impair, or be deemed to limit or impair, in any way the right of any party to this Agreement to take (or cause to be taken) any of the following actions: (i) the giving of any notice necessary to cause a default, breach, failure or misrepresentation to become a Lease Event of Default, (ii) the declaration of the Facility Lease to be in default; (iii) the election or exercise of any remedy arising out of or in connection with a Lease Event of Default (including making any demand for payment of Termination Value, terminating the Facility Lease, exercising the rights of the Owner Lessor as owner of the Undivided Interest or any other remedy under SECTION 17 of the Facility Lease); (iv) the making of demand for payment of any claim required to be subordinated pursuant to this SECTION 18.19; and (v) the exercise of any other right or remedy in the Operative Documents or at law with respect to any claim not constituting a claim required to be subordinated pursuant to this SECTION 18.19; PROVIDED, HOWEVER, that in no event shall any party to this Agreement be entitled to seek to collect or enforce payment of any amount constituting a claim required to be subordinated pursuant to this SECTION 18.19.

         SECTION 18.20 GUARANTEED TV AMOUNT. Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the EME Guarantee, including clause 2.03 of the EME Guarantee which limits obligations of EME under the EME Guarantee in certain specific instances to the Guaranteed TV Amount.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                             POWERTON TRUST I

                             By:  Wilmington Trust Company,
                                  not in its individual capacity but solely
                                  as Owner Trustee


                             By:   /s/  James P. Lawler
                                  ------------------------------------
                                  Name:   James P. Lawler
                                  Title:  Vice President
                                  Date:   August 24, 2000


                             WILMINGTON TRUST COMPANY,
                             not in its individual capacity,
                             except as expressly provided
                             herein, but solely as Owner
                             Trustee


                             By:   /s/ James P. Lawler
                                  ------------------------------------
                                  Name:   James P. Lawler
                                  Title:  Vice President
                                  Date:   August 24, 2000

                             POWERTON GENERATION I, LLC


                             By:   /s/ Christopher P. Kelleher
                                  ------------------------------------
                                  Name:   Christopher P. Kelleher
                                  Title:  Vice President
                                  Date:   August 24, 2000

                             EDISON MISSION ENERGY


                             By:   /s/  John P. Finneran
                                  ------------------------------------
                                  Name:   John P. Finneran
                                  Title:  Vice President
                                  Date:   August 24, 2000


                             MIDWEST GENERATION, LLC


                             By:   /s/ Gary Garcia
                                  ------------------------------------
                                  Name:   Gary Garcia
                                  Title:  Treasurer & Vice President
                                  Date:   August 24, 2000


                             UNITED STATES TRUST COMPANY OF
                             NEW YORK,
                             not in its individualcapacity,
                             except to the extent provided
                             herein, but solely as Lease
                             Indenture Trustee under the
                             Lease Indenture


                             By:   /s/  Christopher J. Grell
                                  ------------------------------------
                                  Name:  Christopher J. Grell
                                  Title: Assistant Vice President
                                  Date:  August 24, 2000

                             UNITED STATES TRUST COMPANY OF
                             NEW YORK,
                             not in its individual capacity,
                             except to the extent provided
                             herein, but as Pass Through
                             Trustee under the Pass Through
                             Trust Agreements


                             By:   /s/ Christopher J. Grell
                                  ------------------------------------
                                  Name:   Christopher J. Grell
                                  Title:  Assistant Vice President
                                  Date:   August 24, 2000


















                        POWERTON PARTICIPATION AGREEMENT (T1)

                                                                      APPENDIX A
                                                                TO PARTICIPATION
                                                                       AGREEMENT

                                   DEFINITIONS

                            APPENDIX A - DEFINITIONS

                                      (T1)

GENERAL PROVISIONS

      In this Appendix A and each Operative Document (as hereinafter defined), unless, otherwise provided herein or therein:

                    (a) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning, herein or therein provided for in such other Operative Document;

                    (b) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;

                    (c) words importing the singular include the plural and vice versa;

                    (d)   words importing a gender include any gender;

                    (e) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an

Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

                    (f) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

                    (g) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

                    (h) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

                    (i) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (vii) above, to the document, instrument or agreement as so executed and delivered;

                    (j) a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns;

                    (k) any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified;

                    (l) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day and interest shall accrue and be payable with respect to such payment;

                    (m) words such as "hereunder," "hereto," "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;

                    (n) a reference to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned; and

                    (o) each term defined by reference to the Holdings Credit Agreement shall have the meaning assigned to such term therein and, following any amendment to, or restatement or replacement of the Holdings Credit Agreement, the meaning assigned to such term or the respective correlative term, as the case may be, in such amendment, restatement or replacement.

DEFINED TERMS

"467 FIXED RENT" shall mean the amount specified as 467 Fixed Rent as set forth in Schedule 1-3 to the Facility Lease.

"ACCESS ROUTES" shall have the meaning set forth in the recitals to the Facility Site Lease.

"ADDITIONAL CERTIFICATES" shall mean any additional certificates issued by any Pass Through Trust in connection with the issuance of Additional Lessor Notes relating, thereto.

"ADDITIONAL EQUITY INVESTMENT" shall mean the amount, if any, the Owner Participant shall provide (in its sole and absolute discretion) to finance all or a portion of the Owner Lessor's Percentage of the cost of any Required Improvement or Non-Severable Improvement financed pursuant to SECTION 16.1 of the Participation Agreement.

"ADDITIONAL INSUREDS" shall have the meaning specified in SECTION 11.3 of the Facility Lease.

"ADDITIONAL LESSOR NOTES" shall have the meaning specified in SECTION 2.13 of the Lease Indenture.

"AFFILIATE" of any particular Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan or Welfare Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; PROVIDED, HOWEVER, that under no circumstances shall the Trust Company be considered to be an Affiliate of any of the Owner Lessor, the Owner Trustee, or the Owner Participant, nor shall any of the Owner Lessor, the Owner Trustee, or the Owner Participant be considered to be an Affiliate of the Trust Company and that neither Owner Lessor nor Owner Trustee shall be treated as an Affiliate of the Owner Participant except that the Owner Lessor will be treated as an Affiliate of the Owner Participant to the extent that the Owner Lessor acts on the express written direction or with the express written consent of the Owner Participant.

"AFTER-TAX BASIS" shall mean, in the context of determining the amount of a payment to be made on such basis, the payment of an amount which, after reduction by the net increase in Taxes of the recipient (actual or constructive) of such payment, which net increase shall be calculated by taking into account any reduction in such Taxes resulting from any tax benefits realized or to be realized by the recipient as a result of such payment, shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision in the case of any person that is a U.S. Person, all income taxes payable and tax benefits realized or to be realized shall be determined on the assumptions that (i) the recipient is subject to (a) U.S. Federal income taxes at the highest marginal rate then applicable to corporations for the relevant period or periods, and (b) state and local income taxes at the highest marginal rates then applicable to corporations for the relevant period or periods, and (ii) all related tax benefits are utilized (a) with regard to U.S. Federal income taxes, at the highest marginal rates then applicable to corporations for the relevant period or periods, and (b) with regard to state and local income taxes, at the highest marginal rate then applicable to corporations for the relevant period or periods.

"APPLICABLE RATE" shall mean (i) in respect of any amount due under any Lessor Note or any amount of Basic Rent attributable to the principal and interest on any Lessor Note (including Make Whole Premium, if any), the per annum fixed rate of interest (including, without limitation, additional interest resulting from an Illiquidity Event or a Reporting Cessation (as each such term is defined in the Lessor Notes), if any) then borne by the relevant Lessor Note and (ii) in respect of any other amount due under the Operative Documents, 8.45% per annum (in each case, computed on the basis of a 360-day year of twelve 30-day months).

"APPRAISAL PROCEDURE" shall mean (except with respect to the Closing Date Appraisal), an appraisal conducted by an appraiser or appraisers in accordance with the following procedures. The Owner Participant and the Facility Lessee will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Sales Value, the Fair Market Rental Value, the remaining useful life or other determination that is the subject of the appraisal shall be determined by such Independent Appraiser. If the Facility Lessee and the Owner Participant are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Owner Participant, and one shall be appointed by the Facility Lessee (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or the Facility Lessee or its designee does not appoint its Independent Appraiser, the determination of the other Independent Appraiser shall be conclusive and binding on the Owner Participant and the Facility Lessee. If the Independent Appraisers appointed by the Owner Participant and the Facility Lessee are unable to agree upon the value, period, amount or other determination that is the subject of the appraisal, such Independent Appraisers shall jointly appoint a third Independent Appraiser or, if such Independent Appraisers do not appoint a third Independent Appraiser, the Owner Participant and the Facility Lessee shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three Independent Appraisers shall be conclusive and binding on the Owner Participant and the Facility Lessee, unless the determination of one such Independent Appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate Independent Appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Facility Lessee.

"APPRAISER" shall mean Deloitte and Touche LLP Valuation Group.

"ASA" shall mean the Asset Sale Agreement, dated as of March 22, 1999, by and between ComEd and EME.

"ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit LL to the Participation Agreement.

"ASSOCIATES" shall mean Associates Capital Investments, L.L.C., a Delaware limited liability company.

"AUTHORIZED OFFICER" shall mean, with respect to any Person, (i) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other person authorized by or pursuant to the

Organic Documents or any resolution of the board of directors or managers (or managing members) of such Person, and (ii) with respect to the Owner Trustee, an officer in its corporate trust department.

"BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C. Section 101 ET SEQ.

"BASE FREE CASH FLOW" shall have the meaning set forth in the definition of "Free Cash Flow."

"BASIC LEASE RENT" shall have the meaning specified in SECTION 3.2 of the Facility Lease.

"BASIC LEASE TERM" shall have the meaning specified in SECTION 3.1 of the Facility Lease.

"BENEFICIAL INTEREST" shall mean the interest of the Owner Participant in the Owner Lessor.

"BILL OF SALE" shall mean the Bill of Sale (I), dated as of August 17, 2000, executed by Midwest in favor of the Owner Lessor, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

"BURDENSOME BUYOUT EVENT" shall mean any event giving rise to the Facility Lessee's Burdensome Buyout Option under the Facility Lease.

"BURDENSOME BUYOUT OPTION" shall have the meaning specified in SECTION 13.3 of the Facility Lease.

"BURDENSOME BUYOUT PERIOD" shall have the meaning specified in SECTION 13.3 of the Facility Lease.

"BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York or the city and the state in which the Corporate Trust Office of the Lease Indenture Trustee, the Owner Trustee or either Pass Through Trustee is located.

"CAPEX CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of May 9, 2000, by and among Holdings, Societe Generale and Bayerische Landesbank Girozentrale.

"CAPITAL LEASE" shall mean, with respect to any Person, a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability set forth on the balance sheet of such Person or such Person's Subsidiaries in accordance with GAAP.

"CAPITALIZED LEASE LIABILITIES" of any Person shall mean all monetary obligations of such Person under any Capital Lease, and, for purposes of each Operative Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"CASH EQUIVALENT INVESTMENTS" shall mean, at any time:

      (i) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government or an agency thereof;

      (ii) other investments in securities or bank instruments rated at least "A" by S&P and "A2" by Moody's or "A-1" by S&P and "P-1" by Moody's and with maturities of less than 366 days; or

      (iii) other securities as to which the Person incurring such Indebtedness has demonstrated adequate liquidity through secondary markets or deposit agreements.

"CASHFLOW AVAILABLE FOR FIXED CHARGES" shall mean, in respect of any period, the excess, if any, of Revenues (excluding, without duplication, (i) proceeds of any permitted asset sale, (ii) amounts available in the Cashflow Recapture Fund and (iii) payments made by Edison Mission Energy under or in respect of the Synthetic Lease

Intercompany Note or the Combined Lease Note) during such period OVER Operating Expenses during such period.

"CASHFLOW RECAPTURE FUND" shall have the meaning ascribed thereto in the Holdings Credit Agreement.

"CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System list.

"CERTIFICATEHOLDERS" shall mean each of the holders of Certificates, and each of such holder's successors and permitted assigns.

"CERTIFICATE PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of August 17, 2000 between Midwest, EME and Credit Suisse First Boston Corporation and Lehman Brothers Inc., as representatives of the Initial Purchasers.

"CERTIFICATES" shall mean the pass through certificates issued pursuant to the Pass Through Trust Agreements.

"CLAIM" shall mean any liability (including, without limitation, in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, Environmental Claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and related charges, of whatsoever kind and nature.

"CLOSING" shall have the meaning specified in SECTION 2.2(a) of the Participation Agreement.

"CLOSING DATE" shall mean the Scheduled Closing Date or such later date on which the Closing shall occur.

"CLOSING DATE APPRAISAL" shall mean the appraisal, dated the Closing Date, addressed to the Equity Investor prepared by the Appraiser with respect to the Facility.

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"COLLINS HOLDINGS" shall mean Collins Holdings EME, LLC, a wholly-owned Subsidiary of MGE and a special purpose, bankruptcy-remote limited liability company organized under the laws of the State of Delaware.

"COLLINS LEASE OBLIGATIONS" shall mean the obligations of Midwest to make payments of basic lease rent, renewal lease rent, supplemental lease rent and other payments under the Facility Leases (as defined in the Holdings Credit Agreement).

"COMBINED LEASE NOTE" shall mean the EME Note, the comparable promissory note issued by EME to Midwest pursuant to the Other Powerton Lease Transaction and each comparable promissory note issued by EME to Midwest pursuant to the Joliet Lease Transactions.

"COMBINED LEVERAGE LEASE LIABILITIES" shall mean Leveraged Lease Liabilities, Other Leveraged Lease Liabilities and Joliet Leveraged Lease Liabilities.

"COMED" shall mean the Commonwealth Edison Company, an Illinois corporation or its successors or assigns.

"COMED CONSENT" shall mean the Consent to the Sale of Assets, dated as of August 17, 2000 among ComEd, Midwest and the Owner Lessor.

"COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"COMPETITOR" shall have the meaning specified in SECTION 10.1(b) of the Participation Agreement.

"COMPONENT" shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Improvements.

"CONSOLIDATED SUBSIDIARY" shall mean, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of EME in its consolidated financial statements if its consolidated financial statements were prepared as of such date.

"CONSOLIDATED TANGIBLE NET ASSETS" shall mean, with respect to any Person, as of the date of any determination thereof, the total amount of all assets of such Person and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), less the sum of (a) the consolidated liabilities of such Person and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) and (b) assets properly classified as "intangible assets" in accordance with GAAP.

"CONTINGENT LIABILITY" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; PROVIDED, HOWEVER, that if the maximum amount of the debt, obligation or other liability guaranteed thereby has not been established, the amount of such Contingent Liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; PROVIDED, FURTHER, HOWEVER, that any agreement to limit the maximum amount of such Person's obligation under such Contingent Liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

"CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"CONTROLLED GROUP" shall mean all corporations which are members of a controlled group of corporations within the meaning of Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) and all trades or businesses

(whether or not incorporated) under common control which, together with EME and its Consolidated Subsidiaries, are treated as a single employer under
Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

"CORPORATE TRUST OFFICE" shall mean with respect to any Pass Through Trustee, the Owner Trustee and the Lease Indenture Trustee, the office of such trustee in the city in which at any particular time its corporate trust business shall be principally administered.

"DEBT RATING" shall mean, as to any Person, a rating by each of Moody's and S&P of such Person's long-term debt which is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If Moody's or S&P shall have changed its system of classification after the date of the Participation Agreement, a Person's Debt Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

"DEBT SERVICE COVERAGE RATIO" shall mean, for any period, the ratio of (a) Cashflow Available for Fixed Charges for such period to (b) Fixed Charges for such period.

"DESIGNATED LEASE LIABILITIES" shall have the meaning ascribed thereto in the Holdings Credit Agreement.

"DISCOUNT RATE" shall mean 9.0% per annum.

"DOLLARS" and the sign "$" shall mean lawful money of the United States.

"EDISON MISSION ENERGY" or "EME" shall mean Edison Mission Energy, a California corporation.

"EME GUARANTEE" shall mean the guaranty agreement dated as of August 17, 2000 entered into between EME and the Owner Lessor.

"EME GUARANTEES" shall mean the EME Guarantee, the Reimbursement Agreement and the EME OP Guarantee.

"EME INDEBTEDNESS" shall mean any indebtedness for borrowed money that is incurred, issued or guaranteed by EME.

"EME JOLIET (T1) PLEDGE AGREEMENT" shall mean the EME Joliet (T1) Pledge Agreement, dated as of August 17, 2000, between Midwest and the Holdings Collateral Agent.

"EME JOLIET (T2) PLEDGE AGREEMENT" shall mean the EME Joliet (T2) Pledge Agreement, dated as of August 17, 2000, between Midwest and the Holdings Collateral Agent.

"EME NOTE" shall have the meaning set forth in the recitals to the Participation Agreement.

"EME POWERTON (T1) PLEDGE AGREEMENT" shall mean the EME Powerton (T1) Pledge Agreement, dated as of August 17, 2000, between Midwest and the Holdings Collateral Agent.

"EME POWERTON (T2) PLEDGE AGREEMENT" shall mean the EME Powerton (T2) Pledge Agreement, dated as of August 17, 2000, between Midwest and the Holdings Collateral Agent.

"EME OP GUARANTEE" shall mean the guaranty agreement dated as of August 17, 2000 entered into between EME, the Owner Participant and the Equity Investor.

"EMOC" shall mean Edison Mission Overseas Co., a Subsidiary of Holdings and a limited liability company organized under the laws of Delaware.

"ENGINEERING CONSULTANT" shall mean Stone & Webster Management Consultants,
Inc.

"ENGINEERING REPORT" shall mean the report of the Engineering Consultant, dated August 17, 2000.

"ENVIRONMENTAL CLAIM" shall mean any administrative, regulatory or judicial action, fee, cause of action, obligation, suit, liability, loss, damage, proceeding, decree, judgment, penalty, fine, demand, demand letter, order, directive, claim

(including any claim involving liability in tort, strict, absolute or otherwise), lien, sanction, notice of noncompliance or violation, legal or consultant fee or expense, or cost of investigation or proceeding, relating in any way to any Environmental Law, or arising from the actual or alleged presence or Release of any Hazardous Material (hereinafter "LIABILITIES") including, without limitation, and regardless of the merit of such Liability, any and all Liabilities for (i) investigation, assessment, abatement, correction, enforcement, mitigation, cleanup, removal, response, remediation or other activities related to the actual or alleged presence or Release of Hazardous Materials, (ii) damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief related to violations of Environmental Law or the actual or alleged presence or Release of Hazardous Materials, or (iii) any alleged or actual injury or threat of injury to human health, safety, natural resources or the environment in connection with a violation of Environmental Law or the actual or alleged presence or Release of Hazardous Materials.

"ENVIRONMENTAL CONDITION" shall mean the presence or Release of any Hazardous Material at, into, on or under any land, water, air or otherwise into the environment, which does or reasonably could (i) require assessment, investigation, abatement, correction, clean-up, mitigation, removal, remediation or any other response action, (ii) give rise to an Environmental Claim or any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, (iv) constitute a violation of or non-compliance with any Environmental Law or (v) result in or contribute to the actual or threatened loss of or damage to any property, natural resource or environmental media, or the death of or injury to any Person.

"ENVIRONMENTAL LAWS" shall mean all federal, state and local statutes, laws, ordinances, codes, rules, regulations, consent decrees, administrative orders, administrative directives, injunctions, deed restrictions, applicable judgments and any other legally enforceable requirements of any Governmental Authority relating to, regulating or imposing liability or standards of conduct concerning Hazardous Materials, public health, safety or the environment or natural resources, as have been, are now, or may at any time hereafter be in effect.

"EQUITY COMMITMENT LETTER" shall mean the written commitment by the Equity Investor to participate in the lease financing.

"EQUITY INVESTMENT" shall mean $88,390,800.00.

"EQUITY INVESTOR" shall mean PSEGR Midwest, LLC, a Delaware limited liability company.

"EQUITY INVESTOR'S ADVISOR" shall mean Cornerstone Financial Advisors Limited Partnership.

"EQUITY PORTION OF BASIC LEASE RENT" shall mean the amounts set forth as Component A of Basic Lease Rent (Column A) as set forth on SCHEDULE 1-1 to the Facility Lease.

"EQUITY PORTION OF TERMINATION VALUE" shall mean the amounts under the column titled "Equity Portion of Termination Value" in SCHEDULE 2 to the Facility Lease.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

"EVENT OF LOSS" shall mean any of the following events:

         (i) the loss of the Facility or use thereof, due to destruction or damage to the Facility or the Facility Site that renders repair uneconomic or that renders the Facility permanently unfit for normal use; or

         (ii) any damage to the Facility that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Facility; or

         (iii) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, the Facility or the Facility Site by any Governmental Authority (a "REQUISITION") that shall have resulted in loss by the Owner Lessor of title to or use of the Undivided Interest or the Ground Interest following exhaustion of all permitted appeals or an election by the Facility Lessee not to pursue such appeals; PROVIDED, that (i) no such contest may be conducted if a Material Lease Default or a Lease Event of Default shall have occurred and be continuing and (ii) no such contest shall extend beyond the earlier of (x) the date which is one year after the loss of such title, or (y) the date which is 36 months prior to the end of the Basic Lease Term or any Renewal Term then in effect or already elected by the Facility Lessee; PROVIDED, FURTHER, that in any case involving Requisition of use of the Facility or the Facility Site, but not of the Owner Lessor's title to the Undivided Interest or interest in the Facility Lease, such event shall be an Event of Loss only if such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or already elected by the Facility Lessee; or

         (iv) if elected by the Owner Participant, and only in circumstances where the termination of the Facility Lease and transfer of the Facility to the Facility Lessee (or its designee) shall remove the basis of the regulation described below, the Owner Participant's interest in the Facility, the Facility Lease or the Trust Estate shall become subject to any rate of return regulation by any Governmental Authority, or the Owner Participant or the Owner Lessor shall become subject to any public utility regulation of any Governmental Authority (other than Requirements of Law in effect on the Closing Date) or law which in the reasonable opinion of the Owner Participant is burdensome, in either case by reason of the participation of the Owner Lessor or the Owner Participant in the transactions contemplated by the Operative Documents but, in any event, not if the Owner Participant or the Owner Lessor shall have become subject thereto as a result of (a) investments, loans or other business activities of the Owner Participant or any of its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or any of its Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or any of its Affiliates or (b) a failure of the Owner Participant, the Owner Lessor or any of their respective Affiliates to perform routine, administrative or ministerial actions the performance of which would not subject the Owner Participant, the Owner Lessor or such Affiliate to any adverse consequence (in the reasonable opinion of the Owner Participant or the Owner Lessor, as the case may be, acting in good faith), PROVIDED THAT the Facility Lessee, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph (iv), at the cost and expense of the party requesting such cooperation and so long as there shall be no adverse consequences to the Owner Lessor or Owner Participant as a result of such cooperation or the taking of such reasonable measures.

"EVENT OF LOSS PAYMENT" shall have the meaning specified in SECTION 10.2(a) of the Facility Lease.

"EXCEPTED PAYMENTS" shall mean and include (i)(A) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Trust Company, the Owner Trustee or the Owner Participant or to their respective Indemnitees and successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to
SECTION 2.3, 12.1, 12.2, 14.1 OR 14.2 of the Participation Agreement or
SECTION 5.03, 7.01 OR 7.05 of the Trust Agreement and any payments under the Tax Indemnity Agreement or (B) any amount payable to the Owner Lessor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights or complying with its obligations under the Operative Documents, (ii)(A) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor, the Equity Investor or the Owner Participant with respect to the Facility as permitted by SECTION 11.5 of the Facility Lease or (B) proceeds of personal injury, property damage liability or other liability insurance maintained under any Operative Document for the benefit of the Owner Lessor, the Equity Investor or the Owner Participant, (iii) any amount payable to the Owner Participant as the purchase price for the Beneficial Interest or to any OP Member as the purchase price for such OP Member's membership interest in the Owner Participant, (iv) any amounts payable to the Owner Participant upon exercise by the Facility Lessee (or its designee) of the rights pursuant to
SECTION 16 OR 17 of the Participation Agreement, (v) all other fees expressly payable to the Owner Participant, the Owner Trustee or the Trust Company under the Operative Documents, (vi) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause (i) through (vi) above that constitute Excepted Payments, and (vii) any amount payable in respect of the foregoing by any Person on behalf of the Facility Lessee.

"EXCESS AMOUNT" shall have the meaning specified in SECTION 18.3 of the Participation Agreement.

"FACILITY" shall mean the Powerton Station, a 1,538 megawatt coal fired electric generating plant located in Tazewell County, Illinois and more fully described in Exhibit B to the Facility Lease.

"FACILITY DEED" shall mean the Facility Deed, dated as of August 17, 2000, between Midwest and the Owner Lessor pursuant to which Midwest transferred the Undivided Interest to the Owner Lessor.

"FACILITY LAND" shall have the meaning set forth in the recitals to the Facility Site Lease.

"FACILITY LEASE" shall mean the Facility Lease Agreement (T1), dated as of August 17, 2000, between the Owner Lessor and the Facility Lessee.

"FACILITY LEASE TERM" shall mean the term of the Facility Lease, including the Basic Lease Term and all Renewal Lease Terms.

"FACILITY LESSEE" shall mean Midwest, as lessee of the Undivided Interest under the Facility Lease.

"FACILITY LESSEE'S INTEREST" shall mean the Facility Lessee's right, title and interest in and to the Undivided Interest under the Facility Lease and the Ground Interest under the Facility Site Sublease.

"FACILITY LESSOR" shall mean the Owner Lessor, as lessor of the Undivided Interest under the Facility Lease.

"FACILITY SITE" shall have the meaning specified in the recitals to the Facility Site Lease.

"FACILITY SITE LEASE" shall mean the Facility Site Lease Agreement (T1), dated as of August 17, 2000, between Midwest as Ground Lessor and the Owner Lessor as Ground Lessee.

"FACILITY SITE SUBLEASE" shall mean the Facility Site Sublease Agreement
(T1), dated as of August 17, 2000, between the Owner Lessor as Ground Sublessor and Midwest as Ground Sublessee.

"FACILITY SUBLESSEE" shall mean any Person which shall have become a sublessee of the Facility from the Facility Lessee in accordance with the Facility Lease.

"FAIR MARKET RENTAL VALUE" or "FAIR MARKET SALES VALUE" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply the property or service in question, and shall, in the case of the Undivided Interest or the Owner Lessor's Interest, be determined (except pursuant to SECTION 17 of the Facility Lease or as otherwise provided below or in the Operative Documents) on the basis that (i) the conditions contained in SECTIONS 7 and 8 of the Facility Lease shall have been complied with in all respects, (ii) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (iii) the Undivided Interest or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee Liens), (iv) taking into account the remaining term of the Facility Site Lease, and (v) in the case the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value of the Owner Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to SECTION 17 of the Facility Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an "as-is," "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee Liens); PROVIDED, HOWEVER, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value of the Owner Lessor's Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor's Interest shall be determined by appraisal pursuant to the Appraisal Procedure. Any fair market value determination of a Severable Improvement shall take into consideration any liens or encumbrances to which the Severable Improvement being appraised is subject and which are being assumed by the transferee.

"FAS 13" shall mean Statement of Financial Accounting Standards (SFAS) No. 13, as amended and interpreted from time to time.

"FEDERAL POWER ACT" shall mean the Federal Power Act, 16 U.S.C. Sections 791a-825r (1994), as amended.

"FERC" shall mean the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

"FERC EWG ORDERS" shall mean (i) the order issued by the FERC on November 9, 1999, in Docket No. EG99-224-000 granting to Midwest "exempt wholesale generator" status under the Holding Company Act, and (ii) each of the orders issued by the FERC on July 24, 2000, in Docket Nos. EG00-164-000 and EG00-165-000 granting to the Owner Lessor and the Other Owner Lessor "exempt wholesale generator" status under the Holding Company Act.

"FERC ORDERS" shall mean, collectively, the FERC EWG Orders, the FERC Section 203 Order and the FERC Section 205 Orders.

"FERC SECTION 203 ORDER" shall mean the order issued by the FERC on June 26, 2000, in Docket No. EC00-94-000, granting approval under Section 203 of the Federal Power Act for the transfer of the facilities for financing purposes to the Owner Lessor and the Other Owner Lessor and lease of the facilities by the Owner Lessor and the Other Owner Lessor to Midwest.

"FERC SECTION 205 ORDERS" shall mean (i) the order issued by the FERC on September 15, 1999, in Docket No. ER99-3693-000, granting approval under
Section 205 of the Federal Power Act for Midwest to sell power at market based rates and granting blanket preapproval under Section 204 of the Federal Power Act for all future issuances of securities and assumptions of liabilities by Midwest, and (ii) the order issued by the FERC on September 3, 1999, in Docket No. ER99-3691-000, accepting for filing three Facilities and Interconnection Agreements.

"FINAL DETERMINATION" shall have the meaning specified in SECTION 1 of the Tax Indemnity Agreement.

"FIRST WINTERGREEN RENEWAL LEASE TERM" shall have the meaning specified in
SECTION 15.1(a) of the Facility Lease.

"FISCAL QUARTER" shall mean any quarter of a Fiscal Year.

"FISCAL YEAR" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G. the "1999 Fiscal Year") shall refer to the Fiscal Year ending on December 31 occurring during such calendar year.

"FIXED CHARGES" shall mean, in respect of any period, an amount equal to the aggregate of, without duplication, (i) all interest due and payable on any Indebtedness of Holdings PLUS or MINUS any net amount due and payable in respect of Interest Rate Hedging Transactions during such period, including
(A) all capitalized interest and (B) the interest portion of any deferred payment obligation, (ii) amounts due and payable in respect of fees on Indebtedness permitted to be incurred by Holdings during such period, (iii) amounts due and payable to any lenders of Holdings with respect to the deduction of withholding tax on such payments during such period, (iv) the interest portion of any deferred payment obligation due and payable during such period, (v) the aggregate amount of the Collins Lease Obligations due and payable during such period, (vi) all other amounts due and payable by the Holdings Loan Parties with respect to Indebtedness other than Designated Lease Liabilities, Synthetic Lease Liabilities and Combined Leveraged Lease Liabilities permitted to be incurred by the Holdings Loan Parties under the Lessee Financing Documents during such period, and (vii) all amounts due and payable by Holdings Loan Parties to unaffiliated third parties during such period in respect of any preferred stock or other similar obligations.

"FMV RENEWAL LEASE TERM" shall have the meaning specified in SECTION 15.2 of the Facility Lease.

"FREE CASHFLOW" shall mean, for any period, the sum of (a) payments made by EME under or in respect of the Synthetic Lease Intercompany Note and (to the extent permitted to be retained by Midwest under the Pledge Agreements) the Combined Lease Note during such period to the extent not distributed by Midwest directly or indirectly to EME during such period plus (b) the excess if any, of (i) Cashflow Available for Fixed Charges for such period OVER (ii) the sum of (x) Fixed Charges for such period and (y) amounts required to be deposited into the Cashflow Recapture Fund (such excess "BASE FREE CASH FLOW") MINUS (c) Designated Lease Liabilities, Synthetic Lease Liabilities and Combined Leveraged Lease Liabilities paid by Midwest during such period; PROVIDED that Base Free Cashflow shall be zero in the event that any of the following conditions has not been satisfied: (i) Holdings has paid all amounts then due and payable in respect of (x) all monetary obligations of the Holdings Loan Parties arising under or in connection with the Holdings Credit Agreement and any agreements or instruments related thereto and (y) any Indebtedness of Holdings that is a Secured Obligation; (ii) no Default, Event of Default or Maturity Event (each as defined in the Holdings Credit Agreement) shall have occurred and be continuing or will occur after giving effect to the making of the payments referred to in clauses (i)(x) and (y); and (iii) (A) the Debt Service
Coverage Ratio for the 12-month period ended on the last day of the immediately preceding Fiscal Quarter (or, in respect of any Quarterly Payment Date prior to January 1, 2001, the Debt Service Coverage Ratio for the period commencing on January 1, 2000 and ending on the last day of the immediately preceding Fiscal Quarter), (B) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first day of the then current Fiscal Quarter and (C) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first anniversary of the first day of the then current Fiscal Quarter, in each case shall be no less than 1.75 to 1.00.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

"GOOD FAITH CONTEST" shall mean the contest of an item if (i) the item is diligently being contested in good faith by appropriate proceedings timely instituted, (ii) adequate reserves are established in accordance with GAAP with respect to the contested item, if the contested item individually or when taken together with all other contested items for which reserves are not at the time being held could reasonably be expected to result in liability of EME in excess of $1,000,000, (iii) during the period of such contest, the enforcement of any contested item is effectively stayed, unless such enforcement would not reasonably be expected to result in a Material Adverse Effect with respect to EME, (iv) any lien filed in connection therewith shall have been removed from the record by bonding arrangements by a reputable surety company, or title insurance or cash deposits or otherwise provided to assure the discharge of EME'S obligation in connection therewith, provided that such cash deposits, in the aggregate, shall not exceed $2,000,000, (v) such payment shall have been made as is necessary to prevent the recordation of a tax deed or other similar instrument conveying the property of EME or any portion thereof, (vi) the failure to pay or comply with the contested item during the period of such Good Faith Contest would not reasonably be expected to result in a Material Adverse Effect with respect to EME and (vii) EME has no knowledge of any actual or proposed deficiency or additional assessment in connection therewith not otherwise satisfying the requirements of clauses (i) through (vi).

"GOVERNMENTAL APPROVAL" shall mean any authorization, consent, approval, license, permit, order, certificate, waiver, variance, filing or registration with or issued by any Governmental Authority.

"GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"GROUND INTEREST" shall have the meaning specified in the recitals to the Facility Site Lease.

"GROUND LESSEE" shall mean the Owner Lessor as lessee of the Ground Interest under the Facility Site Lease.

"GROUND LESSOR" shall mean Midwest as lessor of the Ground Interest under the Facility Site Lease.

"GROUND SUBLESSEE" shall mean Midwest as sublessee of the Ground Interest under the Facility Site Sublease.

"GROUND SUBLESSOR" shall mean the Owner Lessor as sublessor of the Ground Interest under the Facility Site Sublease.

"GUARANTEED TV AMOUNT" shall mean for any Termination Date the Guaranteed TV Amount set forth on Schedule 1 to the EME Guarantee for such Termination Date.

"GUARANTOR" shall mean Edison Mission Energy, as issuer of the EME Guarantees.

"HAZARDOUS MATERIAL" shall mean:

         (i)      any "hazardous substance," as defined by any Environmental
                  Law;

         (ii)     any "hazardous waste," as defined by any Environmental Law;

         (iii) any petroleum product (including crude oil or any fraction thereof); or

         (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, force or substance (including polychlorinated biphenyls, urea formaldehyde insulation, asbestos or radioactivity) that is regulated, prohibited or restricted pursuant to any Environmental Laws or that could give rise to an Environmental Claim.

"HOLDING COMPANY ACT" or "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

"HOLDINGS LOAN PARTIES" shall mean Holdings and each of Holdings' direct and indirect Subsidiaries.

"HOLDINGS" shall mean Edison Mission Midwest Holdings Co., a Delaware corporation.

"HOLDINGS COLLATERAL AGENT" shall mean Citibank, N.A. as the collateral agent under the Intercreditor Agreement.

"HOLDINGS CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of December 15, 1999, by and among Holdings, the Holdings Lenders and The Chase Manhattan Bank, as the administrative agent.

"HOLDINGS LENDERS" shall mean The Chase Manhattan Bank, Citicorp USA, Inc., Societe Generale and Westdeutsche Landesbank Girozentrale, New York Branch and such other institutions that become lenders in accordance with the Holdings Credit Agreement.

"HOLDINGS SECURED PARTIES" shall mean the Secured Parties as such term is defined in the Intercreditor Agreement.

"IMPROVEMENT" shall mean a modification, alteration, addition or improvement to the Facility.

"INDEBTEDNESS" of any Person shall mean, without duplication:

         (i)  all indebtedness for borrowed money;

         (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or is evidenced by a note or other instrument, except trade accounts arising in the ordinary course of business;

         (iii) all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or Cash Equivalent Investments), bankers= acceptances and similar instruments (in each case, whether or not matured);

         (iv) all obligations evidenced by notes, bonds, debentures or similar instruments including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

         (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

         (vi) all Capitalized Lease Liabilities and Operating Lease Liabilities;

         (vii) all net obligations with respect to interest rate cap agreements, interest rate swap agreements, sales of foreign exchange options and other hedging agreements or arrangements;

         (viii) all indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

         (ix) all Contingent Liabilities.

The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

"INDEMNITEE" shall have the meaning specified in SECTION 12.1(a) of the Participation Agreement.

"INDENTURE ESTATE" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"INDENTURE TRUSTEE LIENS" shall mean any Lien on the Trust Estate or any part thereof arising as a result of (i) Taxes against or affecting the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Lease Indenture Company or the Lease Indenture Trustee, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Company or the Lease Indenture Trustee specified therein, (iii) Taxes imposed upon the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof that are not indemnified against by EME pursuant to any Operative Document or
(iv) Claims against or affecting the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Company or the Lease Indenture Trustee of any portion of the interest of the Lease Indenture Company or the Lease Indenture Trustee in the Trust Estate, other than pursuant to the Operative Documents.

"INDEPENDENT APPRAISER" shall mean a disinterested, licensed professional appraiser of industrial property who (a) meets the personal property qualifications criteria established by the Appraisal Foundation; (b) is a member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers; (c) is in the regular employ, or is a principal of, a nationally recognized appraisal firm; and (d) has substantial experience in the business of appraising facilities similar to the Facility.

"INITIAL LESSOR NOTES" shall have the meaning specified in SECTION 2.2 of the Lease Indenture.

"INITIAL PURCHASERS" shall mean Credit Suisse First Boston Corporation, Lehman Brothers Inc., Chase Securities Inc., Salomon Smith Barney Inc. and SG Cowen Securities Corp.

"INSOLVENCY" shall mean, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

"INSURANCE CONSULTANT" shall mean Marsh USA Risk & Insurance Services.

"INTERCONNECTION AGREEMENT" shall mean the Facilities, Interconnection and Easement Agreement (Powerton Generating Station) dated as of December 15, 1999 between Midwest and ComEd, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

"INTERCREDITOR AGREEMENT" shall mean the Collateral Agency and Intercreditor Agreement dated as of December 15, 1999, among MGE, Holdings, EMOC, Midwest, Collins Holdings, Collins Trust I, Collins Trust II, Collins Trust III, Collins Trust IV, Midwest Funding LLC, the Administrative Agent (as defined therein), each Holder Representative (as defined therein), each Other Representative (as defined therein), the Depositary Bank (as defined therein), the Depositary Agent (as defined therein), the Midwest LC Issuer (as defined therein) and the Holdings Collateral Agent.

"INTEREST ON 467 FIXED RENT" shall mean the amount set forth on Schedule 1-3 to the Facility Lease.

"INTEREST RATE HEDGING TRANSACTIONS" shall mean, as to any Loan Party, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person in order to protect against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and, in any event, not for speculative purposes.

"INVESTMENT" shall mean, relative to any person: (i) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);
(ii) any Contingent Liability of such Person; and (iii) any ownership or similar interest held by such person in any other Person.

"JOLIET FACILITY LEASES" shall mean the Facility Lease Agreement (T1), dated as of August 17, 2000, between Midwest and Joliet Trust I and the Facility Lease Agreement (T2), dated as of August 17, 2000, between Midwest and Joliet Trust II.

"JOLIET LEASE OPERATIVE DOCUMENTS (T1)" shall mean, collectively, the Operative Documents as defined in the Joliet Lease Participation Agreement
(T1).

"JOLIET LEASE OPERATIVE DOCUMENTS (T2)" shall mean, collectively, the Operative Documents as defined in the Joliet Lease Participation Agreement
(T2).

"JOLIET LEASE PARTICIPATION AGREEMENT (T1)" shall mean the Participation Agreement (T1), dated as of August 17, 2000 by and among Midwest, EME, Joliet Trust I, Wilmington Trust Company, Joliet Generation I, LLC, the Lease Indenture Trustee named therein and the Pass Through Trustees named therein.

"JOLIET LEASE PARTICIPATION AGREEMENT (T2)" shall mean the Participation Agreement (T2), dated as of August 17, 2000 by and among Midwest, EME, Joliet Trust II, Wilmington Trust Company, Joliet Generation II, LLC, the Lease Indenture Trustee named therein and the Pass Through Trustees named therein.

"JOLIET LEASE TRANSACTION (T1)" shall mean the transactions consummated pursuant to the Joliet Lease Participation Agreement (T1) and the Joliet Lease Operative Documents (T1).

"JOLIET LEASE TRANSACTION (T2)" shall mean the transactions consummated pursuant to the Joliet Lease Participation Agreement (T2) and the Joliet Lease Operative Documents (T2).

"JOLIET LEASE TRANSACTIONS" shall mean, collectively, the Joliet Lease Transaction (T1) and the Joliet Lease Transaction (T2).

"JOLIET LEVERAGED LEASE LIABILITIES" shall mean the basic rent, supplemental rent, termination value or any other amount, liability or obligation that Midwest is obligated to pay under the Joliet Facility Leases or the operative documents for the Joliet Lease Transactions.

"LEASE DEBT" shall mean the debt evidenced by the Lessor Notes and (without duplication) the Certificates.

"LEASE EVENT OF DEFAULT" shall have the meaning set forth in the Facility
Lease.

"LEASE FINANCING DOCUMENTS" shall mean the Lease Indenture, the Lessor Notes, the EME Guarantees, the Pass Through Trust Agreements, the Certificates and the other agreements, documents and instruments delivered in connection with the Lease Indenture and the Lessor Notes.

"LEASE FINANCING PARTY" shall mean, individually or collectively, as the context shall require, all or any of the parties to the Operative Documents, including the Trust Company and excluding ComEd and the Holdings Collateral Agent.

"LEASE INDENTURE" shall mean the Indenture of Trust, Mortgage and Security Agreement (T1) dated as of August 17, 2000, between the Owner Lessor and the Lease Indenture Trustee.

"LEASE INDENTURE COMPANY" shall mean United States Trust Company of New York, in its individual capacity under the Operative Documents.

"LEASE INDENTURE DEFAULT" shall mean any event or occurrence which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default.

"LEASE INDENTURE EVENT OF DEFAULT" shall have the meaning specified in
SECTION 4.2 of the Lease Indenture.

"LEASE INDENTURE TRUSTEE" shall mean United States Trust Company of New York, not in its individual capacity, but solely as Lease Indenture Trustee under the Lease Indenture, and each other Person which may from time to time be acting as Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.

"LEASE INDENTURE TRUSTEE'S ACCOUNT" shall mean the account No. 049 65900 at the United States Trust Company of New York, for the account of Powerton Trust I, Attention: Christopher J. Grell, or such other account of the Lease Indenture Trustee, as the Lease Indenture Trustee may from time to time specify in a notice to the other parties to the Participation Agreement.

"LEASE PERMITTED LIENS" shall mean (i) any Lien created by any Operative Document; (ii) the Owner Lessor's Liens and the Owner Participant's Liens;
(iii) Liens for Taxes, water, sewage, license, permit or inspection fees either not yet due and payable or being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Facility; (iv) construction materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts either not overdue for a period of not more than 45 days or being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Facility or are bonded for the amount required under Requirements of Law to release any such Lien;
(v) Liens arising out of judgments or awards against the Facility Lessee which at the time are being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Facility but in any event not to exceed $1,000,000 in the aggregate at any one time unless the full amount in dispute is bonded in a manner reasonably acceptable to the Owner Lessor; (vi) applicable zoning and building regulations and ordinances from time to time in effect which do not affect the use or operation of the Facility (or the Undivided Interest therein) except to an insignificant extent; (vii) the interest of a sublessee in the Undivided Interest in the Facility under a permitted sublease; and (viii) Liens, easements, encumbrances, restrictions, defects or irregularity of title which in the aggregate are not substantial in amount, do not materially detract from the value of the Facility or the Facility Site (or the Undivided Interest therein) and do not materially impair the use of the Facility or the Facility Site (or the Undivided Interest therein) in the ordinary course of business.

"LEASES" shall mean, collectively, the Facility Lease and the Other Facility Lease.

"LESSEE FINANCING DOCUMENTS" shall mean the Holdings Credit Agreement, the CAPEX Credit Agreement and all other agreements and instruments evidencing Indebtedness of Holdings and Midwest.

"LESSOR NOTES" shall mean any Initial Lessor Notes, Additional Lessor Notes or New Lessor Notes issued pursuant to the Lease Indenture.

"LEVERAGED LEASE LIABILITIES" means the basic rent, the supplemental rent, termination value or any other amount, liability or obligation that the Midwest is obligated to pay under the Facility Lease or the other Operative Documents.

"LIEN" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

"LIST OF COMPETITORS" shall mean the initial list attached to the Participation Agreement as EXHIBIT MM, as amended from time to time pursuant to SECTION 10.1(b) of the Participation Agreement, which list shall not exceed six unaffiliated entities at any one time.

"MAKE-WHOLE PREMIUM" shall have the meaning set forth in Annex A to the Lease Indenture.

"MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, financial condition or operations of such Person and its Subsidiaries since the Closing Date, (ii) the ability of such Person to perform or comply with its obligations under any of the Operative Documents or (iii) the validity and enforceability of the Operative Documents, the liens granted thereunder or the rights and remedies thereto.

"MATERIAL LEASE DEFAULT" shall mean any event which, with notice, lapse of time or both notice and lapse of time, would become a Lease Event of Default described in clause (a), (b), (f) or (g) of the definition thereof set forth in SECTION 16 of the Facility Lease.

"MAXIMUM TRANSACTION COST" shall mean 1.3% of the Purchase Price.

"MEMBERSHIP INTEREST" shall mean the membership interest in the Owner
Participant.

"MEMBER TRANSFEREE" shall have the meaning specified in SECTION 18.18(a) of the Participation Agreement.

"MEMORANDUM OF THE FACILITY LEASE" shall mean the Memorandum of the Facility Lease (T1), dated as of August 17, 2000, between the Owner Lessor and the Facility Lessee and filed with the Registries of Deeds, Tazewell County, Illinois.

"MEMORANDUM OF THE FACILITY SITE LEASE" shall mean the Memorandum of the Facility Site Lease (T1), dated as of August 17, 2000, between the Ground Lessor and the Ground Lessee and filed with the Registries of Deeds, Tazewell County, Illinois.

"MEMORANDUM OF THE FACILITY SITE SUBLEASE" shall mean the Memorandum of the Facility Site Sublease (T1), dated as of August 17, 2000, between the Ground Sublessor and the Ground Sublessee and filed with the Registries of Deeds, Tazewell County, Illinois.

"MGE" shall mean Midwest Generation EME LLC, a Subsidiary of Edison Mission Energy and a limited liability company organized under the laws of the State of Delaware.

"MIDWEST" shall mean Midwest Generation LLC, a limited liability company organized under the laws of the State of Delaware.

"MIDWEST ADVISOR" shall mean Babcock & Brown Inc.

"MOODY'S" shall mean Moody's Investors Service, Inc., a division of Dun & Bradstreet Corporation, and its successors and assigns.

"MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA.

"NATIONAL PRIORITIES LIST" shall have the meaning set forth in 40 C.F.R.
Section 300.5.

"NET TANGIBLE ASSETS" shall mean, as of the date of any determination thereof, the total amount of all assets of EME and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), less the sum of
(i) the consolidated current liabilities of EME and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) and (ii) assets properly classified as "intangible assets" in accordance with GAAP.

"NEW LESSOR NOTES" shall have the meaning specified in SECTION 2.13 of the Lease Indenture.

"NON-RECOURSE DEBT" shall mean, with respect to any Person, Indebtedness which such Person is not directly or indirectly obligated to repay.

"NON-SEVERABLE IMPROVEMENTS" shall mean any Improvement to the Facility that is not a Severable Improvement.

"NOTEHOLDERS" shall mean each of the holders of the Lessor Notes, and each of such holder's successors and permitted assigns.

"OBSOLESCENCE TERMINATION DATE" shall have the meaning specified in SECTION
14.1 of the Facility Lease.

"OFFERING CIRCULAR" shall mean the Offering Circular, dated August 17, 2000, with respect to the Certificates.

"OFFICER'S CERTIFICATE" shall mean with respect to any Person, a certificate signed by any Authorized Officer of such Person.

"OPERATING EXPENSES" shall mean, in respect of any period, all cash amounts paid by the Holdings Loan Parties in the conduct of their business during such period, including premiums for insurance policies, fuel supply and transportation costs, utilities, costs of maintaining, renewing and amending Governmental Approvals, franchise, licensing, property, real estate and income taxes, sales and excise taxes, general and administrative expenses, employee salaries, wages and other employment-related costs, business management and administrative services fees, fees for letters of credit, surety bonds and performance bonds, necessary capital expenditures and all other fees and expenses necessary for the continued operation and maintenance of the Generating Assets (as defined in the Holdings Credit Agreement) and the conduct of the business of the Holdings Loan Parties. Operating Expenses shall exclude (to the extent included) Collins Lease Obligations, Synthetic Lease Liabilities (other than payments of Synthetic Lease Environmental Indemnity Obligations) and Combined Leveraged Lease Liabilities and shall include (to the extent excluded) Designated Lease Liabilities (other than Collins Lease Obligations).

"OPERATING LEASE" shall mean any lease other than a Capital Lease (and, solely by virtue of the intended classification under GAAP, shall include the Leases).

"OPERATING LEASE LIABILITIES" of any Person shall mean all monetary obligations of such Person under any Operating Lease.

"OPERATION AGREEMENT" shall mean the Operation Agreement, dated as of August 17, 2000, among Midwest, the Owner Lessor and the Other Owner Lessor.

"OPERATIVE DOCUMENTS" shall mean the Participation Agreement, the Facility Deed, the Facility Lease, the Memorandum of the Facility Lease, the Facility Site Lease, the Memorandum of the Facility Site Lease, the Facility Site Sublease, the Memorandum of the Facility Site Sublease, the Lease Indenture, the Lessor Notes, the Trust Agreement, the Pass Through Trust Agreements, the Certificates, the Certificate Purchase Agreement, EME Guarantee, the OP LLC Agreement, the Tax Indemnity Agreement, the Purchase Agreement, the Assignment and Assumption Agreement, the Owner Participant Guaranty, the ComEd Consent, the EME OP Guarantee, the Bill of Sale, the Registration Rights Agreement, the Operation

Agreement, the Reimbursement Agreement, the Subordination Agreement and, when executed and delivered, any agreement with respect to Support Arrangements contemplated by, and defined in, SECTION 5.2(e) of the Facility Lease.

"OP GUARANTOR" shall mean PSEG Resources Inc. or any other Person that shall guarantee the obligations of the Owner Participant or a Member Transferee under the Operative Documents pursuant to the Owner Participant Guaranty.

"OP LLC AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement of Powerton Generation I, LLC, dated as of August 17, 2000.

"OP MEMBER" shall mean any Person holding a membership interest in the Owner Participant pursuant to the OP LLC Agreement.

"OPTIONAL IMPROVEMENT" shall have the meaning specified in SECTION 8.2 of the Facility Lease.

"ORGANIC DOCUMENT" shall mean, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; and with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement, in each case, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

"OTHER FACILITY LEASE" shall mean the other Facility Lease Agreement, dated as of August 17, 2000, by and between Midwest and the Other Owner Lessor relating to the Other Powerton Lease Transaction, pursuant to which Midwest will lease the Other Undivided Interest from the Other Owner Lessor.

"OTHER FACILITY LESSEE" shall mean the Facility Lessee under the Other Facility Lease.

"OTHER FACILITY SITE LEASE" shall mean the other Facility Site Lease, dated as of August 17, 2000, by and between Midwest and the Other Owner Lessor, pursuant to which Midwest will lease the Other Ground Interest to the Other Owner Lessor.

"OTHER FACILITY SITE SUBLEASE" shall mean the other Facility Site Sublease, dated as of August 17, 2000, by and between the Other Owner Lessor and Midwest, pursuant to which the Other Owner Lessor will sublease the Other Ground Interest to Midwest.

"OTHER GROUND INTEREST" shall mean the undivided leasehold interest in the Facility Site not conveyed to the Owner Lessor under the Facility Site Lease.

"OTHER LEVERAGED LEASE LIABILITIES" shall mean the basic rent, supplemental rent, termination value or any other amount, liability or obligation that Midwest is obligated to pay under the Other Facility Lease or the operative documents for the Other Powerton Lease Transaction.

"OTHER MIDWEST LIABILITIES" shall have the meaning set forth in SECTION 18.19 of the Participation Agreement.

"OTHER OWNER LESSOR" shall mean Powerton Trust II, a Delaware business trust.

"OTHER OWNER PARTICIPANT" shall mean Powerton Generation II, LLC, a Delaware limited liability company.

"OTHER POWERTON LEASE TRANSACTION" shall mean the transaction involving the transfer of the Other Undivided Interest and the lease of the Other Ground Interest to the Other Owner Lessor, and the simultaneous lease of the Other Undivided Interest to Midwest and the simultaneous sublease of the Other Ground Interest to Midwest on substantially the same terms and conditions as under, and dated the same date as, the Overall Transaction.

"OTHER UNDIVIDED INTEREST" shall mean the undivided ownership interest in the Facility not conveyed to the Owner Lessor under the Facility Deed and the Land Deed.

"OVERALL TRANSACTION" shall mean the transactions contemplated by the Operative Documents.

"OVERDUE RATE" shall mean the Applicable Rate plus 2% per annum.

"OWNER LESSOR" shall mean Powerton Trust I, a Delaware business trust created for the benefit of the Owner Participant.

"OWNER LESSOR'S INTEREST" shall mean the Owner Lessor's right, title and interest in and to (i) the Undivided Interest and (ii) the Ground Interest under the Facility Site Lease.

"OWNER LESSOR'S LEASEHOLD TITLE POLICY" shall mean that certain Leasehold Owner's policy, No. 121914-1, issued by Chicago Title Insurance Company to the Owner Lessor dated August 24, 2000, to be redated the date of the recording of the Memorandum of the Facility Site Lease, insuring the Owner Lessor's (i) 63.6% undivided leasehold interest in the Facility Site as lessee under the Facility Site Lease, and (ii) 63.6% undivided fee interest in the Facility.

"OWNER LESSOR'S LIEN" shall mean any Lien on the Trust Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Trust Company or the Owner Trustee, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Trust Company or the Owner Trustee specified therein, (ii) Taxes imposed upon the Trust Company or the Owner Trustee, or any Affiliate thereof that are not indemnified against by EME or the Facility Lessee pursuant to any Operative Document or are not related to, or that are in violation of any Operative Document or the transactions contemplated thereby,
(iii) Claims against or affecting, the Trust Company or the Owner Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Trust Company or the Owner Trustee of any portion of the interest of the Trust Company or the Owner Trustee in the Owner Lessor's Interest, other than as contemplated or permitted by the Operative Documents.

"OWNER LESSOR'S PERCENTAGE" shall mean 63.6%.

"OWNER PARTICIPANT" shall mean Powerton Generation I, LLC, a Delaware limited liability company.

"OWNER PARTICIPANT GUARANTY" shall mean the guaranty provided by the OP Guarantor pursuant to SECTION 4.20 of the Participation Agreement.

"OWNER PARTICIPANT'S BENEFICIAL INTEREST" shall mean the Owner Participant's interest in the Owner Lessor.

"OWNER PARTICIPANT'S COMMITMENT" shall mean the Owner Participant's investment in the Owner Lessor contemplated by SECTION 2.1 of the Participation Agreement.

"OWNER PARTICIPANT'S EXPECTED RETURN" with respect to the Owner Participant's Commitment shall mean the Owner Participant's anticipated (i) net after-tax yield, calculated according to the multiple investment sinking fund method of analysis (as described in FAS 13) and (ii) aggregate GAAP income, general pattern of after-tax earnings and after-tax cash flow.

"OWNER PARTICIPANT'S LIEN" shall mean any Lien on the Trust Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein, (ii) Taxes against the Owner Participant that are not indemnified against by EME pursuant to the Operative Documents or (iii) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by the Owner Participant (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Owner Participant in the Beneficial Interest.

"OWNER TRUST" shall mean the Owner Lessor.

"OWNER TRUSTEE" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Trust Agreement.

"PARENT" shall mean any Person, any corporation, partnership, limited liability company or other entity which, directly or indirectly, owns more than 50% of the outstanding capital stock, partnership interests or other equity interests having ordinary voting power to elect a majority of the board of directors of any corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or controls the management of any partnership, limited liability company or other entity.

"PARTICIPATION AGREEMENT" shall mean the Participation Agreement (T1), dated as of August 17, 2000, among the Owner Lessor, the Owner Trustee, the Owner Participant, EME, Midwest, United States Trust Company of New York, as Lease Indenture Trustee and United States Trust Company of New York, as Pass Through Trustees.

"PASS THROUGH COMPANY" shall mean United States Trust Company of New York, in its individual capacity.

"PASS THROUGH TRUST AGREEMENTS" shall mean one or more, as the context may require, of (i) the Pass Through Trust Agreement A, dated as of August 17, 2000, and (ii) the Pass Through Trust Agreement B, dated as of August 17, 2000, in each case between Midwest and a Pass Through Trustee.

"PASS THROUGH TRUSTEES" shall mean United States Trust Company of New York, not in its individual capacity, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements, and each other Person which may from time to time be acting as a Pass Through Trustee in accordance with the provisions of a Pass Through Trust Agreement.

"PASS THROUGH TRUSTS" shall mean each of the pass through trusts created pursuant to the Pass Through Trust Agreements.

"PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"PENSION PLAN" shall mean a "pension plan," as such term is defined in
Section 3(2) of ERISA (other than a Multiemployer Plan), and to which any member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA or having an obligation to contribute under Section 4212 of ERISA.

"PERMITTED ENCUMBRANCES" shall mean all matters shown as exceptions on Schedule B to the Owner Lessor's Leasehold Title Policy as in effect on the Closing Date, together with (to the extent it affects the Facility Site) that certain unrecorded permit dated January 5, 1971 and unrecorded permit supplement dated September 18, 1973 made by and between Chicago & Illinois Midland Railway Company and ComEd, whereby Chicago & Illinois Midland Railway grants to ComEd permission to construct, maintain, repair and utilize a vehicular turnaround over a portion of the railway's main tract located in the Southwest quarter of Section 9, Township 24 North, Bange 5 West of the Third Principal Meridan, on the terms and conditions contained therein.

"PERMITTED INVESTMENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

"PERMITTED LIENS" shall mean the Liens permitted under SECTION 4.02 of the EME OP Guarantee.

"PERMITTED SECURED INDEBTEDNESS" shall mean Indebtedness permitted by each of
SECTION 8.2.1(b),(f),(g) or (j) of the Holdings Credit Agreement, SECTION 8.1(c), (g), (h) or (k) of each Applicable Participation Agreement (as defined in the Intercreditor Agreement), and the correlative provisions of any other Financing Document (as defined in the Intercreditor Agreement).

"PERSON" shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"PHASE I ENVIRONMENTAL SURVEY" shall mean a study, conducted in accordance with standards promulgated by the American Society for Testing and Materials or an equivalent environmental site assessment conducted pursuant to current good customary and commercial practice, that (i) evaluates the potential for Environmental Conditions to exist at the property that is the subject of the study as a result of historical or current operations or activities at said property and (ii) evaluates whether the subject property is in substantial compliance with applicable Environmental Laws.

"PHASE II ENVIRONMENTAL SURVEY" shall mean a study, conducted pursuant to current good customary and commercial practice, to evaluate potential Environmental Conditions identified as a result of a Phase I Environmental Survey through the collection and analysis of samples of environmental media (including, in the reasonable judgment of the consultant performing the study, samples of soils, subsurface soils, groundwater, surface water, sediments, air or other environmental media) at the site which is the subject of the study. Such study shall be designed to confirm the existence (or nonexistence) of Environmental Conditions at the subject property that may require further investigation, abatement, removal, monitoring, clean-up, remediation or other response actions in accordance with applicable Environmental Laws and, consistent with customary and commercial practice, determine the nature, scope and extent of such Environmental Conditions.

"PLAN" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, any "plan" (as defined in Section 4975(e)(1) of the

Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any "governmental plan" (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in Section 406 of ERISA or Section 4975 of the Code.

"PLEDGE AGREEMENTS" shall mean the EME Powerton (T1) Pledge Agreement, the EME Powerton (T2) Pledge Agreement, the EME Joliet (T1) Pledge Agreement and the EME Joliet (T2) Pledge Agreement.

"POWER PURCHASE AGREEMENT" shall mean the Power Purchase Agreement (Coal Fired Stations) dated as of December 15, 1999 between Midwest and ComEd, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

"POWERTON STATION SITE" shall mean the Facility Site and the Retained Facilities Site, as more fully described on Exhibit A attached to the Facility Site Lease.

"PRICING ASSUMPTIONS" shall mean the "Pricing Assumptions" attached as
Schedule 10.1(c) to the Participation Agreement.

"PROCEEDS" shall mean the proceeds from the sale of the Certificates by the Pass Through Trusts to the Certificateholders on the Closing Date.

"PRUDENT INDUSTRY PRACTICE" shall mean, at a particular time, (i) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the United States at such time, or (ii) with respect to any matter to which clause (i) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Industry Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

"PSEGR" shall mean PSEG Resources, Inc., a New Jersey corporation.

"PUHCA" -- see "Holding Company Act."

"PURCHASE AGREEMENT" shall mean the Purchase and Sale Agreement (T1), dated as of August 17, 2000 between Midwest and the Equity Investor.

"PURCHASE PRICE" shall mean the Owner Lessor's Percentage of $785,300,000.

"RATING AGENCIES" shall mean S&P and Moody's.

"REASONABLE BASIS" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association (or any successor to such opinion).

"REBUILDING CLOSING DATE" shall have the meaning specified in of SECTION 10.4(f) of the Facility Lease.

"REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of August 17, 2000 among EME, Midwest and Credit Suisse First Boston Corporation and Lehman Brothers Inc., as representatives of the Initial Purchasers.

"REGULATIONS T, U AND X" shall mean Regulations T, U and X of the Federal Reserve System of the United States (or any successors thereto).

"REGULATORY EVENT OF LOSS" shall mean an Event of Loss specified in clause (iv) of the definition of "Event of Loss."

"REGULATORY VIOLATION" shall mean (i) Midwest (A) becoming subject to regulation as a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" required to register under PUHCA or (B) becoming subject to public utility regulation under the laws of the State of Illinois or (ii) the failure of Midwest to (A) be an "exempt wholesale generator" under PUHCA,
(B) be interconnected with the high voltage network or to have access to transmission services and ancillary services to sell wholesale electric power or (C) have the authority to sell wholesale electric power at market-based rates and, in the case of clause (i) or (ii), such circumstance could reasonably be expected to result in a Material Adverse Effect on Midwest.

"REIMBURSEMENT AGREEMENT" shall mean the reimbursement agreement, dated as of August 17, 2000, between EME and Midwest.

"RELATED PARTY" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; PROVIDED, THAT the Trust Company shall not be treated as a Related Party to any other party, the Owner Trustee and the Owner Lessor shall not be treated as Related Parties to each other and neither Owner Lessor nor Owner Trustee shall be treated as a Related Party to any Owner Participant except that, for purposes of SECTION 14.1 of the Participation Agreement, the Owner Lessor will be treated as a Related Party to an Owner Participant to the extent that the Owner Lessor acts on the express written direction or with the express written consent of an Owner Participant.

"RELEASE" shall mean the actual or threatened release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying and placement, except as expressly authorized by a Governmental Approval.

"RENEWAL LEASE RENT" shall mean the scheduled Rent payable on each Rent Payment Date during any First Wintergreen Renewal Lease Term, Second Wintergreen Renewal Lease Term or FMV Renewal Lease Term, in each case as determined in accordance with SECTION 15.3 of the Facility Lease.

"RENEWAL LEASE TERM" shall mean the First Wintergreen Renewal Lease Term, the Second Wintergreen Renewal Lease Term or any FMV Renewal Lease Term.

"RENT" shall mean Basic Lease Rent, Renewal Lease Rent, if any, and Supplemental Lease Rent.

"RENT PAYMENT DATE" shall mean the January 2 and July 2 of each year during the Facility Lease Term.

"REPLACEMENT COMPONENT" shall have the meaning specified in SECTION 7.2 of the Facility Lease.

"REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

"REQUIRED IMPROVEMENT' shall have the meaning specified in SECTION 8.1 of the Facility Lease.

"REQUIREMENT OF LAW" shall mean, as to any person, the Organic Documents of such Person, and any law (including any Environmental Law), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"REQUISITION" shall have the meaning specified in clause (iii) of the definition of "Event of Loss."

"RETAINED FACILITIES SITE" shall mean all the land comprising the Powerton Station Site, excluding the Facility Site.

"RETURN ACCEPTANCE TESTS" shall mean the testing procedures (Part IV - Testing Procedures to Demonstrate Capability) set forth in Appendix D to the Power Purchase Agreement.

"REVENUES" shall mean in respect of any period, all cash amounts (other than any payment under any intercompany note) received by the Holdings Loan Parties during such period, including revenues from the sale of energy and capacity, proceeds of business interruption insurance and all interest and other income earned on amounts in the Cashflow Recapture Fund.

"REVENUE PROCEDURES" shall mean any revenue procedure issued by the Department of Treasury.

"REVENUE RULINGS" shall mean any revenue ruling issued by the Department of Treasury.

"S&P" shall mean Standard & Poor's Ratings Services (a division of McGraw-Hill Companies, Inc.) and its successors and assigns.

"SASM&F" shall mean Skadden, Arps, Slate, Meagher & Flom LLP.

"SCHEDULED CLOSING DATE" shall mean August 24, 2000 and any date set for Closing in a notice of postponement pursuant to SECTION 2.2(c) of the Participation Agreement.

"SECOND WINTERGREEN RENEWAL LEASE TERM" shall have the meaning specified in
SECTION 15.1(b) of the Facility Lease.

"SECURED OBLIGATIONS" shall mean all obligations of Holdings, the Facility Lessee, MGE or EMOC, under, with respect to or arising out of, without duplication, (i) the principal of, premium (if any) and interest on, the Loans (as defined in the Holdings Credit Agreement), (ii) the obligations of Holdings under each Lease Obligations Guarantee (as defined in the Holdings Credit Agreement) with respect to the Collins Lease Obligations, (iii) the obligations of Holdings under the Letter of Credit Guarantee (as defined in the Holdings Credit Agreement) and (iv) the principal of, premium (if any) and interest on, Permitted Secured Indebtedness subject of a Designation Letter (as defined in the Intercreditor Agreement).

"SECURITIES ACT" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"SEVERABLE IMPROVEMENT" shall mean any Improvement that is removable without, other than in an immaterial respect, causing irreparable damage to the Facility.

"SPECIAL LESSEE TRANSFER AMOUNT" shall mean for any date the Equity Portion of Termination Value on such date; PLUS (i) any unpaid Basic Lease Rent or Renewal Lease Rent, as the case may be, due on or before the date of such determination, PLUS (ii) if the determination date is a Rent Payment Date or an Additional Rent Payment Date, the Basic Lease Rent or Renewal Lease Rent due on such Rent Payment Date,

PLUS (iii) any other Rent payment under the Facility Lease or the Other Operative Documents due and unpaid on such date.

"SPECIFIED MIDWEST INDEBTEDNESS" shall mean Indebtedness of the Holdings Loan Parties held by or for the benefit of the Holdings Secured Parties, any other Indebtedness permitted under the Lessee Financing Documents and any preferred stock or other similar obligation of Holdings or Midwest held by unaffiliated third parties.

"SUBLEASE GROUND INTEREST" shall mean Ground Interest as such term is incorporated by reference into the Facility Site Sublease pursuant to SECTION 3 of the Facility Site Sublease.

"SUBORDINATION AGREEMENT" shall mean the Subordination Agreement, dated as of August 17, 2000, among the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Holdings Collateral Agent.

"SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding capital stock, partnership interests or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or to control the management of such partnership, limited liability company or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

"SUPPLEMENTAL FINANCING" shall have the meaning specified in SECTION 14.1 of the Participation Agreement.

"SUPPLEMENTAL LEASE RENT" shall mean any and all amounts, liabilities, indemnities and obligations (other than Basic Lease Rent) of Midwest which arise out of, or which Midwest assumes or agrees to pay under, the Operative Documents (whether or not identified as "Supplemental Lease Rent") to the Owner Lessor or any other Person, including, but not limited to, Termination Value, Make-Whole Premium, and Transaction Costs (other than costs, fees and expenses associated with or resulting from a Lease Indenture Event of Default which is not a Lease Event of Default).

"SUPPORT SERVICES" shall mean all services and rights necessary for the Facility Lessor (or any of its successors or permitted assigns) to own, operate, use and maintain (and to transmit the power generated from) the Facility during and after expiration or termination of the Facility Lease in addition to and together with those services or rights provided pursuant to the conveyance of the Ground Interest by the Ground Lessor to the Ground Lessee under the Facility Site Lease.

"SURVEY" shall mean the survey No. 232-00064 prepared by Maurer Stutz, Inc. for Edison Mission Energy, dated August 16, 2000, including revisions thereto.

"SYNTHETIC LEASE" means the Lease Agreement dated as of June 23, 2000 between Midwest and Synthetic Lease Trust.

"SYNTHETIC LEASE BASIC DOCUMENTS" means the Basic Documents as defined in the Synthetic Lease Participation Agreement.

"SYNTHETIC LEASE ENVIRONMENTAL INDEMNITY OBLIGATIONS" has the meaning set forth in the Synthetic Lease Participation Agreement.

"SYNTHETIC LEASE INTERCOMPANY NOTE" means the Intercompany Note dated June 23, 2000 issued by Edison Mission Energy to Midwest.

"SYNTHETIC LEASE LIABILITIES" means the basic rent, the supplemental rent or any other amount, liability or obligation that Midwest is obligated to pay under the Synthetic Lease or the other Synthetic Lease Basic Documents.

"SYNTHETIC LEASE PARTICIPATION AGREEMENT" means the Participation Agreement dated as of June 23, 2000 by and among Midwest, Edison Mission Energy, EME/CDL Trust, investors party thereto, noteholders party thereto, Wilmington Trust Company, and Citicorp North America, Inc.

"SYNTHETIC LEASE TRUST" means EME/CDL Trust, a Delaware statutory business trust.

"TANGIBLE NET WORTH" shall mean the net worth of EME and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) after subtracting therefrom the aggregate amount of any intangible assets of EME and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

"TAX" or "TAXES" shall mean all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipt, franchise, rental, turn over, excise, sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), license, levies, exports, duties, recording charges or fees, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

"TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement (T1), dated as of August 17, 2000 between EME and the Owner Participant.

"TAX LAW CHANGE" shall have the meaning specified in SECTION 15 of the Participation Agreement.

"TERMINATION DATE" shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on Schedule 2 of the Facility Lease, which dates shall be the same days on which Basic Lease Rent and Renewal Lease Rent, if any, are payable under the Facility Lease.

"TERMINATION VALUE" shall mean for any Termination Date shall mean the Termination Values set forth in Column D on Schedule 2 of the Facility Lease for such Termination Date.

"TITLE POLICIES" shall mean the following title policies, issued by Chicago Title Insurance Company: (a) that certain Leasehold Owner's policy, No. 121914-1, issued to the Owner Lessor dated August 24, 2000, to be redated the date of the recording of the Memorandum of the Facility Site Lease, insuring the Owner Lessor's (i) 63.6% undivided leasehold interest in the Facility Site as lessee under the Facility Site Lease, and (ii) 63.6% undivided fee interest in the Facility and (b) that certain Leasehold Loan policy No. 121914-1, issued to United States Trust Company of New York, as Lease Indenture Trustee, dated August 24, 2000, to be redated the date of the recording of the Memorandum of the Facility Site Lease, insuring the Lease Indenture Trustee's security interest in the Owner Lessor's
(i) leasehold interests in the Facility Site Lease and (ii) fee interest in the Facility.

"TRANSACTION COSTS" shall mean the following costs and expenses incurred in connection with the negotiation, due diligence and consummation of the Overall
Transaction:

         (a) the cost of the Closing Date Appraisal, the cost of title insurance, if obtained, filing and recording fees, the fees and expenses of the Engineering Consultant, the environmental consultant, R.W. Beck, special engineering consultant, the Insurance Consultant, and any other consultants retained by the Owner Participant (excluding any fees or compensation to its advisors) and approved by EME, which approval may not be unreasonably withheld;

         (b) the reasonable legal fees, expenses and disbursements of the Equity Investor, the Owner Participant, the Owner Lessor and the Owner Trustee and out-of-pocket expenses of the Equity Investor's Advisor;

         (c) the reasonable legal fees, expenses and disbursements of the other Lease Financing Parties associated with the Lessor Notes and the Certificates;

         (d) the Midwest Advisor's fee and its reasonable out-of-pocket costs and expenses;

         (e) at EME's option, all or a portion of EME's and Midwest's legal fees and reasonable out-of-pocket cost and expenses related thereto;

         (f) other reasonable, documented out-of-pocket expenses of the Lease Financing Parties;

         (g) ongoing fees and expenses of any independent director of the Owner Participant required to give any non-consolidation opinion, but only in the event that such opinion is requested with respect to both (i) the Owner Participant owned, directly or indirectly, by PSEGR and (ii) the Owner Participant owned, directly or indirectly, by Associates; and

         (h) the fees and expenses of the Rating Agencies.

"TRANSFEREE" shall have the meaning specified in SECTION 10.1(a) of the Participation Agreement.

"TREASURY REGULATIONS" shall mean regulations, including temporary regulations, promulgated under the Code.

"TRUST AGREEMENT" shall mean the Amended and Restated Trust Agreement (T1), dated as of August 17, 2000, between the Owner Participant and the Trust Company relating to Powerton Trust I.

"TRUST COMPANY" shall mean the Wilmington Trust Company.

"TRUST ESTATE" shall have the meaning specified in SECTION 2.03 of the Trust Agreement.

"UNDIVIDED INTEREST" shall have the meaning specified in the Recitals to the Facility Lease.

"UNDIVIDED INTEREST PERCENTAGE" shall mean 63.6%.

"UNIFORM COMMERCIAL CODE" or "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

"UNITED STATES" or "U.S." shall mean the United States of America.

"UNRELATED MEMBERS" shall mean any members of the Owner Participant or the Other Owner Participant which are not Affiliates of the other members of either the Owner Participant or the Other Owner Participant; PROVIDED, HOWEVER, that for purposes of this definition, if any two or more members are Affiliates, such members, together, shall be considered as one Unrelated Member.

"VERIFIER" shall mean Warren & Selbert, Inc. or a nationally recognized firm of accountants or lease advisors chosen by the Owner Participant and reasonably acceptable to the Facility Lessee.

"WELFARE PLAN" shall mean a "welfare plan," as such term is defined in Section 3(1) of ERISA.

"WILMINGTON TRUST COMPANY" shall mean Wilmington Trust Company, a Delaware banking corporation.